As filed with the Securities and Exchange Commission on October __, 2006
                                        Registration Statement No. 333-_________




                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                 REMOTEMDX, INC.
                 (Name of small business issuer in its charter)

                                 ---------------

          Utah                       3600                       87-0543981
 (State of incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)     Identification No.)

                     150 WEST CIVIC CENTER DRIVE, SUITE 400
                                SANDY, UTAH 84070
                                 (801) 563-7171
    (Address and telephone number of registrant's principal executive offices and principal place of business)

                                ----------------

                                  DAVID DERRICK
                     150 WEST CIVIC CENTER DRIVE, SUITE 400
                                SANDY, UTAH 84070
                                 (801) 563-7171
            (Name, Address and telephone number of agent for service)

                                ----------------






APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed     Proposed
                         Amount           Maximum      Maximum
Title of Class of       To be             Aggregate    Aggregate     Amount of
Securities to be       Registered         Price        Offering     Registration
Registered               (1)              Per Share      Price         Fee
--------------------------------------------------------------------------------

Common Stock,      27,760,429 shares (2)  $1.95 (3)  $54,132,837 (3)  $5,793 (3)
$0.0001 par value  =====================             ===============  ==========
per share
--------------------------------------------------------------------------------

(1)      All shares offered for resale by the Selling Shareholders.

(2) Consisting of up to 27,760,429 shares of common stock issued by RemoteMDx, Inc., issued to the Selling Shareholders in connection with conversions of certain convertible instruments which they purchased from RemoteMDx, Inc.

(3) The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the bid and asked prices of the common stock of RemoteMDx, Inc. as reported on the OTC Bulletin Board on October 2, 2006.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 REMOTEMDX, INC.
                               a Utah corporation

                        27,760,429 Shares of Common Stock
                           $0.0001 par value per share

This prospectus relates to the resale of up to 27,760,429 shares (the "Shares") of common stock of RemoteMDX, Inc., a Utah corporation. One hundred ninety-two of our shareholders (the "Selling Shareholders") are offering all of the Shares covered by this prospectus. The Selling Shareholders have received certain of the Shares from us, and may receive additional Shares in connection with conversions of certain convertible instruments sold to the Selling Shareholders, as discussed in more detail herein. The Selling Shareholders may elect to convert, at their option, all or part of the principal amount of the convertible instruments, together with accrued interest, into shares of our common stock at a conversion price discussed in more detail herein. The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds. The Selling Shareholders may be deemed to be underwriters of the Shares.


                            -------------------------

Investment in the Shares involves a high degree of risk. You should consider carefully the risk factors beginning on page 13 of this prospectus before purchasing any of the Shares offered by this prospectus.

                           -------------------------

Our common stock is quoted on the OTC Bulletin Board and trades under the symbol "RMDX". The last reported sale price of our common stock on the OTC Bulletin Board on October 2, 2006, was approximately $1.95 per share. Nevertheless, the Selling Shareholders do not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer their Shares through any type of public or private transactions.


                            -------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                                October ___, 2006

REMOTEMDX HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING SHAREHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

REMOTEMDX HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, REMOTEMDX, OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT. IN THIS PROSPECTUS, REFERENCES TO "REMOTEMDX," "THE COMPANY," "WE," "US," AND "OUR," REFER TO REMOTEMDX, INC. AND ITS SUBSIDIARIES.

                                TABLE OF CONTENTS

Summary information about RemoteMDx, Inc., and this offering...................5
Risk factors..................................................................13
Use of proceeds...............................................................22
Determination of offering price...............................................22
Description of business.......................................................22
Management's discussion and analysis or plan of operation.....................34
Forward-looking statements....................................................43
Series C convertible preferred stock..........................................43
Selling shareholders..........................................................43
Plan of distribution..........................................................51
Regulation M..................................................................53
Legal proceedings.............................................................53
Directors, executive officers, promoters and control persons..................53
Commission's position on indemnification for Securities Act
  liabilities.................................................................56
Security ownership of certain beneficial owners and management................56
Description of common stock...................................................58
Certain relationships and related transactions................................63
Market for common equity and related stockholder matters......................63
Executive compensation........................................................67
Changes in and disagreements with accountants on accounting
  and financial disclosure....................................................70
Index to financial statements ................................................71
Experts.......................................................................71
Legal matters.................................................................71

Summary information about RemoteMDx, Inc., and this offering

RemoteMDx, Inc.

RemoteMDx, Inc. ("we" or "RemoteMDx" or the "Company") has specialized in creating a family of products and services, offered under the "PAL Services" brand, related to the monitoring of individuals no matter where they may be. By utilizing our locational technologies, our PAL Services response and monitoring center can locate persons using our products and gather information about them.

SecureAlert Products and Solutions

MobilePAL - The leading product our primary subsidiary, SecureAlert Inc., offers is the MobilePAL(TM) wireless senior citizen system currently supporting more than 3,500 subscribers per month. Using state-of-the-art Global Positioning System (GPS) location technology, MobilePAL enables senior citizens living alone and others with serious health issues to summon help wherever they are at the touch of a button 24 hours a day, seven days a week. When activated, the Mobile PAL device connects its user with their own SecureAlert Personal Assistant via advanced cellular technology. The assistant not only can refer to the user by name and can identify their location, but can dispatch emergency response personnel and provide valuable information such as medical histories, if necessary.

Roughly the same size and shape as a standard cellular flip phone, the MobilePAL will soon be available with a companion wristwatch or pendant MobilePAL device in order to minimize the risk of separation or loss during an emergency. Among the MobilePAL's available one-button features are the following:

         o    Emergency 911 assistance,
         o    Emergency roadside service,
         o    Notification of loved ones and physicians during an emergency,
         o    Voice connection to family and friends,
         o    Full concierge service,
         o    Driving directions,
         o    Daily check-up calls to subscribers, and
         o    Storage of medical records.

TrackerPAL - The TrackerPAL(TM) is designed for federal, state and local agencies to provide location tracking of select individuals in the criminal justice system. The TrackerPAL fastens to the offender's ankle and can only be adjusted or removed by a supervising officer through services provided by SecureAlert's PAL Monitoring Center. The Center acts as an important link between the offender and the supervising officer as PAL Operators constantly track and monitor the offender and initiate contact when the offender is in violation of any established restrictions. Solidly constructed from Kevlar and rugged plastic and fiber optics, the TrackerPAL notifies the PAL Operator if any attempt is made to remove or otherwise tamper with the device. Among its other features are the following:

         o    Active tracking,
         o    24/7 monitoring,
         o    Exclusion/inclusion zones and proximity alerts,
         o    Two-way voice communication,
         o    Remote access by supervising officer,
         o    Rechargeable/replaceable batteries, and
         o    Durable and waterproof design.

There are approximately 10 million seniors who live alone, many of whom are in fear of being alone when a medical or physical emergency confronts them. Conversely, loved ones are constantly worried about the whereabouts and needs of their elderly parents. According to an article published in 1997 in the New England Journal of Medicine, when a senior falls or is incapacitated, the average time before he is found is 15 hours, and such falls typically result in medical bills and costs of $10,000 or more. Those who are monitored for both a chronic illness and emergencies can reduce hospital charges substantially by addressing the problem quickly and decisively. For as little as several dollars per day, RemoteMDx can provide peace of mind to both the senior and care providers. We believe that we are the only company that offers a product and service that addresses this need no matter where the elderly are located.

Our services only begin with the elderly. Currently, according to a Bureau of Justice Statistics survey, it is estimated that 3.2% of the U.S. population, or approximately 6,900,000 people, are either incarcerated or on parole. The average cost of incarcerating an inmate is $65 per day. Since state and federal budgets are under great strain, alternatives to incarceration are seriously being considered by the judicial system. For less that 10% of the cost of incarceration, our TrackerPAL monitoring center and patented devices can monitor continuously and in real time the location of parolees. No longer do parole officers have to guess where their parolees are located. In addition, electronic monitoring has been shown to be an effective tool in rehabilitating criminals, reducing the re-arrest rate. We believe that our PAL Services is the only provider that allows constant and instant access to a parolee's location and can directly put the supervisor in voice contact with the parolee.

Our PAL Services monitoring center has been founded upon cutting edge technologies in the telematics and telephony arenas. When an alarm or call comes into the Monitoring Center, the PAL operator can immediately identify who it is and at the touch of a button can access the following information concerning the elderly customer: immediate location, medical records, personal doctors, care providers, insurance provider, and location of nearest emergency personnel and hospitals. The operators can also access remotely the patient's vital signs and history, such as glucose and pulse readings, allowing the PAL operator to help in addressing the problem. The PAL operator can also contact the user in case of an alarm condition or if others are in need of contacting them. All operators undergo extensive training and are well versed in 911 emergencies. If the alarm or request is from the parole system, the operator can immediately pull up the history of the parolee, all locations where the parolee has been and where he is currently, identify inclusion and exclusion zones, and contact either the parole officer or parolee depending upon the alarm condition.

Our family of products and services were developed originally by Battelle (one of the largest research and development companies in the world), and later augmented by Wireless Endeavors (a Motorola affiliate). A strategic equity relationship has been forged between RemoteMDx and Matsushita Electric Works (a subsidiary of Panasonic) who does all of our contract manufacturing. Distribution relationships have been created with ADT, Radio Shack, Universal American Financial Corporation (parent of Penn Life), the Canadian Veteran's Administration, Medicaid (approved in 6 states), Carolina Community Services, and the Georgia Parole System.

Our patents, technologies, and services are brought together at our monitoring center known as the "PAL Services Network."

Our address is 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070, and our telephone number is 801-563-7171.

This offering

Series C Convertible Preferred Stock

Between March 2006, and June 2006, we sold a total of 5,357,143 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock") in a private offering (the "Preferred Stock Offering"). We sold 617,352 shares of Preferred Stock in connection with the conversion of $1,037,151 of previously existing debt instruments, and 4,739,791 shares for cash proceeds of $7,962,849. The purchase price for the Preferred Stock was $1.68 per share. At the closing of the Preferred Stock Offering, we had 5,357,143 shares of Series C Preferred Stock outstanding.

A total of 142 entities or individuals purchased shares of Preferred Stock in the Preferred Stock Offering. Three investors converted debt instruments into shares of Preferred Stock, and 139 investors purchased shares for cash. Collectively, these investors are referred to in this Registration Statement as the Preferred Stockholders.

The minimum subscription in the Preferred Stock Offering was $50,000. The Preferred Stockholders represented that they were all accredited investors, pursuant to Regulation D, and the offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Regulation D promulgated thereunder.

We used approximately $1,000,000 of the cash proceeds from the Preferred Stock Offering to repay certain debt instruments. The remaining cash proceeds were used for working capital and general corporate purposes, in our discretion.

The Preferred Stock is convertible into shares of our common stock. Initially, each share of Preferred Stock is convertible into three shares of common stock, subject to adjustment. As such, the 5,357,143 shares of Preferred Stock were convertible, as of September 27, 2006, into 16,071,429 shares of our common stock.

In connection with the Preferred Stock Offering, we granted to the Preferred Stockholders registration rights, pursuant to which we agreed to register the resale by the Preferred Stockholders of shares of our common stock issued to the Preferred Stockholders in connection with conversions of the Preferred Stock. We filed this registration statement to register the resale of up to 16,071,429 shares of our common stock by the Preferred Stockholders.

August 2006 Common Stock Private Placement

On August 4, 2006, we closed a private placement (the "August Private Offering") of shares of our common stock. We sold 5,300,000 shares of our common stock (the "August Shares"), at a purchase price of $1.30 per share, for aggregate proceeds to us of $6,890,000. We intend to use the proceeds from the sale of the Shares for general corporate purposes.

The investors in the private offering were EGI Fund (05-07) Investors, LLC; Robert A. Naify Living Trust Dtd. February 8, 1991; Gimmel Partners, LP; Ninth Street Partners, Ltd.; Bernard Osher Trust U/A DTD 3-8-88, Bernard Osher Trustee; Will K. Weinstein Revocable Trust UTA dtd 2/27/90; HHS Partnership; Andy Blank Revocable Living Trust U/A dtd 12/27/1999; 2005 Blickman Family Trust; and Taube Investment Partners, LP. Taube Investment Partners, LP ("TIP") designated five individuals or entities to receive the shares purchased by TIP. Those designees, who are among the Selling Shareholders under this registration statement, are Taube Family Trust; TFT Partners, LLC; Diane M. Taube; Taube 2002 Irrevocable Trust; and Belmont Partners, LLC.

In connection with the sale of the August Shares, we granted registration rights to the purchasers, in connection with which we agreed to file a registration statement to register the resale of the August Shares by the purchasers within 60 days of the closing. We also agreed to use our best efforts to have the registration statement declared effective within 120 days of the filing. In the event that the registration statement is not filed within 60 days of the closing, or effective within 120 days of the filing, we are required to pay a 5% penalty to the investors.

Option Holder

One of our Selling Shareholders received or may receive up to 300,000 shares of common stock upon the exercise of options issued on May 18, 2006.

October 2005 Private Placement Transaction

In October 2005, we conducted a private offering (the "October 2005 Offering") of shares of our common stock. We sold an aggregate of 1,000,000 shares of common stock at a per share price of $0.70 per share, for gross proceeds of $700,000. In connection with the October 2005 Offering, we issued 50,000 shares of our common stock in payment of a commission to the placement agent, and paid the placement agent a consulting fee of 300,000 additional shares of our common stock for future consulting services.

In connection with the October 2005 Offering, we granted piggy-back registration rights to the participants in that offering. Nineteen of the Selling Shareholders in this registration statement received their shares in the October 2005 Offering, and their resales are being registered pursuant to the registration rights granted.

Letter of Credit Transaction

In July 2006, we arranged with three entities (the David S. Pottruck Revocable Trust; the Klapper Family Trust; and Clydesdale Partners, LLC), and three individuals (Stuart J. Kahn, John C. Walsey, and William B. Stevenson), to provide letters of credit to serve as collateral to secure the repayment of a line of credit from Citizens Bank to RemoteMDx (the "Citizens LOC"), providing for loans from Citizens Bank to us of up to $10 million. Each entity established a letter of credit in the amount of $1,000,000, and the three individuals collectively arranged for a letter of credit in the amount of $1,000,000.

As consideration for arranging for the letters of credit, we agreed to issue 100,000 shares of common stock to each of the entities and to the three individuals collectively. Additionally, we agreed to pay to each letter of credit provider an amount equal to eleven percent (11%) per annum of the total amount of the letter of credit until the letter of credit is terminated, with such payments being made on a monthly basis in arrears on the first day of each month. Further, we agreed to pay to each letter of credit provider the amount of $10,000, upon the funding of the initial $1 million of the Citizens LOC, against the fees and costs incurred by the letter of credit provider to establish the letter of credit.

Accordingly, six of our investors, the three entities and the three individuals named above, received the shares being resold under this registration statement in connection with the letters of credit discussed above.

Other Consulting Agreements and Loans

In a series of transactions between March 2005 and January 2006, we paid off loans, accounts payable, and consulting contracts by issuing 4,379,000 shares of common stock, with the commitment to register the resale of such shares. This registration statement includes the shares to be resold by sixteen individuals or entities who received their shares in these transactions.

The Selling Shareholders and the transactions in which they received shares are identified below and in the "Selling Shareholders" Section of this registration statement.

       ------------------------------------- -----------------------------------
                           Name                         Transaction
       ------------------------------------- -----------------------------------
       EGI Fund (05-07) Investors, LLC            August Private Offering
       ------------------------------------- -----------------------------------
       Robert A. Naify Living  Trust Dtd.         August Private Offering
       February  8, 1991
       ------------------------------------- -----------------------------------
       Gimmel Partners, LP                        August Private Offering
       ------------------------------------- -----------------------------------
       Ninth Street Partners, Ltd.                August Private Offering
       ------------------------------------- -----------------------------------
       Bernard Osher Trust U/A DTD 3-8-88,        August Private Offering
       Bernard Osher Trustee
       ------------------------------------- -----------------------------------
       Will K. Weinstein Revocable Trust          August Private Offering
       UTA dtd  2/27/90
       ------------------------------------- -----------------------------------
       HHS Partnership                            August Private Offering
       ------------------------------------- -----------------------------------
       Andy Blank Revocable Living Trust          August Private Offering
       U/A dtd 12/27/1999
       ------------------------------------- -----------------------------------
       Diane M. Taube                             August Private Offering
       ------------------------------------- -----------------------------------
       Taube Family Trust                         August Private Offering
       ------------------------------------- -----------------------------------

       ------------------------------------- -----------------------------------
       TFT Partners, LLC                          August Private Offering
       ------------------------------------- -----------------------------------
       Taube 2002 Irrevocable Trust               August Private Offering
       ------------------------------------- -----------------------------------
       Belmont Partners, LLC                      August Private Offering
       ------------------------------------- -----------------------------------
       2005 Blickman Family Trust                 August Private Offering
       ------------------------------------- -----------------------------------
       David Salamon                                Exercise of Options
       ------------------------------------- -----------------------------------
       2005 Blickman Family Trust            Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Aaron Fricke IRA                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Adrienne Baker                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Alan Sycoff                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       American Pension Services, Inc./FUB   Series C Preferred Stock Offering
       Custodian for (Mark Hesterman)
       Three G. Financial LLC Roth 401(k)
       ------------------------------------- -----------------------------------
       Anasazi Partners II LLC               Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Anasazi Partners III LLC              Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Anasazi Partners III LLC - Offshore   Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Azasazi Partners III LLC - Domestic   Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Banyan Investment Company             Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Benjamin Rodriguez                    Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Blackhawk Properties                  Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Brandon Wood                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Brent Ryhlick                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Brian Hobbs IRA                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Brian Peterson                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Brian Peterson Roth IRA               Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Butternut Partners                    Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       C. Eugene Gronning Roth IRA           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Carl Edward Wilson                    Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Charles MacQuiddy                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Chris Baker                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Cimarolo Partners                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Clark Johnston                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Clydesdale Partners LLC PFK           Series C Preferred Stock Offering
       Management Group, LLC, Manager
       ------------------------------------- -----------------------------------
       Craig Langhamer                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Dallin Bagley                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Damon Mungo                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Daniel Dzegar                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       David Krieger                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       David Pottruck Revocable Trust        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Debra Langhamer                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Dennis Kirk                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Devin Mungo                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Douglas Evans                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Evans Bower                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Gerd Konig                            Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Gina Wood IRA                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Gordan Milar                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Gregory & Andrea Hughsam              Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Harvey and Gloria Zaretzky            Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Helen Reichberg                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Hume & Associates                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Irene Langhamer-Revocable Trust       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------

       ------------------------------------- -----------------------------------
       Irene McGrath                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Ivars Bars                            Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       J. Lee Barton                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       James Wood                            Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jeff Peterson                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jeff Peterson IRA                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jeffrey Davidson                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jeffrey L. Roberson Revocable Trust   Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jeffrey Halbert                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jerry Gilmore                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       John Horstkoetter IRA                 Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       John Prather                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       John Sheridan IRA                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       John Walsey                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jon Vincitore                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jonathan C. Peterson                  Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jonathan Peterson                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Jonathan Peterson Roth IRA            Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Joyce Sycoff                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Joyce Sycoff IRA                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Julian Kemble                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Karen Spence                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Keith Grubb IRA                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Keith Langhamer                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Kelly Nelson                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Kenneth Velleman                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Kent Dinsdale IRA                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Key Stone Partners                    Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Kimberly L. Blake-Datson              Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Kirk Benson                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Larry and Harriet Winsten             Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Larry Hobbs                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Lee Zaretzky                          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Liberty Capital                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Marc Langhamer                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Mark Muchow                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Mark Peterson                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Matthew Milar                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Maurice Alfermann Trust               Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Maxim Management Corp.                Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Michael Chase                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Michael Jenkins                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Michael Maldonado IRA                 Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Michelle Mamby                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Michelle Richards/John Sheridan       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Michelle Squitieri & Andria Chan      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       NOB Hill Capital Partners             Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Noel Tomlinson                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Orinda Global Investments             Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Patricia Marriott IRA                 Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------

       ------------------------------------- -----------------------------------
       Rachel & Brian Hobbs, JTWROS          Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Rachel Hobbs IRA                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Randy Langhamer                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Redrock Trust                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Revan Schwartz                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Richard & Pearl Pink                  Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Richard Hahner                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Richard Pecora                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Richard Reynolds                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Robert Naify Living Trust             Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Rodriguez Amar                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Ronald Zaretzky                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Royal Ranney Rev Trust                Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       SAAL Revocable Living Trust           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Saal-Bovee Management                 Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Salomon Mikel                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Scott Langhamer                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Sharon Madden                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Stacey Lee/Beatrice Lee               Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Stephanie Adam                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Steven Berecz IRA                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Steven Cook                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Stuart Kahn                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Susan Alder                           Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Tassainer Properties                  Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Thomas Nancoo                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Todd & Terry Miller                   Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Todd Groskreutz IRA                   Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       V. Mark Peterson Roth IRA             Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       VATAS Holding                         Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Vernelle Braun                        Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Victor Squitieri                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Whisper Investment Co.                Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       William Harnish                       Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       William McCartney                     Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       William Ryan Tevis IRA                Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Willian Ryan Tevis                    Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Winston Williams                      Series C Preferred Stock Offering
       ------------------------------------- -----------------------------------
       Bada Financial                                Third Party Resale
       ------------------------------------- -----------------------------------
       Charles Alberta                               Third Party Resale
       ------------------------------------- -----------------------------------
       Cobble Creek Consulting                       Third Party Resale
       ------------------------------------- -----------------------------------
       Congregation of Judah & Israel                Third Party Resale
       ------------------------------------- -----------------------------------
       Ed Tennenhaus                                 Third Party Resale
       ------------------------------------- -----------------------------------
       Gary Gelbfish                                 Third Party Resale
       ------------------------------------- -----------------------------------
       Harborview Master Fund L.P.                   Third Party Resale
       ------------------------------------- -----------------------------------
       Hyman Sitko                                   Third Party Resale
       ------------------------------------- -----------------------------------
       Jason Jack                                    Third Party Resale
       ------------------------------------- -----------------------------------
       Jim Carter                                    Third Party Resale
       ------------------------------------- -----------------------------------
       John Thompson                                 Third Party Resale
       ------------------------------------- -----------------------------------
       Michael Sargenti                              Third Party Resale
       ------------------------------------- -----------------------------------

       ------------------------------------- -----------------------------------
       Robert Sargenti, Jr.                          Third Party Resale
       ------------------------------------- -----------------------------------
       Robert Sargenti, Sr.                          Third Party Resale
       ------------------------------------- -----------------------------------
       Salem Al Dhaheri                              Third Party Resale
       ------------------------------------- -----------------------------------
       Sol Tennenhaus                                Third Party Resale
       ------------------------------------- -----------------------------------
       Stephen Sargenti                              Third Party Resale
       ------------------------------------- -----------------------------------
       Tyler Jack                                    Third Party Resale
       ------------------------------------- -----------------------------------
       Premier Asset Management                     Consulting Agreement
       ------------------------------------- -----------------------------------
       Todd Vowell                                  Consulting Agreement
       ------------------------------------- -----------------------------------
       Bill Stevenson                           Letter of Credit Transaction
       ------------------------------------- -----------------------------------
       Clydesdale Partners                      Letter of Credit Transaction
       ------------------------------------- -----------------------------------
       David Pottruck Trust                     Letter of Credit Transaction
       ------------------------------------- -----------------------------------
       John Walsey                              Letter of Credit Transaction
       ------------------------------------- -----------------------------------
       Klapper Family Trust                     Letter of Credit Transaction
       ------------------------------------- -----------------------------------
       Stuart Kahn                              Letter of Credit Transaction
       ------------------------------------- -----------------------------------
       V. Mark Peterson                        October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Jeffrey Peterson                        October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Whisper Investment Company              October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Delaware Charter Trust FBO
       Jeffrey Peterson                        October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Jonathan Peterson                       October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Banyan Investment Co., LLC              October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Redrock Trust                           October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Blackhawk Properties LLC                October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Liberty Capital, LLC                    October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Mark N. Schneider                       October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Jonathan Peterson                       October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Mark Peterson Roth IRA                  October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Butternut Partners, LLC                 October 2005 Private Offering
       ------------------------------------- -----------------------------------
       W. Reed Jensen                          October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Brian Reed Jensen                       October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Bridgewater Ventures, LLC               October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Tidewater Trust                         October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Matthew Te Milar                        October 2005 Private Offering
       ------------------------------------- -----------------------------------
       Alpine Securities                       October 2005 Private Offering
       ------------------------------------- -----------------------------------

Risk Factors

Caution Regarding Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We may from time to time make written or oral statements that are forward-looking, including statements contained in this registration statement and other filings with the Securities and Exchange Commission and in reports to our shareholders. Such statements may, for example, express expectations or projections about future actions that we may take, including restructuring or strategic initiatives or about developments beyond our control. The terms "anticipate," "believe," "estimate," "expect," "objective," "plan," "might," "should," "may," "project," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by the forward-looking statements. These statements are made on the basis of management's views and assumptions as of the time the statements are made and we expressly disclaim any intention or obligation to update these statements. There can be no assurance that our expectations will necessarily come to pass. The factors that could materially affect future developments and performance include those set forth below.

Risks related to our operations
-------------------------------

The financial statements contained in our annual report on Form 10-KSB for the years ended September 30, 2005 and 2004 have been prepared on the basis that we will continue as a going concern, notwithstanding the fact that our financial performance and condition during the past few years raise substantial doubt as to our ability to do so. There is no assurance that we will ever be profitable.

In the fiscal year ended September 30, 2005, we incurred a net loss of $10,983,689, and negative cash flow from operating activities of $3,839,236. As of September 30, 2005, we had an accumulated deficit of $80,463,694. Further, in the nine months ended June 30, 2006, we incurred a net loss of $21,742,402, and negative cash flow from operating activities of $7,549,124. As of June 30, 2006, we had an accumulated deficit of $104,671,032.

These factors, as well as the risk factors set out below, raise substantial doubt about our ability to continue as a going concern. The financial statements and the report of our independent registered public accounting firm included in this registration statement do not include any adjustments that might result from the outcome of this uncertainty. Our plans with respect to this uncertainty include the conversion of a significant portion of our outstanding debt and other obligations into common stock, as well as raising capital from the sale of our securities. There can be no assurance that the debt holders will be willing to convert their debt obligations to equity securities or that we will be successful in raising additional capital from the sale of equity or debt securities. If we are unable to obtain additional financing, we might be unable to continue the development of our products and may have to cease operations.

As a result of our increased focus on a new business market, our business is subject to many of the risks of a new or start-up venture.

The relatively recent change in our business goals and strategy subjects us to the risks and uncertainties usually associated with start-ups. Our business plan involves risks, uncertainties and difficulties frequently encountered by companies in their early stages of development. If we are to be successful in this new business direction, we must accomplish the following, among other things:

         o Develop and introduce functional and attractive products and services;
         o    Increase awareness of our brand and develop consumer loyalty;
         o    Respond to competitive and technological developments;
         o    Build an operational structure to support our business; and
         o    Attract, retain and motivate qualified personnel.

If we fail to achieve these goals, that failure would have a material adverse effect on our business, prospects, financial condition and operating results. Because the market for our new products and services is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. There is no assurance that a market for these products or services will ever develop or that demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Our management group owns or controls a significant number of our outstanding shares.

Certain of our directors, executives and principal shareholders or persons associated with them beneficially own approximately 23% of our outstanding common stock. In addition, these individuals are the beneficial owners of preferred stock convertible into a significant number of additional shares of common stock. As a result, these persons have the ability, acting as a group, to effectively control our affairs and business, including the election of our directors and, subject to certain limitations, approval or disapproval of fundamental corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control or making other transactions more difficult or impossible without their support. See Item 9 "Directors, Executive Officers, Promoters and Control Persons; Compliance with
Section 16(a) of the Exchange Act," and Item 11 "Security Ownership of Certain Beneficial Owners and Management."

There is no certainty that the market will accept our new products and services.

Our targeted markets may never accept our new products or services. Insurance companies, physicians, nurses, patients, and consumers and correctional agencies and administrators may not use our products unless they determine, based on experience, clinical data, advertising or other factors, that those products are a preferable alternative to currently available methods of monitoring. In addition, decisions to adopt new medical devices can be influenced by government administrators, regulatory factors, and other factors largely outside our control. No assurance can be given that key decision-makers or third party payors will accept our new products, which could have a material adverse effect on our business, financial condition and results of operations.

Our relationships with our majority shareholders present potential conflicts of interest, which may result in decisions that favor them over our other shareholders.

Our principal beneficial owners, David Derrick and James J. Dalton, provide management and financial services and assistance to RemoteMDx. When their personal investment interests diverge from our interests, they and their affiliates may exercise their influence in their own best interests. Some decisions concerning our operations or finances may present conflicts of interest between us and these shareholders and their affiliated entities.

During the two most recent fiscal years, we have been dependent upon certain major customers, the loss of which would adversely affect our results of operations and business condition.

During the nine months ended June 30, 2006, one customer, Fisher Scientific, accounted for approximately 22% ($156,445) of sales. The loss of this customer would result in lower revenues and limit the cash available to grow our business and to achieve profitability. We have no arrangements or contracts with this customer that would require them to purchase a specific amount of product from us.

We purchase a significant amount of inventory of consumer electronics products annually from a single supplier under an agreement that expires next year. We also rely on significant suppliers for other key products and cellular access. If we do not renew these agreements when they expire, we may not continue to have access to these suppliers' products or services at favorable prices or in volumes as we have in the past, which would reduce our revenues and could adversely affect results of operations or financial condition.

We have entered into an agreement with a national cellular access company to purchase substantially all of our cellular access requirements. If this significant supplier were to cease providing product or services to us, we would be required to seek alternative sources. There is no assurance that alternate sources could be located or that the delay or additional expense associated with locating alternative sources for these products or services would not materially and adversely affect our business and financial condition.

Our proposed business plan subjects our research, development and ultimate marketing activities to current and possibly to future government regulation. The cost of compliance or the failure to comply with this regulation could adversely affect our business, results of operations and financial condition.

The products we currently distribute and sell are not subject to specific approvals from any governmental agency, although our products using cellular and GPS products must be manufactured in compliance with applicable rules and regulations of the Federal Communications Commission. There can also be no assurance that changes in the legal or regulatory framework or other subsequent developments will not result in limitation, suspension or revocation of regulatory approvals granted to us. Any such events, were they to occur, could have a material adverse effect on our business, financial condition and results of operations. Any third parties manufacturing our products or supplying materials or components for such products may also be subject to these manufacturing practices and mandatory procedures. If we, our management or our third party manufacturers fail to comply with applicable regulations regarding these manufacturing practices, we could be subject to a number of sanctions, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of market approval, seizures or recalls of product, operating restrictions and, in some cases, criminal prosecutions. Our products and related manufacturing operations may also be subject to regulation, inspection and licensing by other governmental agencies, including the Occupational Health and Safety Administration.

We face intense competition, including competition from entities that are more established and have greater financial resources, which may make it difficult for us to establish and maintain a viable market presence.

Our current and expected markets are rapidly changing. Existing products and services and emerging products and services will compete directly with the products we are seeking to develop and market. Our technology will compete directly with other technology, and, although we believe our technology has or will have advantages over these competing systems, there can be no assurance that our technology will have advantages that are significant enough to cause users to adopt its use. Competition is expected to increase.

Many of the companies currently in the remote medical monitoring and diagnostic market, or in the criminal justice offender tracking market, may have significantly greater financial resources and expertise in research and development, marketing, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals, and marketing, than those available to us. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large third parties. Academic institutions, governmental agencies, and public and private research organizations also conduct research, seek patent protection, and establish collaborative arrangements for product and clinical development and marketing in the offender tracking and mobile medical alert arenas. Many of these competitors have products or techniques approved or in development and operate large, well-funded research and development programs in the field. Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or be ultimately more effective than our planned products.

We face competition based on product efficacy, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position. There can be no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization.

Our business plan is subject to the risks of technological uncertainty, which may result in our products failing to be competitive or readily accepted by our target markets.

The technology which we integrate or that we may expect to integrate with our product and service offerings is rapidly changing and developing. We face risks associated with the possibility that our technology may not function as intended and the possible obsolescence of our technology and the risks of delay in the further development of our own technologies. Cellular coverage is not uniform throughout our current and targeted markets and GPS technology depends upon "line-of-sight" access to satellite signals used to locate the user. This limits the effectiveness of GPS if the user is in the lower floors of a tall building, underground or otherwise located where the signals have difficulty penetrating. Other difficulties and uncertainties normally associated with new industries or the application of new technologies in new or existing industries also threaten our business, including the possible lack of consumer acceptance, difficulty in obtaining financing for untested technologies, increasing competition from larger well-funded competitors, advances in competing or other technologies, and changes in laws and regulations affecting the development, marketing or use of our new products and related services.

We are dependent upon our strategic alliances, the loss of which would limit our success.

Our strategy for the identification, development, testing, manufacture, marketing and commercialization of our products and services includes entering into various collaborations through corporate alliances. We have entered into collaborative relationships with a significant engineering and product commercialization firm and a multi-national manufacturing corporation, and we believe that these relationships provide us with strong strategic alliances for the design and engineering of our products. There can be no assurance, however, that these relationships will succeed or that we will be able to negotiate strategic alliances with other parties on acceptable terms, if at all, or that any of these collaborative arrangements will be successful. To the extent we choose or are unable to establish or continue such arrangements we could experience increased capital requirements as a result of undertaking such activities. In addition, we may encounter significant delays in introducing products currently under development into the marketplace or find that the development, manufacture or sale of our proposed products is adversely affected by the absence of successful collaborative agreements.

We have a history of losses and anticipates significant future losses and may be unable to project our revenues and expenses accurately.

We expect to incur net operating losses and negative cash flows for the foreseeable future. We will incur significant expenses associated with the development and deployment of our new products and promoting our brand. We intend to enter into additional arrangements through current and future strategic alliances that may require us to pay consideration in various forms and in amounts that may significantly exceed current estimates and expectations. We may also be required to offer promotional packages of hardware and software to end-users at subsidized prices in order to promote our brand, products and services. These guaranteed payments, promotions and other arrangements would result in significant expense. If we do achieve profitability, it cannot be certain that we will be able to sustain or increase profitability in the future. In addition, because of our limited operating history in our newly targeted markets, we may be unable to project revenues or expenses with any degree of certainty. Management expects expenses to increase significantly in the future as we continue to incur significant sales and marketing, product development and administrative expenses. We cannot guarantee that we will be able to generate sufficient revenues to offset operating expenses or the costs of the promotional packages or subsidies described above, or that we will be able to achieve or maintain profitability. If revenues fall short of projections, our business, financial condition and operating results would be materially adversely affected.

Our business plan anticipates significant growth through sales and acquisitions; to manage the expected growth we will require capital and there is no assurance we will be successful in obtaining necessary additional funding.

If we are successful in implementing our business plan, we may be required to raise additional capital to manage anticipated growth. Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our ongoing development activities, the number and type of tests we may be required to conduct in seeking government or agency approval of these products, the success of our development efforts, the cost and timing of establishing or expanding our sales, marketing and manufacturing activities, the extent to which our products gain market acceptance, our ability to establish and maintain collaborative relationships, competing technological and market developments, the progress of our commercialization efforts and the commercialization efforts of our marketing alliances, the costs involved in preparing, filing, prosecuting, maintaining and enforcing and defending patent claims and other intellectual property rights, developments related to regulatory issues, and other factors, including many that are outside our control. To satisfy our capital requirements, we may seek to raise funds through public or private financings, collaborative relationships or other arrangements. Any arrangement that includes the issuance of equity securities or securities convertible into our equity securities may be dilutive to shareholders (including the purchasers of the shares), and debt financing, if available, may involve significant restrictive covenants that limit our ability to raise capital in other transactions. Collaborative arrangements, if necessary to raise additional funds, may require that we relinquish or encumber our rights to certain of our technologies, products or marketing territories. Any inability or failure to raise capital when needed could also have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any such financing, if required, will be available on terms satisfactory to us, if at all.

We currently lack experienced sales and marketing capability for all of our product and service lines.

We currently have limited staff with experience in sales, marketing or distribution in our intended markets. We will be required to develop and expand our marketing and sales force with technical expertise and with supporting distribution capability. Alternatively, we may obtain the assistance of other companies with established distribution and sales forces, in which case we would be required to enter into agreements regarding the use and maintenance of these distribution systems and sales forces. There can be no assurance that we will be able to establish or expand our in-house sales and distribution capabilities, or that we will be successful in gaining market acceptance for our products through the use of third parties. There can be no assurance that we will be able to recruit, train and maintain successfully the necessary sales and marketing personnel, or that the efforts of such personnel will be successful.

Our products are subject to the risks and uncertainties associated with the protection of intellectual property and related proprietary rights.

We believe that our success depends in part on our ability to obtain and enforce patents, maintain trade secrets and operate without infringing on the proprietary rights of others in the United States and in other countries. We have applied for several patents and those applications are awaiting action by the Patent Office. There is no assurance those patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. The enforcement of patent rights can be uncertain and can involve complex legal and factual questions. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy.

The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any. Our inability to obtain or to maintain patents on our key products could adversely affect our business. We own five patents and have filed and intend to file additional patent applications in the United States and in key foreign jurisdictions relating to our technologies, improvements to those technologies, and for specific products we may develop. There can be no assurance that patents will issue on any of these applications or that, if issued, any patents will not be challenged, invalidated or circumvented. The prosecution of patent applications and the enforcement of patent rights are expensive, and the expense may adversely affect our profitability and the results of our operations. In addition, there can be no assurance that the rights afforded by any patents will guarantee proprietary protection or competitive advantage.

Our success will also depend, in part, on our ability to avoid infringing the patent rights of others. We must also avoid any material breach of technology licenses we may enter into with respect to our new products and services. Existing patent and license rights may require us to alter the designs of our products or processes, obtain licenses or cease certain activities. In addition, if patents have been issued to others that contain competitive or conflicting claims and such claims are ultimately determined to be valid and superior to our own, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. If any licenses are required, there can be no assurance that we will be able to obtain any necessary licenses on commercially favorable terms, if at all. Any breach of an existing license or failure to obtain a license to any technology that may be necessary in order to commercialize our products may have a material adverse impact on our business, results of operations and financial condition. Litigation that could result in substantial costs may also be necessary to enforce patents licensed or issued to us or to determine the scope or validity of third party proprietary rights. If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we eventually prevail. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require that we cease using such technology.

We rely on trade secrets laws to protect portions of our technology for which patent protection has not yet been pursued or is not believed to be appropriate or obtainable. These laws may protect us against the unlawful or unpermitted disclosure of any information of a confidential and proprietary nature, including but not limited to our know-how, trade secrets, methods of operation, names and information relating to vendors or suppliers and customer names and addresses.

We intend to protect this unpatentable and unpatented proprietary technology and processes, in addition to other confidential and proprietary information in part, by entering into confidentiality agreements with employees, collaborative partners, consultants and certain contractors. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and other confidential and proprietary information will not otherwise become known or be independently discovered or reverse-engineered by competitors.

The existence of certain anti-dilution rights applicable to our Series B Preferred Stock might result in increased dilution inasmuch as we have offered and sold shares of common stock or securities convertible into shares of common stock at prices below the initial conversion rate of $3.00 per common share, unless those rights are waived.

The investors in our Series B preferred stock have the right to an automatic adjustment of the conversion price of the Series B preferred shares held by them in the event we sell shares of common stock or securities convertible into common stock at a price below the original conversion price of $3.00 per share. We have issued shares and options to purchase shares to certain creditors to convert debt to equity at prices that are below the $3.00 conversion price. We have also issued promissory notes that are convertible into shares of common stock at conversion prices below the original Series B conversion price of $3.00. Accordingly, we may be required to issue additional shares of common stock to comply with anti-dilution adjustments to the conversion rights of present or former preferred shareholders. Any increase in the number of shares of common stock issued upon conversion of Series B preferred shares would compound the risks of dilution to existing shareholders.

The obligation to issue shares of common stock upon the exercise of outstanding options and warrants or upon conversion of outstanding shares of preferred stock increases the potential for short sales.

Downward pressure on the market price of our common stock that likely would result from issuances of common stock upon conversion of preferred stock, or upon the exercise of options and warrants, could encourage short sales of common stock by the holders of the preferred stock or others. A significant amount of short selling could place further downward pressure on the market price of the common stock, reducing the market value of the securities held by our shareholders.

Payment of dividends in the form of additional shares of Series A and Series C preferred stock or in shares of common stock will result in further dilution.

Under the terms of the Series A preferred stock, our board of directors may elect to pay dividends by issuing additional shares of Series A preferred stock or common stock. Dividends accrue from the date of the issuance of the preferred stock, subject to any intervening payments in cash. Each share of Series A preferred stock is convertible into 370 shares of common stock. The issuance of additional shares of Series A preferred stock, or common stock as dividends, could result in a substantial increase in the number of shares issued and outstanding and could result in a decrease of the relative voting control of the holders of the common stock issued and outstanding prior to such payment of dividends and interest.

Under the terms of the Series C Convertible Preferred Stock, one share of Series C Convertible Preferred Stock is convertible into three shares of common stock, subject to adjustments. The Series C Convertible Preferred Stock also has an 8% dividend that may be paid in cash or additional shares of Series C Convertible Preferred Stock at our option.

We have and will continue to have significant future capital needs and there is no assurance we will be successful in obtaining necessary additional funding.

We will be required to raise additional capital to fully implement our business plan. Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our ongoing development activities, the number and type of clinical or other tests we may be required to conduct in seeking government or agency approval of these products, the success of our development efforts, the cost and timing of establishing or expanding our sales, marketing and manufacturing activities, the extent to which our products gain market acceptance, our ability to establish and maintain collaborative relationships, competing technological and market developments, the progress of our commercialization efforts and the commercialization efforts of our marketing alliances, the costs involved in preparing, filing, prosecuting, maintaining and enforcing and defending patent claims and other intellectual property rights, developments related to regulatory issues, and other factors, including many that are outside our control. To satisfy our capital requirements, we may seek to raise funds through public or private debt or equity financings, collaborative relationships or other arrangements. Any arrangement that includes the issuance of equity securities or securities convertible into our equity securities may be dilutive to shareholders (including the purchasers of the shares), and debt financing, if available, may involve significant restrictive covenants that limit our ability to raise capital in other transactions. Collaborative arrangements, if necessary to raise additional funds, may require that we relinquish or encumber our rights to certain of our technologies, products or marketing territories. Any inability or failure to raise capital when needed could also have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any such financing, if required, will be available on terms satisfactory to us, if at all. satisfactory to us, if at all.

We rely on third parties to manufacture our products. Therefore, we do not have direct control over the quality or other aspects of the manufacturing process, which could result in a loss of customer acceptance of our products and increased expense related to warranty claims or defective product returns.

We do not directly control the manufacturing facilities where our products are made and we must depend on third parties to make our products according to our standards for quality and reliability. We do not own any manufacturing facilities or equipment and do not employ any manufacturing personnel. We use third parties to manufacture our products on a contract basis. There is no assurance that we will be able to retain qualified contract manufacturing services on reasonable terms. In addition, the manufacture of our products involves complex and precise processes. Changes in manufacturing processes by our contract manufacturer or our suppliers, or the use of defective components or materials, could significantly reduce our manufacturing yields and product reliability. For example, during the year ended September 30, 2003, we voluntarily recalled approximately 200 GPS devices that contained a defect causing the battery to drain power at an unacceptable rate. The problem was quickly resolved and the units replaced at the expense of our manufacturer. There is no assurance, however, that similar problems will not arise in the future with these other products.

Penny stock regulations may impose certain restrictions on marketability of our securities.

The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

Investors should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

         o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
         o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
         o    "Boiler room" practices  involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
         o    Excessive and  undisclosed  bid-ask  differentials  and markups by selling broker-dealers; and
         o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

RemoteMDx's management is aware of the abuses that have occurred historically in the penny stock market.

The holders of our Series B and Series C preferred stock have voting rights that are the same as the voting rights of holders of our common stock, which effectively dilutes the voting power of the holders of the common stock.

Holders of shares of Series B preferred stock are entitled to one vote per share of Series B preferred stock on all matters upon which holders of our common stock are entitled to vote. Therefore, without converting the shares of Series B preferred stock, the holders thereof enjoy the same voting rights as if they held an equal number of shares of common stock, as well as the liquidation preference described above. In addition, without the approval of holders of a majority of the outstanding shares of Series B preferred stock voting as a class, we are prohibited from (i) authorizing, creating or issuing any shares of any class or series ranking senior to the Series B preferred stock as to liquidation rights; (ii) amending, altering or repealing our Articles of Incorporation if the powers, preferences or special rights of the Series B preferred stock would be materially adversely affected; or (iii) becoming subject to any restriction on the Series B preferred stock other than restrictions arising solely under the Utah Act or existing under our Articles of Incorporation as in effect on June 1, 2001.

Holders of shares of Series C Convertible Preferred Stock are entitled to one vote per share of Series C Convertible Preferred Stock on all matters upon which holders of our common stock are entitled to vote. Therefore, without converting the shares of Series C Convertible Preferred Stock, the holders thereof enjoy the same voting right as is if they held an equal number of shares of our common stock.

Risks Related to the Offering
-----------------------------

Holders of our common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of common stock in connection with the Series C Preferred Stock.

As of the date of this prospectus, 5,357,143 shares of our outstanding Series C Preferred Stock are convertible into 16,071,429 shares of our common stock. There can be no guaranty of conversion or other action by holders of such convertible preferred stock. Regardless, holders of our common stock may experience substantial dilution of their interests to the extent that the holders of the Series C Preferred Stock convert their shares of Series C Preferred Stock into shares of our common stock.

Our issuances of shares in connection with conversions of the Series C Preferred Stock likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by shareholders prior to sales under this prospectus.

The issuance of common stock in connection with conversions of the Series C Preferred Stock by the Series C Holders may result in substantial dilution to the equity interests of holders of RemoteMDx common stock other than the Series C Holders. Specifically, the issuance of a significant amount of additional common stock will result in a decrease of the relative voting control of our common stock issued and outstanding prior to the issuance of common stock in connection with conversions of the Series C Preferred Stock. Furthermore, public resales of our common stock by the Selling Shareholders following the issuance of common stock in connection with conversions of the Series C Preferred Stock likely will depress the prevailing market price of our common stock. Even prior to the time of actual conversions and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our common stock.

The trading market for our common stock is limited, and investors who purchase shares from the Selling Shareholders may have difficulty selling their shares.

The public trading market for our common stock is limited. On July 27, 2005, our common stock was listed on the OTC Bulletin Board. Nevertheless, an established public trading market for our common stock may never develop or, if developed, it may not be able to be sustained. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets. Purchasers of our common stock therefore may have difficulty selling their shares should they desire to do so.

It may be more difficult for us to raise funds in subsequent stock offerings as a result of the sales of our common stock by the Selling Shareholders in this offering.

As noted above, sales by the Selling Shareholders likely will result in substantial dilution to the holdings and interest of current and new shareholders. Additionally, as noted above, the volume of shares sold by the Selling Shareholders could depress the market price of our stock. These factors could make it more difficult for us to raise additional capital through subsequent offerings of our common stock, which could have a material adverse effect on our operations.

There may be additional unknown risks which could have a negative effect on us and our business.

The risks and uncertainties described in this section are not the only ones facing RemoteMDx. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the foregoing risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline.

                                 Use of Proceeds

All of the shares of common stock issued in the August Private Placement, in connection with conversions of the Series C Preferred Stock, and in connection with the other offerings discussed in the Summary section above, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donnees, transferees, or other successors in interest. We will not receive any proceeds from those sales.


In connection with the sales of the August Shares and the Series C Preferred Stock, we used the proceeds for research and development, distribution and marketing, and general working capital, after paying certain costs associated with the offerings.

                         Determination of Offering Price

The Selling Shareholders may sell our common stock at prices then prevailing or related to the then-current market price, or at negotiated prices. The offering price may have no relationship to any established criteria or value, such as book value or earnings per share. Additionally, because we have not generated any profits for several years, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business or possible business expansion.

                             DESCRIPTION OF BUSINESS
General

RemoteMDx, Inc. ("RemoteMDx" or the "Company") markets and sells patented wireless location technologies and the related monitoring services, and develops, markets and sells personal security, senior supervision, and health monitoring devices and monitoring services. The RemoteMDx products and monitoring services feature wireless products that utilize GPS and cellular technologies in conjunction with a monitoring center. These devices include a mobile emergency response device, MobilePAL(TM), which can locate persons in distress, no matter where they may be, and dispatch the closest emergency service to their location. We have recently developed and have numerous pre-production models of a tracking device, TrackerPAL, which will be used to monitor convicted offenders in the criminal justice system. We believe that our technologies and services will benefit the healthcare and penal system as they allow both care providers and law enforcement officials to respond immediately to a medical event or criminal activity. Our customers will be able to better monitor and manage their own chronic disease and medical conditions, giving peace of mind to them and their loved ones and care providers.

Our primary health monitoring market consists of approximately 35 million Americans over the age of sixty-five. Of these 35 million seniors, it is estimated that 9.7 million currently live alone. However, in most cases, we anticipate that the senior customers will not purchase our products for themselves. Instead, based on our experience, we believe that it would be more effective to target the children or caregivers of these seniors. Therefore, the primary target market is children, friends, and spouses of these individuals.

Additionally, we have identified a growing need in the parole/probation market, which in 2003, consisted of 4.9 million adults in the criminal justice system at any given time. In order to meet the needs of this growing demand, we have developed TrackerPAL that works in conjunction with our monitoring center. To date, we have not received any revenue from this market.

We derive our revenues from the following sources:

         o Medical Diagnostic Stains - We sell medical diagnostic stains and equipment to laboratories throughout the United States. We anticipate that these sales will decrease in the future as a percentage of total sales.

         o Monitoring Activation - We sell our MobilePAL(TM) and anticipate leasing our TrackerPAL devices as part of a monitoring contract, with prepaid activation charges.

         o Monitoring Services - Following activation, our MobilePAL and TrackerPAL customers pay a monthly monitoring fee and fees for additional services offered by our contract providers or by us.

In addition to the foregoing sources, we have contractual rights to receive royalty revenues from a license agreement with Matsushita Electric Works ("MEW") and from sales of telematic products and services under marketing agreements. "Telematic" means any wireless communication system designed for the collection and dissemination of data. To date these royalty agreements have not produced any royalty income.

Our Strategy

Our goal is to establish RemoteMDx as a significant marketer and distributor of leading technology and services we have developed for the mobile personal emergency, the parolee and probation market, and the health monitoring industries. Until the beginning of calendar year 2003, most of our revenues were provided by the distribution of consumer electronics through a business acquired by our subsidiary, SecureAlert, Inc. ("SecureAlert"), in July 2001. As of January 1, 2004, we discontinued the consumer electronics business. All revenues and operations related to the sale of the consumer electronics have been reflected in the financial statements as discontinued operations. With our decision to refocus our business and product development efforts on the mobile health and emergency monitoring and law enforcement industries, which previously comprised a smaller part of our business, we discontinued the distribution of consumer electronics and automotive telematic products during 2003.

Background

We have been engaged in our original business of manufacturing and marketing medical diagnostic stains, solutions and related equipment for over 10 years. Since 1997 this business has been conducted through a wholly-owned subsidiary, Volu-Sol Reagents Corporation. Our remote health monitoring and diagnostic business is conducted under the names "Remote Medical Diagnostics" and "RemoteMDx." In July 2001, we acquired and now operate the business conducted by SecureAlert. SecureAlert's business involves manufacturing and marketing mobile emergency and personal health monitoring systems, and also will focus on the parolee and probation market.

Our primary founders and owners are David Derrick ("Derrick") and James Dalton ("Dalton"), who are identified in this registration statement under Item 9, Directors and Executive Officers.

In April 2000, we entered into a research agreement with Battelle Memorial Institute ("Battelle"), a large research and development firm, to assist us in developing our technology for remote monitoring and personal medical diagnostics. Although the agreement with Battelle expired in November 2002, it resulted in the development of design and technologies included in our current MobilePAL and TrackerPAL products today.

In July 2001, we acquired SecureAlert and added its patents and technology to our business plan. In October 2001, we began developing our telematic monitoring center in conjunction with Bishop Engineering ("Bishop"), an innovator in telematic and GPS technologies. By July 2002, this collaboration with Bishop culminated in the development of a monitoring center jointly operated with Aradiant Corp ("Aradiant"). In July 2004, we moved the monitoring center from its location in the San Diego area to our headquarters in Salt Lake City. This move allows us to better manage and control the monitoring center and our employees. This monitoring center enables our PAL Services Network to offer location, concierge services, medical triage advice, emergency response, call switching and health monitoring to our subscribers. This monitoring center and its related services will also help us serve our customers in the criminal justice industry. To date we have not sold any products or services to the criminal justice industry. There can be no assurance that our products will be accepted or that we will be able to obtain customers in this industry.

In April 2002, we entered into a manufacturing and product development agreement with MEW. This strategic alliance included an equity investment in RemoteMDx by MEW and an arrangement under which MEW was designated our preferred manufacturer, and we agreed to act as MEW's preferred worldwide service provider for GPS products. During 2002 and 2003, working with MEW and another manufacturer, we successfully designed and began to market products that combine cellular technology, including our patented single-button emergency feature, and GPS, allowing the two systems to work simultaneously in a single unit. No services have been performed by MEW since 2003.

Marketing

Over the past three years, we have developed our menu of services and core technology, which we refer to as the Personal Assistant Link ("PAL(TM)") Services Network. Gross revenues for the year ended September 30, 2005, were $861,868. We look to expand our sales of these products and services by relying on and establishing our distribution network. In fiscal year 2004, approximately 49% of our revenues were derived from the sale of PAL products and services. In fiscal year 2005, approximately 34% of our revenues were derived from the sale of PAL products and services. For the nine months ended June 30, 2006, approximately 33% of our revenues were derived from the sale of PAL products and services. We expect to see this percentage increase in the future as we pursue our business plan to emphasize these services. This sales effort will be focused on the homebound Personal Emergency Response System ("PERS") industry and the parole/probation market.

During the fiscal year ended September 30, 2004, we began to implement a direct-to-consumer marketing strategy, which we have since abandoned. This campaign employed a variety of media including radio, print, online marketing, and direct mail to reach our target customers. Our target market was the estimated 35 million Americans that are over the age of sixty-five. Of these 35 million seniors, we estimate that approximately 9.7 million currently live alone, with approximately 1.3 million of these homebound. Our experience with direct-to-consumer marketing shows that the senior customers do not personally make the decision to purchase our products and services. Instead, we have learned that the children or caregivers of these seniors make the purchase decisions. We have also learned that a direct to consumer marketing campaign is very expensive and that our efforts would be better rewarded by focusing on distributors and dealers selling our products and services.

Under our current business model, our customers own our devices. We hope to implement in the future a model where customers do not own the devices. The customer would rent our device on a month-to-month contract. The customer can terminate the service by simply returning the device to us. We charge the customer a one-time activation fee and a monthly monitoring fee for as long as the customer keeps the device. We may also pay a monthly fee to the dealer or distributor for each contract originated through that dealer or distributor.

To further expand the viability of our distribution and marketing plan, we are working with state Medicaid agencies, insurance companies, and correctional agencies to pursue reimbursement for our products and services. The MobilePAL product is Medicaid-approved in Colorado and Maryland and we hope to replicate this success in other states. In addition, we are working with insurers to obtain private reimbursement approval. There can be no assurance that these efforts will be successful.

In addition to the PERS market, we will also focus our efforts in the parole and probation market. According to 2003 Bureau of Justice Statistics, in the United States there are a record number 4.9 million adult men and women who are on supervised probation or parole. This number is expected to continue to grow as state budget deficits are requiring prisons to be closed, putting additional pressure on the already swelling parole and probation market. In 2003 the total adult correctional population, including those incarcerated and those being supervised in the community, was 6.9 million and growing at the rate of 2.4% per year. This equaled 3.2% of the U.S. population or about 1 in every 32 adults.

This increase has strained the ability of parole officers and supervisors to manage the burgeoning growth in parolees. RemoteMDx has created a product and service to answer this problem called PAL Services Offender Tracking Network (the "Network").

We believe the Network and its accompanying products that will be marketed and sold by RemoteMDx will create a shift in the parole/probation market. The Network strategy transforms the current market to one that provides offender monitoring products and services. The Network allows a supervisor to manage dozens of parolees simultaneously. Under the Network program, a parolee is required to wear the device twenty-four hours a day, seven days a week, which allows the PAL monitoring center to track where the parolee is in real time

(active monitoring). The computer at the monitoring center automatically checks to make sure that the parolee is within inclusion areas and does not enter any exclusionary zones. At any sign of problems, the monitoring center can contact directly the parolee and if necessary put the parole officer in direct contact with the parolee. The parole officer can also access a secured web site that shows where the parolee is and where he has been, allowing the supervisor to better manage the parolee.

The PAL Operator can provide a multitude of services for the offender and the supervising officer. The various services offered are as follows:

         o    24/7 nationwide two-way voice communication;
         o    Automated reporting of location and alarms (breadcrumbs);
         o    Inclusion and exclusion alarms;
         o    Proximity alarm;
         o    Automated alert notification;
         o    Tamper resistant band and alarm;
         o    Battery status alerts (rechargeable/replaceable);
         o    Web-based real-time tracking;
         o    Active monitoring; and
         o    Enhanced GPS/GSM locate.

Research and Development Program
The PAL Products

In 2000, as a direct result of our strategic relationship with Battelle, we began our efforts to develop a mobile solution to the PERS market. We eventually determined that combining cellular and GPS technologies could expand the PERS market from approximately 1.3 million homebound patients to more than 10 million seniors living alone in the United States. We began by reviewing patents and products previously developed that might be utilized in this market. Our research led us to SecureAlert, owner of patents and circuitry that we believed could help accelerate our move into the market.

Our first product line utilizing these patents was MobilePAL, a cellular-based emergency and concierge device with one-button access to our PAL Services Operators. The first version of the MobilePAL unit was an analog cell device. We used analog technology because of its more expansive coverage in North America at that time. Our first unit could be configured to call 911 Emergency only, or could accept a Mobile Identification Number (MIN) and make outbound calls to either of two predetermined phone numbers.

Our second version of the MobilePAL device incorporates GPS technology. GPS technology utilizes the highly accurate clocks on 24 satellites orbiting the earth owned and operated by the U.S. Department of Defense. These satellites are designed to transmit their identity, orbital parameters and the correct time to earthbound GPS receivers at all times. Supporting the satellites are several radar-ranging stations maintaining exact orbital parameters for each satellite and transmitting that information to the satellites for rebroadcast at frequencies between 1500 and 1600 MHz.

A GPS receiver (or engine) scans the frequency range for GPS satellite transmissions. If the receiver can detect three satellites, the algorithms within the engine deduce its location, usually in terms of longitude and latitude, on the surface of the earth as well as the correct time. If the receiver can detect four or more GPS satellite transmissions, it can also deduce its own elevation above sea level. The effectiveness of GPS technology is limited by obstructions between the device and the satellites and, therefore, service can be interrupted or may not be available at all if the user is located inside a building or underground.

Shortly after commencing sales of the new GPS-enabled MobilePAL, MEW began working with us to develop an improved MobilePAL device complete with an improved GPS engine, speakerphone, and cellular chipset. The result was the MobilePAL GPS2000. The GPS2000 has several advantages over the earlier versions. The first is the improved quality of the GPS engine. MEW partnered with Sirf, a leading GPS technology company, to create a new, smaller GPS device with greater sensitivity and acquisition times of less than one minute. The GPS2000 is able to use the GPS engine concurrently with the cellular circuitry in the device, unlike the GPS1000 which temporarily drops the cellular signal during the time that the GPS engine is operating, and then automatically redials the PAL Services Center once the location data has been obtained. Using the GPS2000, the PAL Services Center operators are able to continuously communicate with the subscriber while simultaneously determining the caller's location.

Recently, we have developed two working prototypes of our next generation of the MobilePAL, the GPS 3000. This device has several improvements over the GPS 2000. The device is always powered on and it can receive incoming calls. No launch date has been set for this device, and the device is not yet ready for commercial distribution.

During the nine months ended June 30, 2006, we spent $2,030,818 on research and development. This compares to $1,084,043 spent on research and development for the nine months ended June 30, 2005.

TrackerPAL

nexAira, Inc. ("nexAira") is developing our TrackerPAL product. nexAira is a Canadian firm that specializes in hardware and software development in the areas of GPS, GSM and GPRS. It is the preferred distributor of GPS chip sets manufactured by Motorola. nexAira is recognized for its rapid development cycles and expertise in both the cellular and GPS areas.

The Parolee Tracking Device ("PTD") System requires the design and development of four devices:

         o    Ankle electronics, a wireless body worn tracking device;
         o PTD-Cuff, a single use band used to fasten the ankle electronics to the offender;
         o    Fixture for charging up to 2 batteries at once; and
         o Rechargeable battery pack, a custom tooled battery used to power the ankle device.

The PTD allows a monitoring center to detect the location of an offender and the offender's attempts to tamper with the device. When the device is attached to an offender's ankle and activated, it makes use of a GPS receiver to determine the offender's position and a cellular wireless link to communicate these coordinates to the monitoring center. The center can contact an offender whenever the device has adequate cellular signal, using the integrated cellular speakerphone. Automatic alerts can be sent to the server when the wearer travels outside a specified area or attempts to enter an "off limits" area. The PTD will be water resistant to 3 meters.

The ankle strap or PTD-Cuff is a reinforced band used to secure the device to the offender. The strap is permanently fixed to the offender and requires the destruction of the strap for removal. The strap incorporates a metal strip to ensure the strap does not shrink or stretch as well as electrical and optic continuity detection circuits/paths for tamper detection. The strap is made to be inexpensive yet strong while the optical continuity assists in making it very difficult to circumvent and remove without detection.

Development of PAL Services Network

As we developed the MobilePAL product line, we simultaneously worked to create the PAL Services Center. In contrast to a typical PERS monitoring center, the PAL Services Center is equipped with hardware and software that pinpoints the location of the incoming caller by utilizing GPS technology. This capability is referred to as telematic. The operator's computer screen can identify the caller as well as locate the caller's precise location on a detailed map. In addition, the computer must be able to give directions to various sites from the caller's location, such as directions to the nearest hospital, police station, or emergency service and also be able to guide emergency services to the caller's location.

With the MobilePAL products developed and the PAL Services Center in place, we have the ability to offer the following services:

         o    24/7 nationwide one-button access to a live Personal Assistant;

         o Mobile access to immediate dispatch of police, fire or ambulance services;

         o Access and dispatch of roadside assistance such as tow trucks, etc.;

         o    Location of nearest hospital and veterinary services;

         o    Auto-accident   assistance  including  direct  connection  to  the
              client's insurance company;

         o    Nurse triage service in case of medical questions or concerns;

         o Personal calling to any phone number of customer's choosing including family, friends, caregivers, etc.;

         o    Mobile directory assistance to any U.S. phone number;

         o Step-by-step driving instructions to virtually anywhere in the United States;

         o    Location services;

         o Medical Data Link to store customer's critical personal medical information and communicate the customer's needs to emergency personnel;

         o Daily monitoring of chronically ill customers with data and compliance information forwarded to care providers and loved ones;

         o    Location of lost or injured loved ones;

         o Ability to immediately notify insurers and care providers during a medical emergency;

         o Ability of monitoring center to initiate a call to the subscriber to check the subscriber's condition;

         o Update immediate caregiver weekly on status of subscriber and any calls the operators may have received that week;

         o    Ability to track device online;

         o    Waterproof;

         o    Active Monitoring;

         o    Enhanced GPS/GSM location;

         o    Web based real-time tracking;

         o    Inclusion and exclusion alarms; and

         o    Proximity alarms.

MobilePAL Development

We believe that the next generation of MobilePAL products will revolutionize the PERS market. This next generation product further miniaturizes the technology, making MobilePAL a wearable device (such as a watch or pendant). nexAira is in the process of designing and developing for us a watch-type device that contains a single button and fall detection mechanism that communicates with a pager-size companion device. Activated manually by pushing a button on the watch or automatically by sensing a sudden movement such as a fall, the device immediately transmits a radio frequency ("RF") signal that is picked up by the companion device that then triggers a call to the monitoring center. From there, the wearer can talk to the center on the speakerphone while the GPS system pinpoints his or her location.

While the capabilities of MobilePAL will grow with each development cycle, we anticipate that all models of future generations of MobilePAL, including the watch/pendant device, will have the following features:

         o Wearable watch or pendant with an emergency button for contacting the PAL Services Operator regardless of the location of the wearer.

         o    GPS engine for locating the subscriber.

         o    Fall detection that will alert the service in the event of a fall.

         o Communication with small pager size device that talks to the customer and the PAL Services Center.

         o    Dual band cellular technology utilizing GSM and AMPS.

         o    Rechargeable units.

         o    Alarm when not in proximity of base unit.

         o Although no functioning prototypes yet exist for this watch/pendant device, the research and development of this next generation of MobilePAL is currently underway and is being performed by nexAira. Continuation of this research by nexAira on our behalf is contingent upon our obtaining adequate funding. There can be no assurances given that we will obtain the necessary funding.

WatchPAL Development Program

We are working to combine remote health monitoring services with mobile communication and security services by launching the WatchPAL line of products.

Each WatchPAL product will be specifically designed to monitor a specific chronic illness. The first chronic disease we have targeted for the WatchPAL product is diabetes. This WatchPAL product is designed to monitor diabetic patients remotely and unobtrusively. The patient wears a watch that will not only act as a fall detection device, but will also monitor on a preprogrammed basis the glucose level of the patient. This is done unobtrusively and without the patient's participation. The information is then transmitted to the monitoring center. If the monitoring center detects that the glucose reading is outside of that patient's given parameters, it will immediately contact the patient or care provider. If there is an emergency, the monitoring center can locate the user and respond by sending assistance.

The WatchPAL line of products is in the early phases of research and development. We have not yet developed a working prototype of this product. Our ability to develop a working line of products in this area is largely contingent on our ability to obtain the necessary funding for the research and development. There can be no assurance that we will be able to obtain the funding necessary to design, develop, and manufacture this line of products.

Intellectual Property

We own seven patents and we have five patents pending and four applications in process to be filed. The following table contains information regarding our patents and patent applications; there is no assurances that the applications will be granted or that they will, if granted, contain all of the claims currently included.


                                                    Application /         Filing /
                    Patent Title                    Patent Number        Issue Dates          Status
------------------------------------------------ --------------------- ---------------- -----------------
Panic Button Phone                                     6,044,257          3/28/2000           Issued
------------------------------------------------ --------------------- ---------------- -----------------
Emergency Phone for Automatically                    6,226,510 B1          5/1/2001           Issued
Summoning Multiple Emergency
Response Services
------------------------------------------------ --------------------- ---------------- -----------------
Combination Emergency Phone and                        6,285,867           9/4/2001           Issued
Personal Audio Device
------------------------------------------------ --------------------- ---------------- -----------------
Remotely Controllable Thermostat                        6,260,765         7/17/2001           Issued
------------------------------------------------ --------------------- ---------------- -----------------
Radiotelephone for Emergency Use                       D440,954 S         4/24/2001           Issued
Only (Design)
------------------------------------------------ --------------------- ---------------- -----------------
Interference Structure for Emergency
Response System Wristwatch                              6,366,538        04/02/2001          Issued
------------------------------------------------ --------------------- ---------------- -----------------
Emergency Phone with Single-Button                      6,630,732        10/21/2003          Issued
Activation
------------------------------------------------ --------------------- ---------------- -----------------
                                                   China - 01807350.6     10/5/05            Issued
------------------------------------------------ --------------------- ---------------- -----------------
Emergency Phone with Alternate                          09/684,831       10/10/2000      Awaiting Office
Number Calling Capability                                                                     Action
------------------------------------------------ --------------------- ---------------- -----------------
Remote Tracking and Communication                     US 11/202,427      08/10/05       Examination in
Device                                                                                       Progress
------------------------------------------------ --------------------- ---------------- -----------------
Emergency Phone with Single-Button                   PCT/US0109871        3/28/2001            Entered
Activation                                                                                  National phase
                                                                                            Examination in
                                                     EPC- 01924386.4     09/27/2002          Progress

                                                                                            Examination in
                                                     Japan-2001-571568   09/25/2002          Progress

Strategic Relationships
-----------------------

We believe one of our strengths is the high quality of our strategic alliances. Our primary alliances are described below.

         Matsushita Electric Works, Ltd


MEW grew out of a company founded by Konosuke Matsushita in 1918. This forerunner of MEW was incorporated as a public company in 1935, as the successor of the wiring device business initiated by the original firm. MEW shares the same origin with Matsushita Electric Industrial Co., Ltd. ("MEI"), which also owns the Panasonic(R) brand name. According to its published reports filed with the Securities and Exchange Commission, MEI's revenues in 2004 were approximately $81 billion. The Matsushita Group of companies is recognized as one of the world's largest corporate groups. This strategic alliance included an equity investment in RemoteMDx by MEW and an arrangement under which MEW was designated our preferred manufacturer, and we agreed to act as MEW's preferred worldwide service provider for GPS products. No services have been provided by MEW since 2003.

         nexAira, Inc.

nexAira, Inc. ("nexAira"), is a Canadian firm that specializes in hardware and software development in the areas of GPS, GSM and GPRS. It is the preferred distributor of GPS chip sets manufactured by Motorola. They are recognized for their rapid development cycles and expertise in both the cellular and GPS areas. nexAira performs research and development for us on a contractual basis.

Competition in PERS Industry

We have identified several companies we believe are developing products and services that in time could affect, or compete in, the same developing areas of the PERS industry targeted by RemoteMDx. As these products and services take hold, we expect our competition likely will increase and intensify. We believe that we can maintain some advantages over our competition due in large part to our alliance with MEW and other strategic partners. In addition, we believe that several components in our product family might enjoy significant intellectual property protection from competition.

We believe our primary competitors are as follows:

         o Lifeline Systems, Inc., Framingham, MA- We believe that Lifeline may be the largest PERS company in the United States, reporting over 350,000 subscribers. Lifeline claims that at the touch of a button, the customer can be connected to help 24 hours a day from their home or yard. Lifeline is a public company that operates its own monitoring facility, reportedly handling over 10,000 calls per day. Unlike RemoteMDx, however, Lifeline markets solely to the non-mobile or homebound customer, limiting its potential customer base. In addition, it does not appear that Lifeline has any ongoing research and development leading to new products.

         o Wherify Wireless, Inc., Redwood City, CA- A publicly held developer of patented wireless location products and services for child safety, parental supervision, personal protection, Alzheimer's and memory loss, supervision, law enforcement, security, animal identification and property asset tracking. Our proprietary integration of the U.S. government's GPS, Wherify patented back-end location service engine, and wireless communication technologies will enable customers to obtain real-time location information on individuals and property directly through the Internet or any phone.

Competition in Parolee/Probation Market

         o ProTech Monitoring Inc., Odessa, FL- This company has satellite tracking software technology that operates in conjunction with global positioning system (GPS) and wireless communication networks. ProTech's internet based technology enables its customers to monitor the exact location of criminal offenders or individuals anywhere in the world using its satellite monitoring and remote tracking system. The product is not associated with a monitoring center and is bulky.

         o ISecuretrac Inc., Omaha, NE - This company supplies electronic monitoring equipment for tracking and monitoring persons on pretrial release, probation, parole, or work release. ISecuretrac utilizes tracking and monitoring applications via global positioning system (GPS) and wireless communication technologies. This product does not have a monitoring center associated with it and does not have active monitoring.

         o Sentinel Security and Communications, Inc., Rochester NY- This company supplies monitoring and supervision solutions for the offender population. Their services include GPS tracking, RF monitoring and case management monitoring. This product is bulky and requires separate devices for voice communication.

We face intense competition, including competition from entities that are more established and have greater financial resources than it does, which may make it difficult for it to establish and maintain a viable market presence.

Our current and expected markets are rapidly changing. Existing products and services and emerging products and services will compete directly with the products we are seeking to develop and market. Our technology will compete directly with other technologies, and, although we believe our technology has or will have advantages over these competing systems, there can be no assurance that our technology will have advantages that are significant enough to cause users to adopt its use. Competition is expected to increase.

Many of the companies currently in the remote medical monitoring and parolee/probation market may have significantly greater financial resources and expertise in research and development, marketing, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals and marketing than those available to us. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large third parties. Academic institutions, governmental agencies, and public and private research organizations also conduct research, seek patent protection, and establish collaborative arrangements for product and clinical development and marketing in the medical diagnostic arena. Many of these competitors have products or techniques approved or in development and operate large well-funded research and development programs in the field. Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or be ultimately more effective than our planned products.

We face competition based on product efficacy, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position. There can be no assurance that its competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization.

Dependence on Major Customers

During the nine months ended June 30, 2006, one customer accounted for more than 10% of sales. Fisher Scientific accounted for approximately 22% ($156,445) of sales. The loss of this customer may result in lower revenues and limit the cash available to grow our business and to achieve profitability. We have no arrangements or contracts with this customer that would require them to purchase a specific amount of product from us.

Dependence on Major Suppliers

During 2004, we entered into a cellular agreement with a national cellular carrier. If this significant supplier were to cease providing product or services to us, we would be required to seek alternative sources. There is no assurance that alternate sources could be located or that the delay or additional expense associated with locating alternative sources for these products or services would not materially and adversely affect our business and financial condition.

Recent Developments

        Annual Meeting

On July 10, 2006, we held our 2006 Annual Meeting of Shareholders at our corporate headquarters. Five proposals were presented for shareholder approval.

The first proposal related to the election of Robert E. Childers, James J. Dalton, David G. Derrick, and Peter McCall as directors. The voting was as follows:

        --------------------- -------------------------- -----------------------
                                   Shares in Favor            Shares Withheld
         --------------------- -------------------------- ----------------------
        Robert E. Childers           46,085,385                   734,108
         --------------------- -------------------------- ----------------------
        James J. Dalton              46,280,921                   538,572
        --------------------- -------------------------- -----------------------
        David G. Derrick             46,621,180                   198,313
        --------------------- -------------------------- -----------------------
        Peter McCall                 46,817,716                    1,777
        --------------------- -------------------------- -----------------------

The second proposal related to the ratification of our selection of Hansen Barnett & Maxwell, as our independent auditors. The voting was as follows:
46,728,809 shares were voted in favor; 501 shares were voted against; and 90,183 shares abstained.

The third proposal was to approve an amendment to the Articles of Incorporation increasing the number of shares of common stock authorized to be issued by us The voting was as follows: 46,432,459 shares were voted in favor; 202,826 shares were voted against; and 172,304 shares abstained.

The fourth proposal was to approve an amendment to the Articles of Incorporation increasing the number of shares of preferred stock authorized to be issued by us. The voting was as follows: 30,843,459 shares were voted in favor; 181,699 shares were voted against; and 83,107 shares abstained.

Because both the third and fourth proposals were approved, the total authorized shares of our common stock increased from 100,000,000 to 175,000,000 shares, and the total authorized preferred stock was increased from 10,000,000 to 20,000,000 shares.

The fifth proposal was to approve the 2006 Equity Incentive Award Plan. The voting was as follows: 30,971,336 shares were voted in favor; 71,825 shares were voted against; and 77,008 shares abstained.

         Line of Credit Transaction

On July 5, 2006, we entered into a revolving line of credit arrangement with Citizen's National Bank (the "Lender"). Under this arrangement, we and the Lender entered into a Promissory Note in the principal amount of $4 million (the "Note"), pursuant to which the Lender may advance $4 million under the Note to us upon receipt of satisfactory collateral documents. This Note can be expanded up to $10 million under certain terms and conditions. The Note accrues interest at the Prime Rate as published in the Wall Street Journal (8% per annum as of the date of the Note). We must pay all outstanding principal and interest on the
Note in one payment on June 30, 2007. The Note may be prepaid in full at any time without penalty, except that the Lender is entitled to a minimum interest charge of $100. The Note is secured by all of our assets which secures all advances made by the Lender to us. SecureAlert, Inc. also granted to the Lender a security interest in all of its assets which secures all advances made by the Lender to us. The Note will also be secured by an Unconditional Irrevocable Letter of Credit to be issued to the Lender on our behalf by United States Trust Company, N.A. in the amount of $4 million (the "USTC LOC"). Under the revolving line of credit arrangement, the Lender has agreed to lend up to an additional $6 million, provided that, among other things, such loans are secured by additional letters of credit in the amount of such loans. As of September 27, 2006, the outstanding balance on the line of credit was approximately $3,900,000.

Employees

As of September 27, 2006, we had 82 full time employees and 2 part-time employees. None of the employees are represented by a labor union or subject to a collective bargaining agreement. We have never experienced a work stoppage and management believes that the relations with employees are good.

Description of Property

We have entered into a 40 month lease for approximately $11,750 per month, in March 2005, consisting of approximately 7,500 square feet of office space at 150 West Civic Center Drive, Sandy Utah. This facility will initially serve as our monitoring center and will eventually serve as corporate headquarters of SecureAlert, Inc., a subsidiary of RemoteMDx, Inc. We moved into these facilities during the fourth fiscal quarter of 2005.

We also have leased premises consisting of approximately 11,500 square feet of laboratory and office facilities located at 5095 West 2100 South, West Valley City, Utah. These premises also serve as the manufacturing, warehouse and shipping facilities for Volu-Sol Reagents Corporation. This lease has been renewed and now expires in November 2010 with monthly base rent of $5,750, subject to annual adjustments according to changes in the Consumer Price Index.

Management believes the facilities described above are adequate to accommodate presently expected growth and needs of our operations. As we continue to grow, additional facilities or the expansion of existing facilities likely will be required.

Where to get additional information

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

Our internet address is www.remotemdx.com.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Prospectus.

THIS MANAGEMENT'S DISCUSSION AND ANALYSIS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY REMOTE MDX TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY SECTION 21E OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED BY REMOTE MDX AND DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS REGISTRATION STATEMENT, WORDS SUCH AS "BELIEVES," "EXPECTS," "INTENDS," "PLANS," "ANTICIPATES," "ESTIMATES," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY
FORWARD-LOOKING  STATEMENTS,  ALTHOUGH  THERE  MAY  BE  CERTAIN  FORWARD-LOOKING
STATEMENTS  NOT  ACCOMPANIED  BY SUCH  EXPRESSIONS.  FACTORS THAT COULD CAUSE OR
CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED BELOW IN THE SECTION ENTITLED "INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS" AND UNDER THE HEADING "CERTAIN SIGNIFICANT RISK FACTORS" BELOW. REMOTE MDX DISCLAIMS ANY OBLIGATION OR INTENTION OF UPDATING ANY FORWARD LOOKING STATEMENT.

The following table summarizes our results of operations for the nine months ended June 30, 2006 and 2005.

Summary Consolidated Statements of Operations Data

                                                  Nine Months Ended June 30,
                                                   2006               2005
                                            ------------------------------------
Net sales                                   $        709,404    $       635,935
Cost of goods sold                                   345,869            486,661
                                            ------------------------------------
       Gross profit                                  363,535            149,274
Research and development expenses                  2,030,818          1,084,043
Selling, general, and administrative
  expenses                                        14,366,736          5,505,561
                                            ------------------------------------
       Loss from operations                      (16,034,019)        (6,440,330)
                                            ------------------------------------
Other income (expenses):
       Derivative valuation gain                     629,308                  -
       Interest and other income                       6,102              7,810
       Interest expense                           (6,343,793)          (874,639)
                                            ------------------------------------
       Net loss before discontinued
         operations                         $    (21,742,402)   $    (7,307,159)
       Income (loss) on discontinued
       operations, net of tax                              -                  -
                                            ------------------------------------
       Net loss                             $    (21,742,402)   $    (7,307,159)
                                            ====================================

The following table summarizes our quarterly results of operations for the quarter ended June 30, 2006, compared to the quarter ended June 30, 2005.

Summary Consolidated Statements of Operations Data

                                                   Quarter Ended June 30,
                                                  2006                2005
                                            ------------------------------------
Net sales                                   $        237,496    $       234,249
Cost of goods sold                                   119,408             99,454
                                            ------------------------------------
       Gross profit                                  118,088            134,795
Research and development expenses                    876,646            482,229
Selling, general, and administrative
  expenses                                         8,325,307          3,466,895
                                            ------------------------------------
       Loss from operations                       (9,083,865)        (3,814,329)
                                            ------------------------------------
Other income (expenses):
       Derivative valuation gain                    (731,669)                 -
       Interest and other income                         530               1017
       Interest expense                             (687,895)          (152,297)
                                            ------------------------------------

                                            ------------------------------------
       Net loss                             $     (9,039,561)   $    (3,965,609)
                                            ====================================

Discontinued Operations

During the year ended September 30, 2004, management determined to discontinue our operating activities of consumer electronics distribution. Our activities included wholesale distribution to home manufacturers through December 31, 2002. On January 1, 2003, we entered into an agreement with SecureAlert Entertainment, LLC ("SAE"), an unaffiliated company, granting us exclusive distribution rights to our consumer electronics products to the manufactured homes marketing channel in North America. In exchange for this grant of distribution rights, we received a 7% royalty fee in connection with consumer electronic products sold by SAE under the distribution rights agreement. This agreement expired on December 31, 2003. Because of our decision to pursue a business model to sell and service mobile security and tracking devices, and the significant market expansion costs required to continue our consumer electronic products distribution, we have discontinued our consumer electronics operations. The discontinued operations for the year ended September 30, 2005 and 2004, were as follows:


                                                         Year Ended
                                                        September 30,
                                            ------------------------------------
                                                  2005               2004
                                            ------------------------------------
Net sales and royalties from consumer
 electronics product distribution           $              -    $       101,337

Costs associated with consumer
 electronics operations                                    -              1,822
                                            ------------------------------------

Net income (loss) from discontinued
 operations                                 $              -    $        99,515
                                            ====================================

Continued Operations

Our focus is on building the mobile emergency and personal security systems and tracking market, rather than the consumer electronics market. The following discussion and analysis is therefore based only upon our continued operations.

Fiscal Year Ended September 30, 2005 Compared to Fiscal Year Ended September 30, 2004

Results of Operations

Net Sales

fiscal year ended September 30, 2005, the Company had net sales of $861,868 compared to net sales of $1,117,520 for the fiscal year ended September 30, 2004, a decrease of $255,652. This decrease is due primarily to shifting the Company's focus from selling the MobilePAL to developing the TrackerPAL. During the year ended September 30, 2005, SecureAlert provided net sales of $289,236 compared to net sales of $556,338 for the year ended September 30, 2004. Net sales by Volu-Sol Reagents Corporation ("Reagents") for the fiscal year ended September 30, 2005 were $572,632 compared to $561,182 in fiscal year 2004, an increase of approximately 2%. As the Company's focus continues to shift to the monitoring business, the Company anticipates Reagents' sales will decrease in the future as a percentage of total sales, although there is no assurance that we will experience an increase in SecureAlert revenues.

Cost of Goods Sold

In the fiscal year ended September 30, 2005, cost of goods sold totaled $823,752, compared to cost of goods sold in fiscal 2004 of $1,134,535. This decrease is due primarily to the decrease in net sales. SecureAlert's cost of goods sold totaled $437,224, or 155% of its net sales in 2005, compared to $796,565, or 143% for fiscal 2004. Reagents' cost of goods sold totaled $386,528 in fiscal 2005, compared to $337,970 for the year ended September 30, 2004, an increase of $48,558 or approximately 14% from the prior fiscal year. The increase in overall margins of the Company from negative 2% in fiscal year 2004 to 4% in fiscal year 2005 is attributable primarily to the Company now having an established distributor network.

Research and Development Expenses

In the fiscal year ended September 30, 2005, the Company incurred research and development expenses of $1,766,791 compared to similar expenses in 2004 totaling $205,341. This increase is due primarily to expenses associated with the development of the TrackerPAL device for the parolee market. We anticipate higher research and development expenses in the future due to ongoing research and development related to our TrackerPAL, WatchPAL, and MobilePAL 3000 products.

Selling, General and Administrative Expenses

In the fiscal year ended September 30, 2005, the Company's selling, general and administrative expenses totaled $7,230,222, compared to $4,189,669 for the fiscal year ended September 30, 2004. This increase of $3,040,553 is attributable primarily to an increase in non-cash compensation expense in connection with the grant of options and issuance of shares in lieu of cash compensation to consultants and employees, including officers and directors of the Company. In fiscal year 2005 these non-cash expense items totaled approximately $2,750,000 compared to approximately $1,670,000 during the fiscal year 2004. The $7,230,222 of selling, general and administrative expenses for fiscal year ended September 30, 2005 primarily consists of the following expenses: advertising ($145,400), consulting ($2,945,000), insurance ($248,000), investment banking fees ($237,000), legal, accounting, and professional fees ($450,000), payroll ($2, 053,000), and travel expenses ($395,000).

Other Income and Expense

In the fiscal year ended September 30, 2005, interest expense was $1,448,736, compared to $817,579 in fiscal year 2004. The increase of $631,157 resulted primarily from the issuance of common stock and options granted in connection with debt instruments . During the year ended September 30, 2005, the Company incurred $1,400,683 of non-cash interest expense. We had interest income of $1,720 and other income of $2,850 during fiscal year 2005, compared to interest income of $7,077 and other income of $67,823 during fiscal year 2004. This decrease in other income is due to settling debts in fiscal year 2004 at less than the expense incurred and a recovery of bad debt previously allowed for.

During the year ended September 30, 2005, the Company entered into convertible notes containing embedded derivatives. The Company recognized an initial expense of $780,733 related to these derivatives. The derivative valuation decreased by $200,107 for the year ended September 30, 2005, for a net derivative valuation loss of $580,626.

Net Loss

We had a net loss for the year ended September 30, 2005 totaling $10,983,689, compared to a net loss of $6,406,711 for fiscal year 2004. This increase is due primarily to expenses associated with the development of the TrackerPAL device for parolees.

Three months ended June 30, 2006, Compared to Three months ended June 30, 2005

Net Sales

For the three months ended June 30, 2006, the Company had net sales of $237,496 compared to $234,249 for the three months ended June 30, 2005, an increase of $3,247. The increase in net sales resulted primarily from the sale of stain and reagents solutions.

SecureAlert (PAL Services) had net sales of $80,589 during the three months ended June 30, 2006, compared to net sales of $81,216 for the three months ended June 30, 2005. These sales consisted of $72,721 from mobile emergency and personal security systems and $7,868 from monitoring of offender tracking devices. No SecureAlert (PAL Services) customer accounted for 10% or more of its sales.

Reagents had revenues for the three months ended June 30, 2006, of $156,907, compared to $153,033 during the quarter ended June 30, 2005. The Company anticipates that Reagents' sales will decrease in the future as a percentage of total sales. Fisher Scientific is a significant customer of Reagents, accounting for 38% of Reagents' sales during the period. No other Reagents customer accounted for 10% or more of its sales.

Cost of Goods Sold

For the three months ended June 30, 2006, cost of goods sold was $119,408 compared to $99,454 during the three months ended June 30, 2005, an increase of $19,954. SecureAlert's cost of goods sold totaled $34,895 or 43% of SecureAlert's net sales during the three months ended June 30, 2006. The mobile emergency and personal security products have generally been sold below cost in an effort to secure a recurring revenue stream under monthly monitoring contracts. Reagents' cost of goods sold was $84,513 or 54% of Reagent's net sales during the three months ended June 30, 2006, compared to $79,767 or 52% of Reagent's net sales for the same period during the prior fiscal year. The increase as a percentage of net sales was primarily due to an increase in material and labor costs.

Research and Development Expenses

During the three months ended June 30, 2006 and 2005, research and development expense was $876,646 and $1,084,043, respectively, and consisted primarily of expenses associated with the development of SecureAlert's TrackerPAL device and related services.

Selling, General and Administrative Expenses

During the three months ended June 30, 2006, selling, general and administrative expenses were $8,325,307 compared to $3,466,895 during the three months ended June 30, 2005. The increase of $4,858,412 relates primarily to an increase in advertising and marketing of $65,184; an increase in outside services of $231,147; an increase in payroll and payroll taxes of $313,690; an increase in other selling, general and administrative expenses of $297,011; and an increase in consulting costs of $3,951,380. Consulting expense increased due to warrants issued for consulting services with a value of $2,438,074 (non-cash portion is $2,438,074), expenses related to the issuance of common stock and options issued to employees and the board of directors of $963,069 (non-cash portion is $963,069), and other consulting of $550,237 (non-cash portion is $500,237). The majority of other consulting expense for the three months ended June 30, 2006, is related to the issuance of warrants and shares of common stock issued to consultants for public relations and branding services and to increase the Company's presence in the capital markets.

Interest Income and Expense

During the three months ended June 30, 2006, interest expense totaled $687,895 compared to $152,297 paid in the three months ended June 30, 2005. This amount consists primarily of non-cash interest expense of approximately $646,995 related to unamortized financing costs associated with shares of common stock issued for prepaid interest.

Nine months ended June 30, 2006, Compared to Nine months ended June 30, 2005

Net Sales

Net sales during the nine months ended June 30, 2006 were $709,404 compared to $635,935 in net sales during the nine months ended June 30, 2005, an increase of $73,469. The increase in net sales resulted primarily from the sale of stain and reagents solutions.

SecureAlert (PAL Services) had net sales of $233,521 during the nine months ended June 30, 2006, compared to $216,626 during the nine months ended June 30, 2005. These sales consisted of $225,653 from mobile emergency and personal security systems and $7,868 from monitoring of offender tracking devices. Reagents had sales for the nine months ended June 30, 2006, of $475,883, compared to $419,309 during the same period in the prior fiscal year, an increase of $56,574. This increase is due to Reagents' largest customer ordering more products.

During the nine months ended June 30, 2006, one customer accounted for more than 10% of sales. Fisher Scientific accounted for approximately 22% ($156,445) of sales.

Cost of Goods Sold

For the nine  months  ended  June 30,  2006,  cost of  goods  sold was  $345,869 compared to $486,661 during the nine months ended June 30, 2005, a decrease of $140,792. During the fiscal year ended September 30, 2005, the Company recorded an impairment of the GPS2000 mobile phone inventory based on the estimated recoverability of the inventory. Therefore, the sales of such phones during the period ended June 30, 2006, resulted in a lower cost of goods sold per unit based on the impairment. SecureAlert's cost of goods sold totaled $102,997 or 44% of SecureAlert's net sales during the nine months ended June 30, 2006. The mobile emergency and personal security products have generally been sold below cost in an effort to secure a recurring revenue stream under monthly monitoring contracts. Reagents' cost of goods sold was $242,872 or 51% of Reagent's net sales during the nine months ended June 30, 2006, compared to $241,972 or 58% of Reagent's net sales for the same period during the prior fiscal year. The decrease as a percentage of net sales was primarily due to a reduction in material and labor costs.

Research and Development Expenses

During the nine months ended June 30, 2006 and 2005, research and development expense was $2,030,818 and $1,084,043, respectively, and consisted primarily of expenses associated with the development of SecureAlert's TrackerPAL device and related services.

Selling, General and Administrative Expenses

During the nine months ended June 30, 2006, selling, general and administrative expenses were $14,366,736 compared to $5,505,561 during the nine months ended June 30, 2005. The increase of $8,861,175 relates primarily to an increase in legal and professional fees of $234,734; an increase in outside services of $407,993; an increase in payroll and payroll taxes of $510,537; an increase in travel of $179,725; an increase in other selling, general and administrative expenses of $541,461 and an increase in consulting costs of $6,986,725. Consulting expense increased due to warrants issued for consulting services with a value of $2,591,928 (non-cash portion is $2,591,928), tooling costs of $219,084, expenses related to the issuance of common stock and options issued to employees and the board of directors of $2,664,360 (non-cash portion is
$2,664,360), and other consulting of $1,511,353 (non-cash portion is $1,209,853). The majority of other consulting expense for the nine months ended June 30, 2006 is related to the issuance of warrants and shares of common stock issued to consultants for public relations and branding services and to increase the Company's presence in the capital markets.

Interest Income and Expense

During the nine months ended June 30, 2006, interest expense totaled $6,343,793, compared to $874,639 for the period ended June 30, 2005. This amount consists primarily of non-cash interest expense of $5,869,686 related to the issuance of common stock in settlement of various note obligations and $321,429 to record a beneficial conversion feature. In addition, interest expense increased significantly for the nine months ended June 30, 2006 because several notes converted during the period; thus, recognizing the unamortized financing costs associated with shares of common stock issued for prepaid interest.

Liquidity and Capital Resources

The Company is presently unable to finance its operations solely from cash flows from operating activities. During the nine months ended June 30, 2006, the Company financed its operations primarily from the sale of debt and equity securities of the Company for net proceeds of $11,190,610.

As of June 30, 2006, the Company had unrestricted cash of $1,517,269 and a working capital deficit of $1,108,968, compared to unrestricted cash of $416,036 and a working capital deficit of $5,217,466 at September 30, 2005.

During the nine months ended June 30, 2006, the Company's operating activities used cash of $7,549,124, compared to $2,703,011 of cash used during the nine months ended June 30, 2005. The increase was primarily a result of an increase in selling, general and administrative expenses and research and development costs related to SecureAlert's TrackerPAL device.

The Company used cash of $348,397 for investing activities during the nine months ended June 30, 2006. The Company's financing activities during the nine months ended June 30, 2006, provided cash of $8,998,754 compared to $3,120,208 during the nine months ended June 30, 2005. During the nine months ended June 30, 2006, the Company had net proceeds of $2,321,153 from the issuance of debt, as well as net cash proceeds of $8,869,457 from the sale of its debentures and equity securities. Cash was decreased by $1,299,121 in payments to notes payable and on the bank line of credit, and $505,726 in net payments on the related party line of credit.

The Company incurred a net loss of $21,742,402 through the nine months ended June 30, 2006. As of June 30, 2006, the Company had a net tangible stockholders' deficit of $3,398,013 and an accumulated deficit of $104,671,032. These factors, as well as the risk factors set out in the Company's annual report on Form 10-KSB for the year ended September 30, 2005, raise substantial doubt about the Company's ability to continue as a going concern. The unaudited condensed consolidated financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty. The Company's plans with respect to this uncertainty include raising capital from the sale of the Company's common stock or other debt and equity securities.

There is no assurance that the Company will be successful in its plans to raise capital or meet its current financial obligations. There has been no adjustment to the financial statements included in this report should management's plans not be met.

Contractual Obligations

The following table summarizes our outstanding borrowings (at face value) and long-term contractual obligations at June 30, 2006, and the periods in which these obligations are scheduled to be paid in cash:


                                  Payments Due By Period
                 ---------------------------------------------------------------
   Contractual                   Less Than      1 - 3        3 - 5     More than
    Obligations      Total        1 Year        Years        Years      5 Years
--------------------------------------------------------------------------------


Notes             $ 4,083,078  $ 4,083,078            -           -        -

Operating leases    1,310,785      507,959      723,430      79,396        -
                  --------------------------------------------------------------
Total             $ 5,393,863  $ 4,591,037  $ 4,621,189   $  79,396        -
                  ==============================================================

Inflation

The Company does not believe inflation has had a material adverse impact on its business or operating results during the periods presented nor is it expected to in the next year.

Critical Accounting Policies

In Note 2 to the audited financial statements for the fiscal year ended September 30, 2005 included in this registration statement, the Company discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position. The Company believes the accounting principles utilized by it conform to generally accepted accounting principles in the United States of America.

The preparation of consolidated financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

With respect to inventory reserves, revenue recognition, impairment of long-lived assets, and accounting for stock-based compensation, the Company applies the following critical accounting policies in the preparation of its financial statements:

Inventory Reserves

The nature of the Company's business requires maintenance of sufficient inventory on hand at all times to meet the requirements of its customers. The Company records finished goods inventory at the lower of standard cost, which approximates actual costs (first-in, first-out) or market. Raw materials are stated at the lower of cost (first-in, first-out), or market. General inventory reserves are maintained for the possible impairment of the inventory. Impairment may be a result of slow moving or excess inventory, product obsolescence or changes in the valuation of the inventory. In determining the adequacy of reserves, management analyzes the following, among other things:

         o    Current inventory quantities on hand;
         o    Product acceptance in the marketplace;
         o    Customer demand;
         o    Historical sales;
         o    Forecast sales;
         o    Product obsolescence; and
         o    Technological innovations.

Any modifications to these estimates of reserves are reflected in the cost of goods sold within the statement of operations during the period in which such modifications are determined necessary by management.

Revenue Recognition

The Company derives revenue primarily from the sale of its mobile medical emergency products with service contracts, and reagent stains. Under applicable accounting principles, revenue, less reserves for returns, is recognized upon shipment to the customer. For the two fiscal years ended September 30, 2005 and 2004 the provision for sales returns was not material. Revenue from products sold with long-term service contracts are recognized ratably over the life of the expected life of the contract. Amounts received in advance of shipment are recorded as deferred revenue. Shipping and handling fees are included as part of net sales. The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of goods sold.

Impairment of Long-lived Assets

The Company reviews its long-lived assets, other than goodwill, for impairment when events or changes in circumstances indicate the book value of an asset may not be recoverable. An evaluation is made at each balance sheet date, to determine whether events and circumstances have occurred which indicate possible impairment. An estimate is made of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life of in measuring whether the assets are recoverable.

Accounting for Stock-based Compensation

The Company accounts for stock-based compensation issued to employees and directors under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under APB No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of the Company's common stock and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the common stock and is recognized on the date of award or purchase. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based
Compensation," requires pro forma information regarding net loss and net loss per common share as if the Company had accounted for its stock options granted under the fair value method. This pro forma disclosure is presented in Note 11 to the audited financial statements.

The Company accounts for stock-based compensation issued to persons other than employees using the fair value method in accordance with SFAS No. 123 and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of either the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

Allowance for Doubtful Accounts

The Company must make estimates of the collectibility of accounts receivables. In doing so, we analyze accounts receivable and historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Recent Accounting Pronouncements
--------------------------------

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), "Shared-Based Payment." Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise of (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair value of stock options and other share-based compensation issued to employees in the statement of operations. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employee", which was permitted under Statement 123, as originally issued.

The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements.

Statement 123(R) is effective as of October 1, 2006 for the Company. All public companies must use either the modified prospective or the modified retrospective transition method. The Company has not yet evaluated the impact of adoption of this pronouncement, but believes it may have a material impact on the consolidated financial statements.

In November 2004, the FASB issued Statement No. 151, "Inventory Costs", to amend the guidance in Chapter 4, "Inventory Pricing", of FASB Accounting Research Bulletin No. 43, "Restatement and Revision of Accounting Research Bulletins." Statement No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Statement requires that those items be recognized as current-period charges. Additionally, Statement 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement No. 151 is effective for fiscal years beginning after June 15, 2005. The Company is currently evaluating the impact of the adoption of this Statement which is required to be adopted in the fiscal year 2006.

As part of its short-term international convergence project with the IASB, on December 16, 2004, the FASB issued Statement 153 to address the accounting for non-monetary exchanges of productive assets. Statement 153 amends APB No. 29, "Accounting for Non-Monetary Exchanges", which established a narrow exception for non-monetary exchanges of similar productive assets from fair value measurement. This Statement eliminates that exception and replaces it with an exception for exchanges that do not have commercial substance. Under Statement 153 non-monetary exchanges are required to be accounted for at fair value, recognizing any gains or losses, if their fair value is determinable within reasonable limits and the transaction has commercial substance.

The Statement specifies that a non-monetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has adopted this Statement in fiscal year 2005 and adoption is not expected to have a material impact on the financial position or results of operations.

Forward-looking statements

All statements made in this prospectus, other than statements of historical fact, which address activities, actions, goals, prospects, or new developments that we expect or anticipate will or may occur in the future, including such things as expansion and growth of operations and other such matters, are forward-looking statements. Any one or a combination of factors could materially affect our operations and financial condition. These factors include competitive pressures, success or failure of marketing programs, changes in pricing and availability of parts inventory, creditor actions, and conditions in the capital markets. Forward-looking statements made by us are based on knowledge of our business and the environment in which we currently operate. Because of the factors listed above, as well as other factors beyond our control, actual results may differ from those in the forward-looking statements. We expressly disclaim any intention or obligation to update any forward-looking statement.

Selling Shareholders

The various transactions in which the Selling Shareholders received the shares which are to be resold under this registration statement are described below.

Series C Convertible Preferred Stock

Between March 2006, and June 2006, we sold a total of 5,357,143 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock") in a private offering (the "Preferred Stock Offering"). We sold 617,352 shares of Preferred Stock in connection with the conversion of $1,037,151 of previously existing debt instruments, and 4,739,791 shares for cash proceeds of $7,962,849. The purchase price for the Preferred Stock was $1.68 per share. At the closing of the Preferred Stock Offering, we had 5,357,143 shares of Series C Preferred Stock outstanding.

A total of 142 entities or individuals purchased shares of Preferred Stock in the Preferred Stock Offering. Three investors converted debt instruments into shares of Preferred Stock, and 139 investors purchased shares for cash. Collectively, these investors are referred to in this Registration Statement as the Preferred Stockholders.

The minimum subscription in the Preferred Stock Offering was $50,000. The Preferred Stockholders represented that they were all accredited investors, pursuant to Regulation D, and the offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Regulation D promulgated thereunder.

We used approximately $1,000,000 of the cash proceeds from the Preferred Stock Offering to repay certain debt instruments. The remaining cash proceeds were used for working capital and general corporate purposes, in our discretion.

The Preferred Stock is convertible into shares of our common stock. Initially, each share of Preferred Stock is convertible into three shares of common stock, subject to adjustment. As such, the 5,357,143 shares of Preferred Stock were convertible, as of August 24, 2006, into 16,071,429 shares of our common stock.

In connection with the Preferred Stock Offering, we granted to the Preferred Stockholders registration rights, pursuant to which we agreed to register the resale by the Preferred Stockholders of shares of our common stock issued to the Preferred Stockholders in connection with conversions of the Preferred Stock. We filed this registration statement to register the resale of up to 16,071,429 shares of our common stock by the Preferred Stockholders.

August 2006 Common Stock Private Placement

On August 4, 2006, we closed a private placement (the "August Private Offering") of shares of our common stock. We sold 5,300,000 shares of our common stock (the "August Shares"), at a purchase price of $1.30 per share, for aggregate proceeds to us of $6,890,000. We intend to use the proceeds from the sale of the August Shares for general corporate purposes.

The investors in the private offering were EGI Fund (05-07) Investors, LLC; Robert A. Naify Living Trust Dtd. February 8, 1991; Gimmel Partners, LP; Ninth Street Partners, Ltd.; Bernard Osher Trust U/A DTD 3-8-88, Bernard Osher Trustee; Will K. Weinstein Revocable Trust UTA dtd 2/27/90; HHS Partnership; Andy Blank Revocable Living Trust U/A dtd 12/27/1999; 2005 Blickman Family Trust; and Taube Investment Partners, LP. Taube Investment Partners, LP ("TIP") designated five individuals or entities to receive the shares purchased by TIP. Those designees, who are among the Selling Shareholders under this registration statement, are Taube Family Trust; TFT Partners, LLC; Diane M. Taube; Taube 2002 Irrevocable Trust; and Belmont Partners, LLC.

In connection with the sale of the August Shares, we granted registration rights to the purchasers, in connection with which we agreed to file a registration statement to register the resale of the August Shares by the purchasers within 60 days of the closing. We also agreed to use our best efforts to have the registration statement declared effective within 120 days of the filing. In the event that the registration statement is not filed within 60 days of the closing, or effective within 120 days of the filing, we are required to pay a 5% penalty to the investors.

Option Holder

One of our Selling Shareholders received or may receive up to 300,000 shares of common stock upon the exercise of options issued on May 18, 2006.

October 2005 Private Placement Transaction

In October 2005, we conducted a private offering (the "October 2005 Offering") of our shares of common stock. We sold an aggregate of 1,000,000 shares of common stock at a per share price of $0.70 per share, for gross proceeds of $700,000. In connection with the October 2005 Offering, we issued 50,000 shares of our common stock in payment of a commission to the placement agent, and paid the placement agent a consulting fee of 300,000 additional shares for future consulting services.

In connection with the October 2005 Offering, we granted piggy-back registration rights to the participants in that offering. Nineteen of the Selling Shareholders in this registration statement received their shares in the October 2005 Offering, their resales are being registered pursuant to the registration rights granted.

Letter of Credit Transaction

In July 2006, we arranged with three entities (the David S. Pottruck Revocable Trust; the Klapper Family Trust; and Clydesdale Partners, LLC), and three individuals (Stuart J. Kahn, John C. Walsey, and William B. Stevenson), to provide letters of credit to serve as collateral to secure the repayment of a line of credit from Citizens Bank to Remote MDx (the "Citizens LOC"), providing for loans from Citizens Bank to Remote MDx of up to $10 million. Each entity established a letter of credit in the amount of $1,000,000, and the three individuals collectively arranged for a letter of credit in the amount of $1,000,000.

As consideration for arranging for the letters of credit, we agreed to issue 100,000 shares of common stock to each of the entities and to the three individuals collectively. Additionally, we agreed to pay to each letter of credit provider an amount equal to eleven percent (11%) per annum of the total amount of the letter of credit until the letter of credit LC is terminated, with such payments being made on a monthly basis in arrears on the first day of each month. Further, we agreed to pay to each letter of credit provider the amount of $10,000, upon the funding of the initial $1 million of the Citizens LOC, against the fees and costs incurred by the letter of credit provider to establish the letter of credit.

Accordingly, six of our investors, the three entities and the three individuals named above, received the shares being resold under this registration statement in connection with the letters of credit discussed above.

Other Consulting Agreements and Loans

In a series of transactions between March 2005 and January 2006, we paid off loans, accounts payable, and consulting contracts by issuing 4,379,000 shares of common stock, with the commitment to register the resale of such shares. This registration statement includes the shares to be resold by sixteen individuals or entities who received their shares in these transactions.

The Selling Shareholders and the transactions in which they received shares are identified below in the "Selling Shareholders" Section of this registration statement.

This prospectus and the registration statement of which it is a part covers the resale of up to 27,760,429 shares of our common stock issuable to the Selling Shareholders as described above. The following information is not determinative of any Selling Shareholder's beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.


------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
                           Shares of    Shares of
                            Common        Common
                             Stock        Stock      Percentage of   Number of
                           Owned by    Issuable to    Common Stock   Shares of      Number of        Percentage of
    Name of Selling         Selling      Selling      Issuable to      Common       Shares of        Common Stock
      Shareholder         Shareholder  Shareholder      Selling        Stock       Common Stock      Beneficially
                           Prior to        Upon       Shareholder    Registered    Owned After       Owned After the
                           Offering     Conversion        (1)        Hereunder       Offering           Offering
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
EGI Fund (05-07)
Investors, LLC              2,300,000             0           2.98%     2,300,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Robert A. Naify Living
Trust Dtd. February 8,
1991                          625,000             0           0.81%       625,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Gimmel Partners, LP           400,000             0           0.52%       400,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Ninth Street Partners,
Ltd.                          350,000             0           0.45%       350,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Bernard Osher Trust
U/A/ DTD 3-8-88,
Bernard Osher Trustee         350,000             0           0.45%       350,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Will K Weinstein
Revocable Truste UTA
dtd 2/27/90                   225,000             0           0.29%       225,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
HHS Partnership               200,000             0           0.26%       200,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Andy Blank Revocable
Living Trust U/A dtd
12/27/99                      150,000             0           0.19%       150,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
2005 Blickman Family
Trust                         100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Taube Family Trust            320,000             0           0.41%       320,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
TFT Partners, LLC             100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Diane M. Taube                 75,000             0           0.10%        75,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Taube 2002 Irrevocable
Trust                          75,000             0           0.10%        75,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Belmont Partners, LLC          30,000             0           0.04%        30,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Charles Alberta                25,000             0           0.03%        25,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Cobble Creek Consulting       200,000             0           0.26%       200,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Congregation of Judah &
Israel                         20,000             0           0.03%        20,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Ed Tennenhaus                 250,000             0           0.32%       250,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Gary Gelbfish                 960,000             0           1.24%       960,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Chaga Siegfried                40,000             0           0.05%        40,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Harborview Master Fund
L.P.                          750,000             0           0.97%       750,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Hyman Sitko                    20,000             0           0.03%        20,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jason Jack                     10,000             0           0.01%        10,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jim Carter                    100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
John Thompson                 100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michael Sargenti               25,000             0           0.03%        25,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Robert Sargenti, Jr.           30,000             0           0.04%        30,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Robert Sargenti, Sr.           80,000             0           0.10%        80,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Salem Al Dhaheri            1,000,000             0           1.30%     1,000,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Sol Tennenhaus                 64,000             0           0.08%        64,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Stephen Sargenti               20,000             0           0.03%        20,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Tyler Jack                     70,000             0           0.09%        70,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
2005 Blickman Family
Trust (3)                           0       178,500           0.23%       178,500      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Aaron Fricke IRA (3)                0        42,000           0.05%        42,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Adrienne Baker (3)                  0       357,144           0.46%       357,144      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Alan Sycoff (3)                     0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
American Pension
Services, Inc./FUB
Custodian for (Mark
Hesterman) Three G.
Financial LLC Roth
401(k) (3)                          0        12,000           0.02%        12,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Anasazi Partners II LLC
(3)                                 0       535,716           0.69%       535,716      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Anasazi Partners III
LLC (3)                             0       178,572           0.23%       178,572      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Anasazi Partners III
LLC - Offshore (3)                  0     1,283,175           1.66%     1,283,175      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Azasazi Partners III
LLC - Domestic (3)                  0       535,719           0.69%       535,719      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Banyan Investment
Company (3)                         0       402,000           0.52%       402,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Benjamin Rodriguez (3)              0        50,001           0.06%        50,001      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Blackhawk Properties (3)            0       105,000           0.14%       105,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Brandon Wood (3)                    0        27,000           0.03%        27,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Brent Ryhlick (3)                   0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Brian Hobbs IRA (3)                 0        18,300           0.02%        18,300      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Brian Peterson (3)                  0        32,001           0.04%        32,001      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Brian Peterson Roth IRA
(3)                                 0        27,000           0.03%        27,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------

------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Butternut Partners (3)              0       117,000           0.15%       117,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
C. Eugene Gronning Roth
IRA (3)                             0        27,000           0.03%        27,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Carl Edward Wilson (3)              0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Charles MacQuiddy (3)               0        71,430           0.09%        71,430      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Chris Baker  (3)                    0     1,360,512           1.76%     1,360,512      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Cimarolo Partners (3)               0       178,572           0.23%       178,572      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Clark Johnston (3)                  0        18,000           0.02%        18,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Clydesdale Parnters LLC
PFK Management Group,
LLC, Manager (3)                    0       926,028           1.20%       926,028      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Craig Langhamer (3)                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Dallin Bagley (3)                   0        18,000           0.02%        18,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Damon Mungo (3)                     0        21,429           0.03%        21,429      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Daniel Dzegar (3)                   0        71,430           0.09%        71,430      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
David Krieger (3)                   0        22,323           0.03%        22,323      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
David Pottruck
Revocable Trust (3)                 0       535,716           0.69%       535,716      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Debra Langhamer (3)                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Dennis Kirk (3)                     0        21,429           0.03%        21,429      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Devin Mungo (3)                     0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Douglas Evans (3)                   0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Evans Bower (3)                     0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Gerd Konig (3)                      0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Gina Wood IRA (3)                   0        20,790           0.03%        20,790      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Gordan Milar (3)                    0        27,000           0.03%        27,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Gregory & Andrea
Hughsam (3)                         0        89,286           0.12%        89,286      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Harvey and Gloria
Zaretzky (3)                        0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Helen Reichberg (3)                 0        26,787           0.03%        26,787      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Hume & Associates (3)               0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Irene
Langhamer-Revocable
Trust (3)                           0        26,787           0.03%        26,787      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Irene McGrath (3)                   0        50,001           0.06%        50,001      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Ivars Bars (3)                      0        89,286           0.12%        89,286      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
J. Lee Barton (3)                   0       892,857           1.16%       892,857      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
James Wood (3)                      0        24,000           0.03%        24,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jeff Peterson (3)                   0       162,000           0.21%       162,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jeff Peterson IRA (3)               0        39,000           0.05%        39,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jeffery Davidson (3)                0        35,700           0.05%        35,700      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jeffery L. Roberson
Revocable Trust (3)                 0        26,787           0.03%        26,787      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jeffrey Halbert (3)                 0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jerry Gilmore (3)                   0        26,787           0.03%        26,787      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
John Horstkoetter IRA
(3)                                 0        89,286           0.12%        89,286      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
John Prather (3)                    0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
John Sheridan IRA (3)               0        45,000           0.06%        45,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
John Walsey (3)                     0       360,000           0.47%       360,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jon Vincitore (3)                   0        35,715           0.05%        35,715      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jonathan C. Peterson (3)            0        60,000           0.08%        60,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jonathan Peterson (3)               0        54,000           0.07%        54,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jonathan Peterson Roth
IRA (3)                             0        36,000           0.05%        36,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Joyce Sycoff (3)                    0        87,501           0.11%        87,501      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Joyce Sycoff IRA (3)                0        46,428           0.06%        46,428      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Julian Kemble (3)                   0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Karen Spence (3)                    0        36,000           0.05%        36,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Keith Grubb IRA (3)                 0       357,144           0.46%       357,144      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Keith Langhamer (3)                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Kelly Nelson (3)                    0        27,000           0.03%        27,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Kenneth Velleman (3)                0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Kent Dinsdale IRA (3)               0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Key Stone Partners (3)              0        18,000           0.02%        18,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Kimberly L.
Blake-Datson (3)                    0        36,000           0.05%        36,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Kirk Benson (3)                     0        18,000           0.02%        18,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Larry and Harriet
Winsten (3)                         0        89,286           0.12%        89,286      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Larry Hobbs (3)                     0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Lee Zaretzky (3)                    0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------

------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Liberty Capital (3)                 0        51,000           0.07%        51,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Marc Langhamer (3)                  0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Mark Muchow (3)                     0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Mark Peterson (3)                   0       450,000           0.58%       450,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Matthew Milar (3)                   0       333,000           0.43%       333,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Maurice Alfermann Trust
(3)                                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Maxim Management Corp.
(3)                                 0        42,000           0.05%        42,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michael Chase (3)                   0       180,000           0.23%       180,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michael Jenkins (3)                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michael Maldonado IRA
(3)                                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michelle Mamby (3)                  0        18,000           0.02%        18,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michelle Richards/John
Sheridan (3)                        0        45,000           0.06%        45,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Michelle Squitieri &
Andria Chan (3)                     0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
NOB Hill Capital
Partners (3)                        0       600,000           0.78%       600,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Noel Tomlinson (3)                  0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Orinda Global
Investments (3)                     0        99,999           0.13%        99,999      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Patricia Marriott IRA
(3)                                 0        63,000           0.08%        63,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Rachel & Brian Hobbs,
JTWROS (3)                          0        64,290           0.08%        64,290      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Rachel Hobbs IRA (3)                0        17,859           0.02%        17,859      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Randy Langhamer (3)                 0        92,856           0.12%        92,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Redrock Trust (3)                   0        75,000           0.10%        75,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Revan Schwartz (3)                  0        35,715           0.05%        35,715      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Richard & Pearl Pink (3)            0        53,571           0.07%        53,571      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Richard Hahner (3)                  0        35,715           0.05%        35,715      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Richard Pecora (3)                  0        18,036           0.02%        18,036      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Richard Reynolds (3)                0        35,715           0.05%        35,715      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Robert Naify Living
Trust (3)                           0       180,000           0.23%       180,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Rodriguez Amar (3)                  0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Ronald Zaretzky (3)                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Royal Ranney Rev Trust
(3)                                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
SAAL Revocable Living
Trust (3)                           0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Saal-Bovee Management
(3)                                 0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Salomon Mikel (3)                   0        44,643           0.06%        44,643      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Scott Langhamer (3)                 0        33,930           0.04%        33,930      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Sharon Madden (3)                   0         9,000           0.01%         9,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Stacey Lee/Beatrice Lee
(3)                                 0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Stephanie Adam (3)                  0        45,000           0.06%        45,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Steven Berecz IRA (3)               0        53,571           0.07%        53,571      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Steven Cook (3)                     0        35,715           0.05%        35,715      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Stuart Kahn (3)                     0        30,000           0.04%        30,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Susan Alder (3)                     0        30,000           0.04%        30,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Tassainer Properties (3)            0        39,000           0.05%        39,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Thomas Nancoo (3)                   0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Todd & Terry Miller (3)             0       189,285           0.25%       189,285      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Todd Groskreutz IRA (3)             0         9,000           0.01%         9,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
V. Mark Peterson Roth
IRA (3)                             0        45,000           0.06%        45,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
VATAS Holding (3)                   0     1,785,714           2.31%     1,785,714      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Vernelle Braun (3)                  0        39,285           0.05%        39,285      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Victor Squitieri (3)                0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Whisper Investment Co.
(3)                                 0       126,000           0.16%       126,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
William Harnish (3)                 0        89,286           0.12%        89,286      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
William McCartney (3)               0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
William Ryan Tevis IRA
(3)                                 0        22,104           0.03%        22,104      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Willian Ryan Tevis (3)              0        18,390           0.02%        18,390      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Winston Williams (3)                0        17,856           0.02%        17,856      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
David Salamon (4)                   0       300,000           0.39%       300,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
V. Mark Peterson              100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jeffrey Peterson               70,000             0           0.09%        70,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Whisper Investment
Company                       100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Delaware Charter Trust
FBO Jeffrey Peterson           15,000             0           0.02%        15,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jonathan Peterson              15,000             0           0.02%        15,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Banyan Investment Co.,
LLC                           100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------

------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Redrock Trust                  50,000             0           0.06%        50,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Blackhawk Properties LLC       50,000             0           0.06%        50,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Liberty Capital, LLC           50,000             0           0.06%        50,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Mark N. Schneider              20,000             0           0.03%        20,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Jonathan Peterson              50,000             0           0.06%        50,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
The Oxford Group, Inc.        100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Butternut Partners, LLC        50,000             0           0.06%        50,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
W. Reed Jensen                127,000             0           0.16%       127,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Brian Reed Jensen              43,000             0           0.06%        43,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Bridgewater Ventures,
LLC                            20,000             0           0.03%        20,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Tidewater Trust                10,000             0           0.01%        10,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Matthew Te Milar               30,000             0           0.04%        30,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Alpine Securities             350,000             0           0.45%       350,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Bill Stevenson                 33,333             0           0.04%        33,333      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Clydesdale Partners           100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
David Pottruck Trust          100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
John Walsey                    33,333             0           0.04%        33,333      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Klapper Family Trust          100,000             0           0.13%       100,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Stuart Kahn                    33,334             0           0.04%        33,334      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Premier Asset Management      125,000             0           0.16%       125,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------
Todd Vowell                   450,000             0           0.58%       450,000      0 (2)            0% (2)
------------------------- ------------ ------------- --------------- ------------- --------------- ------------------

_____________________

         (1) As noted above, the Preferred Stockholders are prohibited by the terms of the Preferred Stock from converting shares of the Preferred Stock that would cause them to beneficially own more than 4.99% of the then outstanding shares of our common stock following such conversion. The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

         (2) Assumes a hypothetical sale of all of the shares of common stock held by this Selling Shareholder. There is no assurance that this Selling Shareholder will sell any or all of the shares offered hereby. This number and percentage may change based on this Selling Shareholder's decision to sell or hold the Shares. If the Selling Shareholder sells all of the common shares registered hereunder, the number of shares held following such sales would be 0 and the percentage of ownership would be 0%.

         (3) Consisting of shares of common stock issuable upon a hypothetical conversion of the shares of Series C Preferred Stock held by this Selling Shareholder as of September 27, 2006. This prospectus registers the resale of up to an aggregate of 16,071,429 shares of common stock issuable to these Selling Shareholders in connection with conversions of the Preferred Stock. Accordingly, we may not issue shares in excess of 16,071,429 to the Selling Shareholders upon conversion of the Preferred Stock unless we file additional registration statements registering the resale of the additional shares.

         (4) Consisting of shares issuable to this Selling Shareholder upon a hypothetical exercise of options issued on May 18, 2006.

The following table lists the natural persons with voting or investment control of the entity Selling Shareholders:

EGI Fund (05-07) Investors, LLC                             Sam Zell
Robert A. Naify Living Trust Dtd. February 8, 1991          Robert Naify
Gimmel Partners, LP;                                        Alan Weichselbaum
Ninth Street Partners, Ltd.                                 Harvey Heller
Bernard Osher Trust U/A DTD 3-8-88, Bernard Osher Trustee   Bernard Osher
Will K. Weinstein Revocable Trust UTA dtd 2/27/90           Will K. Weinstein
HHS Partnership                                             Phil Handy

Andy Blank Revocable Living Trust U/A dtd 12/27/1999        Jerry Blank
2005 Blickman Family Trust                                  Larry Blickman
Taube Family Trust                                          Tad Taube
TFT Partners, LLC                                           Tad Taube
Taube 2002 Irrevocable Trust                                Tad Taube
Belmont Partners, LLC                                       Tad Taube
Whisper Investment Company                                  Todd Groskrautz
Banyan Investment Company                                   Mark Peterson
Redrock Trust                                               Jeff Peterson
Blackhawk Properties                                        Mark Peterson
Liberty Capital                                             Jeff Peterson
Butternut Partners                                          Reed Jenson
Bridgewater Ventures LLC                                    Jeff Peterson
Tidewater Trust                                             Phillip Blomquist
Alpine Securities                                           Mark Peterson
Vatas Holding GMBH                                          Lars Windhorst
Aaron Fricke IRA
American Pension Services, Inc./FUB
  Custodian for (Mark Hesterman)
  Three G. Financial LLC Roth 401(k)
Anasazi Partners II LLC                                     Christopher Baker
Anasazi Partners III LLC                                    Christopher Baker
Anasazi Partners III LLC - Offshore                         Christopher Baker
Azasazi Partners III LLC - Domestic                         Christopher Baker
Brian Hobbs IRA
Brian Peterson Roth IRA
C. Eugene Gronning Roth IRA
Cimarolo Partners                                           Christopher Baker
Clydesdale Parnters LLC PFK
  Management Group, LLC, Manager                            Paul Klapper
David Pottruck Revocable Trust                              David Pottruck
Gina Wood IRA
Hume & Associates                                           Jeffrey Hume
Irene Langhamer-Revocable Trust
Jeff Peterson IRA
Jeffery L. Roberson Revocable Trust
John Horstkoetter IRA
John Sheridan IRA
Jonathan Peterson Roth IRA
Joyce Sycoff IRA
Keith Grubb IRA
Kent Dinsdale IRA
Key Stone Partners                                          Charles Lyman
Maurice Alfermann Trust
Maxim Management Corp.
Michael Maldonado IRA
NOB Hill Capital Partners                                   Steve Mittel
Orinda Global Investments                                   Stu Kahn
Patricia Marriott IRA
Rachel Hobbs IRA
Robert Naify Living Trust                                   Robert Naify
Royal Ranney Rev Trust                                      Royal Ranney

SAAL Revocable Living Trust                                 Saal Bovee
Saal-Bovee Management                                       Saal Bovee
Steven Berecz IRA
Tassainer Properties                                        Tig Peterson
Todd Groskreutz IRA
V. Mark Peterson Roth IRA
VATAS Holding                                               Lars Windhorst
Whisper Investment Co.                                      Todd Groskrautz
William Ryan Tevis IRA
Bada Financial                                              Barry Minter
Cobble Creek Consulting                                     David Pommerantz
Congregation of Judah & Israel                              Mendy Arentz
Harborview Master Fund L.P.                                 Richard Rosenblum
Premier Asset Management                                    Jason Vowell
Clydesdale Partners                                         Paul Klapper
David Pottruck Trust
Klapper Family Trust                                        Paul Klapper
Delaware Charter Trust
 FBO Jeffrey Peterson                                       Brian Peterson
Redrock Trust                                               Jeff Peterson
Blackhawk Properties LLC                                    Mark Peterson
Liberty Capital, LLC                                        Jeff Peterson
Mark Peterson Roth IRA


Plan of Distribution

The Selling Shareholders, their pledgees, donees, transferees or other successors in interest, may from time to time sell the shares of our Common Stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The Selling Shareholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, prices at or related to the then-current market price or at negotiated prices. The Selling Shareholders will determine the specific offering price of the Shares from time to time that, at that time, may be higher or lower than the market price of our Common Stock quoted on the OTC Bulletin Board.

The Selling Shareholders and any underwriters, broker-dealers or agents participating in the distribution of the Shares of our Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Shareholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Warrants or shares against certain liabilities, including liabilities arising under the Securities Act.

Because a Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The method by which the Selling Shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their Shares may include, but are not limited to, the following:

         o sales on the over-the-counter market, or other securities exchange on which the Common Stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;
         o    sales in privately negotiated transactions;
         o    sales for their own account pursuant to this prospectus;
         o through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;
         o cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;
         o purchases by broker-dealers who then resell the shares for their own account;
         o    brokerage transactions in which a broker solicits purchasers;
         o    any combination of these methods of sale; and
         o    any other method permitted pursuant to applicable law.

Any Shares of Common Stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The Shares of our Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our Common Stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of Shares of our Common Stock by the Selling Shareholders.

The Selling Shareholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders. We will pay all expenses of preparing and reproducing this prospectus, including expenses of compliance with state securities laws and filing fees with the SEC.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of securities may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the securities for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Shareholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the securities by Selling Shareholders. The foregoing may affect the marketability of the securities offered hereby.

A Selling Shareholder may be deemed to be an "underwriter" as such term is defined in the Securities Act, and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "RMDX.OB."

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the Shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

Michael Sibbet and HGR Enterprises v. RemoteMDx and SecureAlert, Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 060915336. On September 20, 2006, Plaintiffs Michael Sibbet and HGR Enterprises brought an action in Utah state court against Remote MDx and SecureAlert. The suit alleges that the Company and SecureAlert wrongfully terminated the plaintiffs, and includes causes of action for breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract and prospective economic relations, unjust enrichment, and injunctive relief. The plaintiffs seek approximately $2.8 billion over the next five years. The plaintiffs' motion for temporary restraining order was denied by the Court in its entirety on September 28, 2006. SecureAlert's and Remote MDx's responses to the Complaint are due October 10, 2006. The litigation is at an early stage and discovery has not yet commenced. Accordingly, no evaluation regarding the likelihood of an unfavorable outcome can be made at this time. The Company and SecureAlert intend to defend themselves vigorously against this action.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information concerning our executive officers and directors and their ages as at September 27, 2006:


     Name             Age              Position
------------------   ----     -----------------------------------------------

David G. Derrick      53      Chief Executive Officer and Chairman (Director)
James J. Dalton       63      President and Vice Chairman (Director)
Michael G. Acton      42      Chief Financial Officer, Secretary-Treasurer
Bruce G. Derrick      48      Chief Technology Officer
Randy E. Olshen       42      President of SecureAlert, Inc.
Peter McCall          48      Director
Robert E. Childers    61      Director

David Derrick - CEO and Chairman

Mr. Derrick has been our CEO and Chairman since February 2001. Previously he served as CEO and Chairman of the Board of Directors of Biomune Systems Inc. between 1989 and 1998. Biomune was a biotechnology company and was the former parent corporation of RemoteMDx, Inc. From 1996 to 1999, Mr. Derrick was Chairman of the Board of Directors of Purizer Corporation; during 2000 he served as a director of Purizer Corporation. From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah College of Business. Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics in 1975 and a Masters in Business Administration degree with an emphasis in Finance in 1976. Mr. Derrick has been a principal financier and driving force in many new businesses. During the early 1980's he helped create the community of Deer Valley, an exclusive ski resort outside of Park City, Utah. In 1985 he founded and funded a company that pioneered the Smart Home concept - the computerized home. The company is known as Vantage Systems and is today a leader in this field.

James Dalton - President and Vice Chairman

Mr. Dalton joined us as a director in 2001. He was named President of Remote MDx in August 2003. From 1987 to 1997, Mr. Dalton was the owner and President of Dalton Development, a real estate development company. He served as the President and coordinated the development of The Pinnacle, an 86-unit condominium project located at Deer Valley Resort in Park City, Utah. Mr. Dalton also served as the President and equity owner of Club Rio Mar in Puerto Rico, a 680-acre beach front property that includes 500 condominiums, beach club, numerous restaurants, pools and a Fazio-designed golf course. He was also a founder and owner of the Deer Valley Club, where he oversaw the development of a high-end, world-class ski project that includes 25 condominiums with a "ski-in and ski-out" feature. From 1996 to 2000, Mr. Dalton served as an officer and director of Biomune Systems, Inc. Prior to joining us and following his resignation from Biomune Systems, Mr. Dalton managed his personal investments.

Michael Acton - Secretary, Treasurer and Chief Financial Officer

Mr. Acton joined us as Secretary-Treasurer in March 1999. He has also served as our CFO since March 2001. From June 1998 until November 2000, Mr. Acton was
Chief Executive Officer of Biomune Systems, Inc., where he also served as Principal Accounting Officer and Controller from 1994 to 1997. From 1989 through 1994, Mr. Acton was employed by Arthur Andersen, LLP in Salt Lake City, Utah, where he performed various tax, audit, and business advisory services. He is a Certified Public Accountant in the State of Utah.

Bruce G. Derrick - Chief Technology Officer

Mr. Derrick has extensive experience in management of custom solutions development and customer management in the wireless telecom marketplace. From 2001 to 2004 was a senior product development manager for WatchMark Corporation. WatchMark collects cellular network performance data for quality assurance and capacity planning. From 1997 to 2001, Mr. Derrick was responsible for forming and managing the Professional Services team for Marconi's MSI division. From 1996 to 1997, Mr. Derrick provided technical project management of application scalability testing and quality control at Boeing and Western Wireless. From 1989 to 1996, Mr. Derrick built and managed the Corporate Computer and Network Operations department for Avaya's Mosaix division. From 1983 to 1989, he served as Senior Programmer in applied research at the University of Utah's Department of Medical Informatics where he developed and implemented medical informatics and physiological monitoring services for ICU care. He also participated in development of IEEE standards for automated physiological monitoring for NASA's Space Station program. Mr. Derrick holds a Bachelor's Degree in Computer Science from the University of Utah. Bruce Derrick is the brother of David Derrick, the Chairman and CEO of Remote MDx.

Peter McCall - Director

Mr. McCall joined our board of directors in July 2001. Mr. McCall began his career in the mortgage finance business in 1982. As a Vice President of GE Mortgage Securities, he oversaw the first mortgage securities transactions between GE Capital Corporation and Salomon Brothers. For fifteen years, Mr. McCall structured and sold both mortgage and asset backed security transactions. In 1997 Mr. McCall founded McCall Partners LLC. McCall Partners is an investment vehicle for listed and non-listed equity securities. Mr. McCall is also a member of the Board of Directors of Premium Power Corporation of North Andover, MA. Mr. McCall is a member of the Audit Committee and the Compensation Committee of the board of directors.

Robert Childers - Director

Mr. Childers joined our board in July 2001. Since 1977, he has served as the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972, and has more than 30 years of business experience in construction and real estate development. Mr. Childers has served or is currently serving as General Partner in 16 Public Limited Partnerships in the Middle Atlantic States. Partners include First Union Bank and Fannie Mae. Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina. Recently Mr. Childers has been a partner for various projects in Baltimore and Philadelphia. He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was also the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank. He is a former naval officer serving in Atlantic fleet submarines. Mr. Childers is a member of the Audit Committee and Compensation Committee of the board of directors.

Randy E. Olshen - President SecureAlert, Inc.

Prior to joining SecureAlert, Inc., Mr. Olshen was the Executive Vice President for Elan Nutrition from 2001 to 2004. From 1998 to 2001, Mr. Olshen was the President of Optim Nutrition, a wholly-owned subsidiary of Biomune Systems (NASDAQ: BIME). From 1992 to 1998, Mr. Olshen was the Executive Vice President of Sales, Marketing and Operations at Nellson Nutraceutical. From 1987 to 1992 Mr. Olshen was the General Manager of the specialty products division of a $500 million pharmaceutical company, McGaw, Inc. He currently serves as a director and a member of the compensation committee for two companies, Helios Nutrition and Dr. Soy Nutrition. Mr. Olshen earned his Bachelor's degree from Chapman College.

Indemnification Provisions

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of Remote MDx. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Commission's Position on Indemnification for Securities Act Liabilities

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except except in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of Remote MDx. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information known to us with respect to the beneficial ownership of our common stock as of September 27, 2006. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock subject to options, warrants, or convertible securities held by that person that are currently exercisable or will become exercisable within 60 days after September 27, 2006, while those shares are not included for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

The following table sets forth information for any person (including any "group") who is known to us to be the beneficial owner of more than 5% of our common stock.

                            Name and Address                            Percent
  Title of Class         of Beneficial Owner (1)     Amount Owned      of Class

      Common              David G. Derrick (2)        11,520,076         14.30%
      Common                James Dalton (3)          11,291,365         14.01%
                            J. Lee Barton (4)
                           196 No. Forest Ave.
      Common               Hartwell, GA 30643          7,282,961          9.12%
      Common             ADP Management Corp.(5)       6,259,691          7,80%

__________________

         (1)  Unless   otherwise   indicated,   the  business   address  of  the
              shareholder is our address, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

         (2) Includes shares owned of record as follows: 3,278,527 shares held of record by ADP Management, 1,716,270 shares owned of record by Mr. Derrick, 1,345,009 shares issuable upon conversion of Series A preferred stock owned of record by ADP Management, 294,115 shares issuable upon conversion of Series B preferred stock owned of record by Mr. Derrick, 1,636,155 shares issuable upon exercise of stock options held by ADP Management, and 3,250,000 shares issuable upon exercise of stock options held by Mr. Derrick. Mr. Derrick is the secretary and treasurer of ADP Management.

         (3) Includes shares owned of record as follows: 3,278,527 shares held of record by ADP Management (by agreement with Mr. Derrick, Mr. Dalton shares control and beneficial ownership of the shares owned of record by ADP Management), 1,486,725 shares owned of record by Mr. Dalton, 294,949 shares issuable upon conversion of Series A preferred stock owned of record by Mr. Dalton, 1,345,009 shares issuable upon conversion of Series A preferred stock owned of record by ADP Management, 1,636,155 shares issuable upon exercise of stock options held by ADP Management, and 3,250,000 shares issuable upon exercise of stock options held by Mr. Dalton.

         (4) Includes 2,096,347 shares owned directly by Mr. Barton, 525,000 shares owned of record by Mrs. Barton, 3,768,757 shares owned of record by Lintel, Inc., an entity owned and controlled by Mr. Barton, and 892,857 shares issuable upon conversion of Series C preferred stock owned of record by Lintel, Inc.

         (5)  Includes  3,278,527  shares  owned  of  record,  1,345,009  shares issuable upon conversion of Series A preferred stock, and 1,636,155 shares issuable upon exercise of stock options held by ADP Management.

Security Ownership of Management

We have two classes of voting equity securities, the common stock and the Series B preferred stock. In addition, we have a class of nonvoting preferred stock that is convertible into common stock. The following table sets forth information as of February 22, 2006, as to the voting securities beneficially owned by all directors and nominees named therein, each of the named executive officers, and directors and executive officers as a group.

 Title of             Name and Address                                 Percent
  Class              of Beneficial Owner           Amount Owned       of Class
---------          -------------------------       ------------       ---------
Common             David G. Derrick (1)              11,520,076         14.30%
                   James Dalton (2)                  11,291,365         14.01%
                   Michael G. Acton (3)               1,070,507          1.36%
                   Peter McCall (4)                   1,175,148          1.48%
                   Robert Childers (5)                  993,446          1.25%
                   Officers and Directors as
                     a Group (6 persons) (6)         19,790,851         23.99%

         (1) Mr. Derrick's beneficial ownership of these shares is summarized in note (2) above.

         (2) Mr. Dalton's beneficial ownership of these shares is summarized in note (3) above.

         (3) Mr. Acton is the Chief Financial Officer Remote MDx. Includes 700,000 shares issuable under options granted to Mr. Acton, and 370,507 shares owned of record by Mr. Acton.

         (4) Mr. McCall is a director. Includes 720,000 shares issuable upon exercise of stock options and 455,148 shares issuable upon conversion of shares of Series A preferred stock owned by Mr. McCall.

         (5) Mr. Childers is a director. Includes (a) 50,000 shares of common stock owned of record by the Robert E. Childers Living Trust, (b) 420,000 shares issuable upon exercise of stock options held by Mr. Childers, (c) 267,932 shares issuable upon conversion of Series A preferred stock, and (d) 255,514 shares held directly by Mr. Childers.

         (6)  Duplicate entries eliminated.


                  *Less than 1% ownership percentage.

Description of Common Stock

Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. There are no cumulative voting rights, and therefore, subject to the rights of the holders of preferred stock (if and when issued), holders of a majority of the outstanding shares of voting Common Stock are able to elect the entire board of directors. The board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock (whether voting or non-voting), which would reduce the percentage ownership by the present shareholders and which might dilute the book value of outstanding shares.

Shareholders have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities and any preference in liquidation of the preferred stock then outstanding.

Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends, after payment of any preference on preferred stock then outstanding. We have not paid dividends on our Common Stock and do not anticipate that we will pay dividends in the foreseeable future.

We have granted limited piggyback registration rights to certain holders of our Common Stock and holders of our Series B preferred stock. Those rights grant the holders of these securities the right to require that we include the Common Stock held by them or the Common Stock issuable to them upon conversion of the shares of Series B preferred stock held by them on a registration statement filed by us. This right is subject to limitations that might be imposed on all such rights by the underwriter of our Common Stock in an underwritten public offering and to other restrictions that vary depending on the agreement under which the rights were granted or created.

We are authorized to issue 175,000,000 shares of our common stock, par value $0.0001 per share. As of September 27, 2006, approximately 78,937,903 shares of our common stock were issued and outstanding.

Preferred Stock

General

Our board of directors may designate series of preferred stock to be issued from time to time, without further action by the shareholders. Preferred stock may be issued in one or more series with such rights, privileges, preferences, powers, and restrictions as may be determined in the discretion of the board. Consequently, any series of preferred stock may carry rights and privileges superior to those of the Common Stock, including, for example, preferences in dividends and liquidation, the right to approve or disapprove mergers, acquisitions and other transactions and the right to elect, as a class, one or more members of the board of directors. The issuance of preferred stock also may have the effect of diluting the voting power per share or book value per share of the holders of Common Stock if the preferred stock includes voting rights or is convertible into Common Stock.

Series A Convertible Preferred Stock

We have designated 40,000 shares of preferred stock as Series A preferred stock. As of September 27, 2006, there were 17,650 shares of Series A preferred stock issued and outstanding. There were also approximately 1,453 shares of Series A preferred stock issuable in payment of accrued dividends. The following is a summary of the rights and preferences of the Series A preferred stock:

Dividends. The holders of shares of Series A preferred stock are entitled to receive an annual dividend out of any of our assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock, at the rate of 10% per annum on the stated value of the Series A preferred stock (or $200 per share of Series A preferred stock). Dividends may be paid either in cash or in additional shares of Series A preferred stock at the discretion of the board of directors. To date all dividends have been paid by issuance of additional shares of Series A preferred stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series A preferred stock are entitled to receive out of the assets available for distribution to shareholders before any distribution or payment is made to holders of shares of Common Stock, or to holders of any other shares ranking junior upon liquidation to the Series A preferred stock, liquidation distributions in the amount of $200 per share plus all accrued and unpaid regular or special dividends, if any, multiplied by 133%. If upon any voluntary or involuntary liquidation, dissolution or winding up, the assets are insufficient to make the full payment on the Series A preferred stock and similar payments on any other class of shares ranking on a parity with the Series A preferred stock upon liquidation, then the holders of the Series A preferred stock and of such other class of shares will share ratably in the distribution of assets in proportion to the full respective distributable amounts to which they are entitled. After payment of these amounts to the holders of the Series A preferred stock, they will not be entitled to any further participation in any distribution or payment, and the entire remaining assets and funds legally available for distribution, if any, will be distributed among the holders of shares of Common Stock in proportion to the shares of Common Stock then held by them.

Voting Rights. Holders of Series A preferred stock are not entitled to voting rights, except that without the approval of holders of a majority of the outstanding shares of Series A preferred stock, we are prohibited from (i) authorizing, creating or issuing any shares of any class or series ranking senior to the Series A preferred stock as to liquidation rights; (ii) amending, altering or repealing our Articles of Incorporation if the powers, preferences or special rights of the Series A preferred stock would be materially adversely affected; or (iii) becoming subject to any restriction on the Series A preferred stock other than restrictions arising solely under the Utah Act or existing under our Articles of Incorporation as in effect on June 12, 2000.

Conversion. Shares of Series A preferred stock may be converted to Common Stock. Each share of Series A preferred stock may be converted at the holder's option at any time into 370 shares of Common Stock. If we declare or pay any dividend on the Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock, or if we effect a subdivision of the outstanding shares of Common Stock into a greater number of shares (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the conversion factor immediately prior to such event is to be proportionately increased or decreased, as appropriate.

Antidilution Rights. If we make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in our securities or the securities of any of our subsidiaries, then in each such event a provision will be made so that the holders of shares of Series A preferred stock will receive, upon the conversion, the securities that they would have received had their Series A preferred stock been converted into shares of Common Stock on the date of that event.

In case of any reorganization or any reclassification of our capital stock, any consolidation or merger with or into another corporation or corporations, or the conveyance of all or substantially all of our assets to another corporation, each share of Series A preferred stock will thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A preferred stock would have been entitled upon the record date (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; any, in any case, appropriate adjustment (as determined by the board of directors) will be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A preferred stock, to the end that the provisions set forth herein will thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A preferred stock.

In the case of a transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that will result in our shareholders not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity; or a sale of all or substantially all of our assets, unless our shareholders immediately prior to the sale will, as a result of the sale, hold (by virtue of securities issued as consideration for the sale) at least 50% of the voting power of the purchasing entity, holders of the Series A preferred stock of record as of the date of consummation of such a transaction are entitled to receive, prior and in preference to any payment of consideration to the holders of Common Stock, in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of the transaction, at the holder's discretion, an amount per share equal to $200 (as adjusted for any combinations, consolidations, stock distributions or stock dividends), plus all declared or accumulated but unpaid dividends.

Redemption. We may redeem up to 66-2/3% of the total number of shares of Series A preferred stock at our discretion at any time. The redemption price will be a minimum of 133% of the conversion price at the date of redemption (including any new conversion price that we may establish).

Series B Convertible Preferred Stock

We have designated 2,000,000 shares of preferred stock as Series B Convertible Preferred Stock. As of September 27, 2006, there were 58,665 shares of Series B preferred stock issued and outstanding. The following is a summary of the rights and preferences of the Series B preferred stock:

Dividends. We will not pay dividends on the Series B preferred stock unless dividends are declared by our board of directors out of any of our legally available assets, in which case the holders of the Series B preferred stock would be paid dividends prior and in preference to any declaration or payment of any dividend on the Common Stock, and subject to the preferences of the holders of the Series A preferred stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of RemoteMDx, the holders of Series B preferred stock are entitled to receive out of the assets of RemoteMDx available for distribution to shareholders before any distribution or payment is made to holders of shares of Common Stock, or to holders of any other of our shares ranking junior upon liquidation to the Series B preferred stock, liquidation distributions in the amount of $3.00 per share, plus all accrued and unpaid dividends, if any, before any payment is made to holders of shares of the Company's equity securities that are junior to the Series B preferred stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, our assets are insufficient to pay in full the liquidation preference of the Series B preferred stock and any other class of shares ranking on a parity with the Series B preferred stock upon liquidation, then the holders of the Series B preferred stock and any such other class of shares will share ratably in any such distribution of our assets in proportion to the full respective distributable amounts to which they are entitled. For purposes of this liquidation preference, the Series A preferred stock ranks on parity with the Series B preferred stock.

After payment to the holders of the Series B preferred stock of the amounts set forth above, our entire remaining assets and funds legally available for distribution, if any, shall be distributed first to the holders of Series B preferred stock then actually outstanding at the rate of $3.00 per share, with the remainder being distributed to the holders of Series B preferred stock and the holders of Common Stock then actually outstanding, with the Series B preferred stock holders participating on the basis of the number of shares they would be entitled to receive if they were to convert their shares of preferred stock into shares of Common Stock at that time; subject, however, to the prior distribution to the holders of any senior series of preferred stock of amounts owing under the terms of the rights and preferences governing such senior securities.

A consolidation or merger of RemoteMDx with or into any other corporation or corporations, or a sale of all or substantially all of our assets that does not involve a distribution by us of cash or other property to the holders of shares of Common Stock, will be deemed to be a liquidation, dissolution or winding up of RemoteMDx for purposes of the liquidation preference.

Voting Rights. Holders of shares of Series B preferred stock are entitled to one vote per share of Series B preferred stock on all matters upon which holders of our Common Stock are entitled to vote. In addition, without the approval of holders of a majority of the outstanding shares of Series B preferred stock voting as a class, we are prohibited from (i) authorizing, creating or issuing any shares of any class or series ranking senior to the Series B preferred stock as to liquidation rights; (ii) amending, altering or repealing our Articles of Incorporation if the powers, preferences or special rights of the Series B preferred stock would be materially adversely affected; or (iii) becoming subject to any restriction on the Series B preferred stock other than restrictions arising solely under the Utah Act or existing under our Articles of Incorporation as in effect on June 1, 2001.

Conversion. Each share of Series B preferred stock is convertible at any time into shares of Common Stock. The number of shares of Common Stock into which each share of Series B preferred stock may be converted (the "conversion rate") is determined by dividing the original purchase price paid per share of Series B preferred stock, namely $3.00, by the conversion price. Each share of Series B preferred stock will automatically convert into shares of Common Stock at the then effective conversion rate on the closing of a firm commitment underwritten public offering with an aggregate public offering price of not less than $20,000,000.

Antidilution Protections. The conversion rate is adjustable when changes occur in our outstanding securities. For example, at the time of the original offering of the Series B preferred stock that if, with certain limited exceptions, we issued any shares of Common Stock or securities convertible into common without consideration or for a consideration per share less than the conversion price in effect immediately prior to the issuance of those shares, the conversion price in effect immediately prior to each such issuance will automatically be adjusted for the shares purchased in the offering to a price equal to the aggregate consideration received by us for that issuance divided by the number of shares of Common Stock so issued. Similar rights were granted to MEW in connection with 1,000,000 shares purchased by it in connection with the licensing of our technology to MEW. In addition, if the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares, or is decreased by a combination of the outstanding shares, the conversion price will be appropriately adjusted. Adjustment will also be made if we make a dividend or other distribution payable in securities of RemoteMDx other than shares of Common Stock, the holders of the Series B preferred stock will be entitled to receive upon conversion, in addition to shares of Common Stock to which they are otherwise entitled, the amount of other securities of RemoteMDx that they would have received had the Series B preferred stock been converted into Common Stock on the date of distribution and had they thereafter, during the period from the date of that event to and including the conversion date, retained those securities. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation of the sort referred to in the following paragraph), each holder of Series B preferred stock will be entitled to convert those shares into the kind and amount of stock and other securities or property receivable in connection with that recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which those shares of Series B preferred stock could have been converted immediately prior to that recapitalization, reclassification or change.

Redemption. We may redeem the Series B preferred stock at our option at any time. The redemption price is a minimum of 110% of the conversion price at the date of redemption.

Series C Convertible Preferred Stock

We have designated 7,357,144 shares of preferred stock as Series C Convertible Preferred Stock. As September 27, 2006, there were 5,357,143 shares of Series C preferred stock issued and outstanding. The following is a summary of the rights and preferences of the Series C preferred stock:

Conversion. Each share of Series C Preferred Stock is convertible into Common Stock, subject to adjustment, at the option of the holder, at any time.

The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible is determined by dividing the Series C Original Price per share ($1.68) by the Conversion Price, which initially shall be $0.56. The Conversion Price may be adjusted as described under "Antidilution Adjustments."

Upon conversion, holders of Series C Preferred Stock shall be entitled to receive cash payment of any accrued dividends.

Voting Rights. Holders of shares of Series C Preferred Stock are entitled to one vote for each share of Common Stock into which the shares of Series C Preferred Stock would then be convertible. Holders of shares of Series C Preferred Stock are entitled to vote on all matters upon which holders of our Common Stock are entitled to vote.

Holders of Series C Preferred Stock are entitled to elect, as a class, two directors to our Board of Directors, which directors may be removed without cause only by the vote of the holders of the Series C Preferred Stock.

Holders of shares of Series C Preferred Stock are entitled to one vote as a separate class on any matter affecting the Series C Preferred Stock as a class. Holders of Series C Preferred Stock shall be entitled to notice of any meeting of shareholders in accordance with our bylaws.

Protective Provisions. Without the affirmative vote or consent of the holders of at least a simple majority of the outstanding shares of Series C Preferred Stock, we may not:

         -    increase the size of our Board of Directors beyond seven members;
         -    complete a "sales transaction" (as defined in the Designation);
         - amend, change, or reclassify the rights or preferences of the Series C Preferred Stock;
         - amend our Articles of Incorporation or Bylaws in a way that would have a material adverse impact on the rights or preferences of the Series C Preferred Stock;
         - create a class of securities on parity with or senior to the Series C Preferred Stock;
         -    redeem or repurchase any of our equity securities; or
         - sell or issue any shares of the Series C Preferred Stock other than those sold or issued in connection with the original offering of the Series C Preferred Stock.

Dividends. An annual dividend of 8% of the original purchase price, plus all other accrued dividends, accrues annually, whether or not declared and is cumulative. Dividends are payable quarterly in arrears, and are payable either in cash or in additional shares of Series C Preferred Stock, at our exclusive option. Upon conversion of shares of Series C Preferred Stock, the holder is entitled to receive, in cash, payment of any accrued and unpaid dividends on the shares of Series C Preferred Stock converted.

Liquidation. The holders of the Series C Preferred Stock rank pari passu with our Series A Preferred Stock and senior to our Series B Preferred Stock and the Common Stock in the event of a liquidation, dissolution or winding up (a "Liquidation") and will be entitled to the amount of $1.68 per share of Series C Preferred Stock plus any accrued but unpaid dividends before any distributions to the holders of Common Stock and Series B or any future newly created series of preferred stock.

A consolidation or merger (except where shareholders owning a majority of our voting rights continue to own a majority of the voting rights of the surviving entity) or a sale of all or substantially all of our assets, or a transaction or series of related transactions in which more than 50% of our voting power is disposed of, will be deemed to be a Liquidation for these purposes.

Redemption. We may redeem the Series C Preferred Stock at any time by giving holders of the Series C Preferred Stock at least 14 days written notice of redemption, subject to the rights of the holders to convert their Series C Preferred Stock into Common Stock prior to the date of redemption contained in the notice. The redemption price is the greater of (a) $4.00 per share or (b) 110% of the applicable conversion price of the Series C Preferred Stock on the date of redemption and is payable in cash under the terms established in the notice of redemption, consistent with the terms contained in the designation of rights and preferences of the Series C Preferred Stock.

Antidilution Adjustments. The Conversion Price will be adjusted for stock splits, combinations, recapitalizations, stock dividends, mergers or consolidations in which we are not the surviving company and other similar events. In addition, if we issue shares of Common Stock ("Additional Shares") without consideration or for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares, the Conversion Price in effect immediately prior to each such issuance will automatically be adjusted to a price equal to the aggregate consideration received by us for such issuance divided by the number of Additional Shares so issued.

Certain Relationships and Related Transactions

The following discussion summarizes transactions during the last two fiscal years between Remote MDx and related parties.

ADPManagement Line of Credit Arrangement

As of December 31, 2005, we had owed $863 to ADP Management, an entity owned and controlled by two of our officers and directors, under a line-of-credit agreement. These advances bear interest at 5.0% and are due on July 31, 2006. During the three months ended December 31, 2005, the net decrease in the related party line-of-credit was $14,752. The net decrease consisted of cash repayments during the quarter of $192,314, net increases of $175,562 related to a monthly management fee owed to ADP Management and expenses incurred by ADP Management that are reimbursable by us. If we are unable to pay the management fee and the reimbursable expenses in cash, the amount of the related party line-of-credit owed to ADP is increased by the amount of the unpaid management fees and expenses. As of June 30, 2006, the outstanding balance on the note was $15,643.

In addition, we entered into a loan with an entity controlled by an employee of RemoteMDx. The loan bears interest at 17%. An origination fee of $10,000 was added to the principal balance owed under the note. Principal and interest were due November 13, 2005. The first four months are interest only and the last three months are interest and principal. This loan is secured by the stock and assets of Volu-Sol Reagents, a wholly-owned subsidiary of RemoteMDx, Inc. As of December 31, 2005, the balance net of the debt discount was $251,250. Subsequent to December 31, 2005, the note was extended. In August 2006, this note was paid off.

Market for Common Equity and Related Stockholder Matters

Market. Even though we were approved to trade on the OTC Bulletin Board on July 27, 2005, there is presently only a limited market for the common stock, and there is no assurance that a broader market will ever develop.

Holders. As of September 27, 2006, there were approximately 1,300 holders of record of the common stock and approximately 78,937,903 shares of common stock outstanding. We also had 17,650 shares of Series A preferred stock outstanding, held by 41 shareholders, convertible into a minimum of approximately 6,530,500 shares of common stock, as well as 58,665 shares of Series B preferred stock outstanding held by 13 shareholders, that at present are convertible into approximately 439,988 shares of common stock, and 5,357,143 shares of Series C preferred stock outstanding held by 128 shareholders, that at present are convertible into approximately 16,071,429 shares of common stock. We also have granted options and warrants for the purchase of approximately 21,850,725 shares of common stock. As discussed elsewhere in this registration statement, we may be required to issue additional shares of common stock or preferred stock to pay accrued dividends, or to comply with anti-dilution adjustments to the conversion rights of present or former preferred shareholders.

Dividends. Since incorporation, we have not declared any dividend on our common stock. We do not anticipate declaring a dividend on the common stock for the foreseeable future. The Series A Preferred Stock accrues dividends at the rate of 10% annually, which may be paid in cash or additional shares of preferred or common stock at our option. There were approximately 1,453 shares of Series A preferred stock issuable in payment of accrued dividends. To date all such dividends have been paid by issuance of preferred stock. We are not required to pay and do not pay dividends with respect to the Series B Preferred Stock. The Series C Preferred Stock accrues dividends at a rate of 8% annually, which may be paid in cash or additional shares of Series C Preferred Stock. As of September 27, 2006, there were 171,703 shares of Series C preferred stock issuable in payment of accrued dividends.

Dilution. We have a large number of shares of common stock authorized in comparison to the number of shares issued and outstanding. The board of directors determines when and under what conditions and at what prices to issue stock. In addition, a significant number of shares of common stock are reserved for issuance upon exercise of purchase or conversion rights.

In addition to shares initially issued to Biomune shareholders at the time of a spin-off transaction in October 1997, we agreed with the NASD to issue additional shares of common stock in connection the distribution to those Biomune shareholders of record on February 11, 1998. We believe there is no further obligation to the former Biomune shareholders. We have issued additional shares of common stock under this agreement from time to time since February 1998. No shares were issued under this agreement in fiscal years 2003 or 2004.

The issuance of any shares of common stock for any reason will result in dilution of the equity and voting interests of existing shareholders.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York City, NY 10005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of the September 30, 2005, our most recently completed fiscal year, with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance, aggregated as follows:

         o    All compensation  plans previously  approved by security  holders;
              and

         o    All  compensation  plans  not  previously   approved  by  security
              holders.

Equity Compensation Plan Information

                                          Number of securities to       Weighted average
                                          be issued upon exercise      exercise price of        Number of securities
                                          of outstanding options,     outstanding options,    remaining available for
Plan category                               warrants and rights       warrants and rights         future issuance
Equity compensation plans approved by
security holders                                 6,465,000                   $0.73                   4,535,000

Equity compensation plans not approved
by security holders                              3,376,043                   $1.41                      N/A

Total                                            9,841,043                   $0.74                   4,535,000

Recent Sales of Unregistered Securities

         The following information summarizes certain information for all securities we have sold during the past two fiscal years without registration under the Securities Act.

In each of these transactions the securities were issued to individuals or entities that were "accredited investors" as that term is used in Rule 501 under Regulation D of the Securities Act, and the issuance of the securities was accomplished without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act afforded by
Section 4(2), including Rule 506 of Regulation D under the Securities Act.

For the Nine Months Ended June 30, 2006

During the nine months ended June 30, 2006, we issued 26,749,195 shares of common stock as follows:

         - 5,796,428 shares were issued for services performed for a value of $3,884,107.
         - 10,539,753 shares were issued for debt and accrued interest for a value of $7,587,782.
         - 8,829,680 shares were issued from Series A and B Preferred Stock conversions.
         - 1,583,334 shares were issued for $1,020,000 in cash, net commission of $35,000.

Subsequent to June 30, 2006, we closed a private placement of shares of our common stock. We sold 5,300,000 shares of our common stock (the "August Shares"), at a purchase price of $1.30 per share, for aggregate proceeds to us of $6,890,000. In connection with the sale of the Shares, we granted registration rights to the purchasers, in connection with which we agreed to file a registration statement to register the resale of the Shares by the purchasers within 60 days of the closing. We also agreed to use our best efforts to have the registration statement declared effective within 120 days of the filing. In the event that the registration statement is not filed within 60 days of the closing or effective within 120 days of the filing, we are required to pay a 5% penalty to the investors.

Between March 2006, and June 2006, we sold a total of 5,357,143 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock") in a private offering (the "Preferred Stock Offering"). We sold 617,352 shares of Preferred Stock in connection with the conversion of $1,037,151 of previously existing debt instruments, and 4,739,791 shares for cash proceeds of $7,962,849. The purchase price for the Preferred Stock was $1.68 per share. At the closing of the Preferred Stock Offering, we had 5,357,143 shares of Series C Preferred Stock outstanding.

Fiscal Year 2005

During the year ended September 30, 2005, we issued 13,733,804 shares of common stock without registration of the offer and sale of the securities under the Securities Act of 1933, as amended, as follows:

         - 3,995,154 shares were exchanged for debt and accrued interest of $2,626,522;

         - 1,043,519 shares were issued in consideration of reduction in related-party debt of $563,500 plus $77,554 of accrued interest;

         - 5,148,641 shares were issued for services in the amount of $2,822,911;

         - 953,895 shares were issued upon the conversion of 2,578 shares of our Series A Preferred Stock; and

         - 2,592,595 shares were issued upon the conversion of 466,667 shares of our Series B Preferred Stock.

         - See footnote 16 to the financial statements for a discussion of financing activities subsequent to September 30, 2005.

Fiscal Year 2004

During the year ended September 30, 2004, we issued 6,514,873 shares of common stock without registration of the offer and sale of the securities under the Securities Act of 1933, as amended, as follows:

         -    1,271,573 shares were issued for cash proceeds of $591,638;

         - 22,427 shares were exchanged for debt and accrued interest of $33,640;

         - 689,229 shares were issued in connection with the exercise of stock options in the amount of $372,184;

         -    740,741   shares  were   issued   upon   exercise  of  options  in
              consideration of reduction in related-party debt of $400,000;

         -    1,157,500 shares were issued for services; and

         - 2,633,403 shares were issued upon the conversion of 7,097 shares of our Series A Preferred Stock.

During the year ended September 30, 2004, we issued $1,106,412 of convertible debentures. These debentures can be converted at the election of the debenture holders into approximately 1,400,000 shares of common stock (at an assumed conversion price of $1.00/share). The conversion price is 80% of the per share price of the next qualified offering. A qualified offering is an offering exceeding $5,000,000 of net proceeds to us.

In each of these transactions the securities were issued to individuals or entities that were "accredited investors" as that term is used in Rule 501 under Regulation D of the Securities Act, or the issuance of the securities was accomplished without registration under the Securities Act in reliance on other exemptions from the registration requirements of the Securities Act afforded by
Section 4(2), including Rule 506 of Regulation D under the Securities Act.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Executive Compensation

The following table sets forth the compensation paid in each of the past three fiscal years to all individuals serving as our chief executive officer during the year ended September 30, 2005 as well as our three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the year ended September 30, 2004, whose total annual salary and bonus for the year then ended exceeded $100,000 (the "Named Executive Officers").


Summary Compensation Table

                                                              Annual Compensation                     Long Term
                                                                                                      Compensation
                                                                                                        Awards
                                                                                                      Securities
                                                                                     Other Annual     Underlying         All other
                    Name and                       Fiscal       Salary     Bonus     Compensation    Options/SARs      compensation
               Principal Position                   Year         ($)        ($)           ($)             (#)               ($)
-------------------------------------------------- -------- ----------- ---------- ----------------- ------------       ------------
   David G. Derrick, Chief Executive Officer         2003       $120,000  $      0     $  53,910      845,628/0         $         0
      Chairman of the Board of Directors (1)         2004       $120,000         0     $       0         0/0            $         0
                                                     2005       $240,000   300,000(4)  $       0         0/0            $         0

   James J. Dalton                                   2003       $120,000  $      0     $       0         0/0            $         0
      President and Vice Chairman (2)                2004       $120,000         0     $       0         0/0            $         0
                                                     2005       $240,000   300,000(4)  $       0         0/0            $         0


   Michael G. Acton, Chief Financial Officer (3)     2003       $100,000  $ 25,000     $   4,192         0/0            $         0
                                                     2004       $100,000  $ 25,000     $       0         0/0            $         0
                                                     2005       $100,000  $ 54,000     $  25,000         0/0            $    35,000

         (1) Mr. Derrick became Chief Executive Officer in February 2001. Amounts reported in the table do not include amounts recorded by Remote MDx under applicable accounting principles for non-cash compensation paid to ADP Management, a company controlled by Mr. Derrick, in connection with financing transactions that were entered into by Remote MDx and ADP Management during the years 2003, 2004 or 2005. Salary was accrued and included in amounts owed to ADP Management under various financing agreements. Outstanding amounts owed ADP Management under all such agreements were converted to common stock in June 2003. Mr. Derrick is the principal owner and control person of ADP Management. See "Certain Relationships and Related Party Transactions."

         (2)  During 2003, 2004 and 2005, Mr. Dalton was paid $120,000, $120,000 and $240,000 a year under a consulting agreement. Mr. Dalton's annual salary as President is $240,000. The consulting fees and salary owed to Dalton have historically been accrued as part of the ADP Management financing arrangements. Other amounts have been paid or accrued during 2005. See "Certain Relationships and Related Transactions."

         (3)  Mr. Acton has served as an executive officer since March 2001.

         (4)  These payments were made by issuing restricted common stock.

Employment Agreements

We have no employment agreements with any executive officers at this time.

Stock Option Grants in Fiscal Year 2005

During fiscal year 2005, we granted 2,500,000 warrants to each Mr. Derrick and Mr. Dalton with an exercise price of $0.54 per share. All of these warrants are five-year warrants and expire in 2010.

Stock Options Outstanding and Options Exercised in Fiscal Year 2005

The following table sets forth certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers, as of September 30, 2005. We have not granted any stock appreciation rights ("SARs").


                              Aggregated Option Exercises in Last Fiscal Year
                                     and Fiscal Year-End Option Values

                                                            Number of Securities
                                                                Underlying           Value of Unexercised
                                                             Unexercised Options    In-the-Money Options/
                          Shares                                At 9/30/2005        SARs At 9/30/2005 ($)
                        Acquired on     Valued Realized         Exercisable/            Exercisable/
   Name                 Exercise (#)         ($)               Unexercisable           Unexercisable (1)
--------------------    ------------    ----------------     -------------------    ---------------------
David G. Derrick (2)          -                    -         2,886,155/1,250,000      $1,275,132/$575,000
James J. Dalton (2)           -                    -         2,886,155/1,250,000      $1,275,132/$575,000
Michael G. Acton (3)          -                    -           246,894/200,000          $113,571/$60,000


         (1) Value is based on the fair market value of our common stock on December 15, 2005, estimated to be $1.00 per share. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on November 30, 2005.

         (2) The exercise price of 2,636,155 options is $.54 per share. The exercise price of 250,000 options is $0.75 per share.

         (3) The exercise prices of these options are 146,894 at $1.00 and 100,000 at $0.54 per share.

Stock Option Grants in Fiscal Year 2004

During fiscal year 2004, we granted 500,000 warrants to ADP Management at $0.75 per share and 1,000,000 warrants at $0.54 per share. We also granted to Mr. Acton 100,000 warrants at $0.54 per share. All of these warrants are five-year warrants and expire in 2009.

Stock Options Outstanding and Options Exercised in Fiscal Year 2004

The following table sets forth certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers, as of September 30, 2004. We have not granted any stock appreciation rights ("SARs").


                              Aggregated Option Exercises in Last Fiscal Year
                                     and Fiscal Year-End Option Values

                                                            Number of Securities
                                                                Underlying           Value of Unexercised
                                                             Unexercised Options    In-the-Money Options/
                          Shares                                At 9/30/2004        SARs At 9/30/2004 ($)
                        Acquired on     Valued Realized         Exercisable/            Exercisable/
   Name                 Exercise (#)         ($)               Unexercisable(1)        Unexercisable
--------------------    ------------    ----------------     -------------------    ---------------------
David G. Derrick (2)          -                    -         1,636,155/00                         -
Michael G. Acton (3)          -                    -           246,894/00                         -
James J. Dalton (2)           -                    -         1,636,155/00                         -

         (1) Value is based on the fair market value of our common stock on September 30, 2004, estimated to be $0.54 per share. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on September 30, 2004.
         (2) Options granted to ADP Management in connection with a financing arrangement. The exercise price of 1,136,155 options is $.54 per share. The exercise price of 500,000 options is $0.75 per share. See "Certain Relationships and Related Transactions."

Stock Plans

The 1997 Volu-Sol, Inc. Stock Incentive Plan

Immediately prior to the spin-off in August 1997, we adopted the 1997 Volu-Sol, Inc. Stock Incentive Plan ("1997 Plan"). The 1997 Plan was approved by our board of directors and by action of Biomune, then our sole shareholder. Under the 1997 Plan, we may issue stock options, stock appreciation rights, restricted stock awards, and other incentives to our employees, officers and directors.

The 1997 Plan provides for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 5,000,000 shares are authorized for issuance pursuant to awards granted under the 1997 Plan. During fiscal year 2005, options were granted to purchase common stock under the 1997 Plan and no options were exercised. As of September 30, 2005, options for the purchase of 1,465,000 shares of common stock were outstanding and exercisable under the 1997 Plan.

The 2004 RemoteMDx, Inc. Stock Incentive Plan

On February 17, 2004 the Board of Directors approved the 2004 RemoteMDx, Inc Stock Incentive Plan ("2004 Plan"). The shareholders approved this plan on May 19, 2004. Under the 2004 Plan, we may issue stock options, stock appreciation right, restricted stock awards and other incentives to our employees, officers and directors. The 2004 Plan provides for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 6,000,000 shares are authorized for issuance pursuant to awards granted under the 2004 Plan. During fiscal year 2005 5,000,000 options were awarded under this plan.

The 2006 Equity Incentive Award Plan

On May 19, 2006, the Board of Directors approved the 2006 Equity Incentive Award Plan (the "2006 Plan") as a replacement for the 1997 Volu-Sol, Inc., Stock Incentive Plan (the "1997 Plan") and the 2004 RemoteMDx, Inc., Stock Incentive Plan (the "2004 Plan" and together with the 1997 Plan, the "Old Plans"). The shareholders approved this plan on July 10, 2006. Under the 2006 Plan, we may issue stock options, stock appreciation right, restricted stock awards and other incentives to our employees, officers and directors. The 2006 Plan provides for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 10,000,000 shares are authorized for issuance pursuant to awards granted under the 2006 Plan. Upon approval of the 2006 Plan by the shareholders, no further awards will be made under the Old Plans.


Changes in and disagreements with accountants on accounting and financial disclosure

On November 2, 2005, upon the authorization and approval of the audit committee of our board of directors, we dismissed Tanner LC ("Tanner") as our independent registered public accounting firm.

The reports of Tanner on the financial statements of RemoteMDx as of and for the years ended September 20, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

During the years ended September 30, 2004 and 2003 and through November 2, 2005, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

There were no reportable events (as defined in the Regulation S-K Item 304(a)(1)(v)) during the years ended September 30, 2004 and 2003 or the subsequent interim periods through November 2, 2005, except that Tanner LC reported in letters to our Audit Committee, dated June 7, 2005 and November 26, 2003, that it had identified deficiencies that existed in the design or operation of our internal control over financial reporting that it considered to be "significant deficiencies" and "material weaknesses." These significant deficiencies and material weakness in our internal controls relate to the failure to properly disclose equity and debt transactions and the lack of segregation of incompatible duties. We have disclosed these significant deficiencies and material weaknesses to our Audit Committee and Board of Directors. We have authorized Tanner LC to respond fully to any inquiries by Hansen, Barnett & Maxwell regarding significant deficiencies or material weaknesses in internal controls.

Additional effort is needed to fully remedy these significant deficiencies and material weaknesses and we are continuing our efforts to improve and strengthen our internal controls over accounting and financial reporting. Our Audit Committee will continue to work with management and outside advisors with the goal to implement internal controls over financial reporting that are adequate and effective.

We have requested that Tanner furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 7, 2005 was filed as an exhibit to the Current Report filed by RemoteMDx to report the dismissal of Tanner LC.

On November 3, 2005, upon the authorization and approval of the audit committee of our board of directors, we engaged Hansen, Barnett & Maxwell ("HBM") as our independent registered public accounting firm.

No consultations occurred between RemoteMDx and HBM during the years ended September 30, 2004 and 2003 and through November 3, 2005 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.

Index to Financial Statements
                                                                           Page
Report of Independent Certified Public Accountants                          F-2
Consolidated Balance Sheets as of September 30, 2005 and 2004               F-4
Consolidated Statements of Operations for the Years Ended
  September 30, 2005 and 2004                                               F-5
Consolidated Statement of Stockholders' Deficit for the
  Years Ended September 30, 2004 and 2005                                   F-6
Consolidated Statements of Cash Flows for the Years Ended
  September 30, 2005 and 2004                                               F-10
Notes to Consolidated Financial Statements                                  F-13

Condensed Consolidated Balance Sheet as of June 30, 2006 (Unaudited)        Q-3

Condensed Consolidated Statements of Operations for the three and nine
   months ended June 30, 2006 and 2005 (Unaudited)                          Q-4

Condensed Consolidated Statements of Cash Flows for the nine
 months ended June 30, 2006 and 2006 (Unaudited)                            Q-5

Notes to Condensed Consolidated Financial Statements (Unaudited)            Q-7

Experts

Our consolidated balance sheet as of September 30, 2005 and the consolidated statements of operations, stockholders' deficit, and cash flows, for the year then ended, included in this prospectus have been audited by Hansen, Barnett & Maxwell, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of Hansen, Barnett & Maxwell as experts in auditing and accounting. Our consolidated statements of operations, stockholders' deficit, and cash flows, for the year ended September 30, 2004, included in this prospectus have been audited by Tanner LC, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of Tanner LC as experts in auditing and accounting.

Legal matters

The validity of the Shares offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

RemoteMDx, Inc.
Consolidated Financial Statements
September 30, 2005 and 2004

Index to Consolidated Financial Statements

--------------------------------------------------------------------------------


                                                                           Page
                                                                           ----


Reports of Independent Registered Public Accounting Firm                    F-2


Consolidated Balance Sheet                                                  F-4


Consolidated Statements of Operations                                       F-5


Consolidated Statements of Stockholders' Deficit                            F-5


Consolidated Statements of Cash Flows                                       F-6


Notes to Consolidated Financial Statements                                  F-8

HANSEN, BARNETT & MAXWELL
  A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS                Registered with the Public Company
  5 Triad Center, Suite 750                           Accounting Oversight Board
  Salt Lake City, UT 84180-1128
  Phone: (801) 532-2200
  Fax: (801) 532-7944
  www.hbmcpas.com


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet as of September 30, 2005 and the related consolidated statements of operations, stockholders' deficit and cash flows of RemoteMDx, Inc., (the Company), for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RemoteMDx, Inc. as of September 30, 2005 and the consolidated results of their operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses, has a working capital deficit and has an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note
1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                              /s/ HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
December 22, 2005

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and
Stockholders of RemoteMDx, Inc.


We have audited the accompanying consolidated statements of operations, stockholders' deficit and cash flows of RemoteMDx, Inc., (the Company), for the year ended September 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of RemoteMDx, Inc. for the year ended September 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses, has a working capital deficit and has an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note
1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Tanner LC
Salt Lake City, Utah
June 7, 2005


                                                                                 RemoteMDx, Inc.
                                                                      Consolidated Balance Sheet
                                                                              September 30, 2005
------------------------------------------------------------------------------------------------

        Assets
        ------
Current Assets:
       Cash                                                                     $       416,036
       Restricted cash                                                                  180,103
       Accounts receivable, net of allowance for doubtful
           accounts of  $29,000                                                          96,781
       Inventories, net of reserve of $180,977 (note 1)                                  46,576
       Prepaid and other assets                                                          41,356
                                                                                ----------------

                   Total current assets                                                 780,852

       Property and equipment, net of accumulated depreciation
       and amortization of $496,911 (note 1)                                            380,715
       Other assets                                                                      34,877
                                                                                ----------------

                   Total assets                                                     $ 1,196,444
                                                                                ----------------

        Liabilities and Stockholders' Deficit
        -------------------------------------

Current liabilities:
       Bank line of credit                                                      $       174,898
       Related party line of credit and note (note 12)                                  255,472
       Accounts payable                                                               1,355,050
       Accrued expenses (note 3)                                                        689,024
       Deferred revenues                                                                 17,539
       Notes payable (note 5)                                                           287,343
       Redeemable stock subject to mandatory redemption (note 6)                         96,000
       Convertible debentures, net of debt discount of $56,173 (note 7)               1,262,366
       Embedded derivative liability (note 8)                                         1,860,626
                                                                                ----------------
            Total current liabilities                                                 5,998,318

Long-term liabilities:
       Convertible notes, net of debt discount $894,764 (note 5)                        421,570
                                                                                ---------------
            Total liabilities                                                         6,419,888

Commitments and contingencies (note 14)
Series A Preferred stock of SecureAlert, Inc. (note 9)                                2,990,000
Stockholders' deficit:
       Series A convertible preferred stock; 10% dividend, non-voting, non-participating; $.0001 par value, $200 stated value; 40,000 shares designated; 26,007 shares issued and outstanding
            (aggregate liquidation preference of $69,179)                                     3
       Series B convertible preferred stock; $.0001 par value; 2,000,000 shares designated; 1,369,157 shares issued and outstanding
            (aggregate liquidation preference of $4,107,471)                                137
       Common stock, $.0001 par value, 100,000,000 shares
            authorized; 45,129,042 shares issued and outstanding                          4,513
       Additional paid-in capital                                                    76,113,623
       Deferred compensation                                                         (3,363,126)
       Subscription receivable                                                         (504,900)
       Accumulated deficit                                                          (80,463,694)
                                                                                ---------------
            Total stockholders' deficit:                                             (8,213,444)
                                                                                ---------------
            Total liabilities and stockholders' deficit                         $     1,196,444
                                                                                ---------------

------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                 F-4


                                                                                                RemoteMDx, Inc.
                                                                           Consolidated Statement of Operations
                                                                                      Years Ended September 30,
---------------------------------------------------------------------------------------------------------------

                                                                                 2005                  2004
                                                                         --------------------------------------
Sales, net                                                               $          861,868     $    1,117,520
Cost of goods sold                                                                  823,752          1,134,535
                                                                         --------------------------------------
            Gross profit (loss)                                                      38,116            (17,015)
                                                                         --------------------------------------

Operating expenses:
       Research and development                                                   1,766,791            205,341
       Selling, general and administrative
          (including $2,742,837 and $966,780 of compensation expense
          paid in stock or stock option / warrants, respectively)                 7,230,222          4,189,669
       Impairment of inventory                                                            -             30,358
       Impairment of goodwill                                                             -          1,321,164
                                                                         --------------------------------------
            Loss from operations                                                 (8,958,897)        (5,763,547)
                                                                         --------------------------------------

Other income (expense):
      Derivative valuation gain (loss)                                             (580,626)                 -
       Interest income                                                                1,720              7,077
       Interest expense
        (including $1,387,143 and $639,911 paid in stock
        and warrants, respectively)                                              (1,448,736)          (817,579)
       Other income                                                                   2,850             67,823
                                                                         --------------------------------------
            Loss before income taxes and discontinued operations                (10,983,689)        (6,506,226)
Income tax benefit                                                                        -                  -
                                                                         --------------------------------------
       Loss before discontinued operations                                      (10,983,689)        (6,506,226)
       Income on discontinued operations, net of tax                                      -             99,515
                                                                         --------------------------------------
            Net loss                                                            (10,983,689)        (6,406,711)
Series A preferred stock dividends                                                 (512,547)          (525,800)
                                                                         --------------------------------------
Net loss applicable to common shareholders                               $      (11,496,236)    $   (6,932,511)
                                                                         --------------------------------------
            Net loss per common share from continuing operations
                 - basic and diluted                                     $            (0.33)    $        (0.25)
            Net income (loss) per common share from discontinued
                 operations - basis and diluted                          $                -     $            -
                                                                         --------------------------------------
Net loss per common share - basic and diluted                            $            (0.33)    $        (0.25)
                                                                         --------------------------------------

Weighted average shares - basic and diluted                                      34,318,000         28,217,000

---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                F-5


                                                                                                     RemoteMDx, Inc.
                                                                     Consolidated Statement of Stockholders' Deficit
                                                                             Years Ended September 30, 2004 and 2005
--------------------------------------------------------------------------------------------------------------------

                                                                  Preferred Stock
                                                                  ---------------
                                                           Series A              Series B          Common Stock
                                                           --------              --------          ------------
                                                      Shares       Amount    Shares     Amount   Shares      Amount
                                                    ----------------------------------------------------------------

Balance at October 1, 2003                              30,446    $     3   1,835,824   $  184  23,917,032   $ 2,392

Issuance of common stock upon expiration
of put options on manditorily redemmable
common stock (reclassified from liabilities)                 -          -           -        -     963,333        96

Issuance of common stock for:
    Cash                                                     -          -           -        -   1,066,043       106
    Offering costs for convertible debentures                -          -           -        -     205,530        21
      (recorded as debt discount)
    Conversion of debt and interest                          -          -           -        -      22,427         2
    Conversion of related party debt                         -          -           -        -     740,741        74
    Exercise of stock options; options were
      exercised through reduction of related party
      line of credit                                         -          -           -        -     689,229        69
    Conversion of Series A preferred stock              (7,097)        (1)          -        -   2,633,403       264
    Services                                                 -          -           -        -   1,157,500       116

Stock options issued for consulting services                 -          -           -        -           -         -

Amortization of deferred consulting services                 -          -           -        -           -         -

Subscription receivable reduction:                           -          -           -        -           -         -

Preferred stock dividend                                     -          -           -        -           -         -

Net loss                                                     -          -           -        -           -         -

                                                    ----------------------------------------------------------------
Balance at September  30, 2004                          23,349    $     2   1,835,824   $  184  31,395,238   $ 3,140
                                                    ================================================================


--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                     F-6

                                                                                                RemoteMDx, Inc.

                                                                Consolidated Statement of Stockholders' Deficit
                                                                        Years Ended September 30, 2004 and 2005
                                                                                                      Continued
---------------------------------------------------------------------------------------------------------------

                                                                       Deferred    Preferred
                                                                      Financing      Stock        Consolidated
                                                                         and       Subscriptions   Accumulated
                                                            APIC      Consulting    Receivable      Deficit
                                                       --------------------------------------------------------
Balance at October 1, 2003                             $ 62,128,166   $ (120,000)  $   700,000    $ (63,073,294)
Issuance of common stock upon expiration
of put options on manditorily redemmable
common stock (reclassified from liabilities)              2,048,570            -             -                -

Issuance of common stock for:
    Cash                                                    480,546            -             -                -
    Offering costs for convertible debentures
       (recorded as debt discount)                          110,965            -             -                -
    Conversion of debt and interest                          33,638            -             -                -
    Conversion of related party line of credit              399,926            -             -                -
    Exercise of stock options; options were
       exercised through reduction of related party
       line of credit                                       372,115            -             -                -
    Conversion of Series A preferred stock                     (263)           -             -                -
    Services                                                600,334     (461,700)            -                -

Stock options issued  for consulting services               681,142            -

Amortization of deferred consulting services                      -      250,388             -                -

Subscription receivable reduction:                                -            -      (700,000)               -

Preferred stock dividend                                   (525,800)           -             -                -

Net loss                                                          -            -             -       (6,406,711)
                                                       --------------------------------------------------------
Balance at September 30, 2004                          $ 66,329,339   $ (331,312)  $         -    $ (69,480,005)
                                                       ========================================================

---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                F-7

                                                                                                     RemoteMDx, Inc.
                                                                     Consolidated Statement of Stockholders' Deficit
                                                                             Years Ended September 30, 2004 and 2005
--------------------------------------------------------------------------------------------------------------------

                                                                  Preferred Stock
                                                                  ---------------
                                                           Series A              Series B          Common Stock
                                                           --------              --------          ------------
                                                      Shares       Amount    Shares     Amount   Shares      Amount
                                                    ----------------------------------------------------------------


Balance at October 1, 2004                              23,349    $     2   1,835,824   $  184  31,395,238   $ 3,140

Issuance of common stock for:
    Conversion of Series A preferred stock              (2,578)         -           -        -     953,895        95
    Conversion of Series B preferred stock                   -          -    (466,667)     (47)  2,592,595       259
    Debt and accrued interest                                -          -           -        -   3,995,154       400
    Services                                                 -          -           -        -   5,148,641       514
    Assumption of $563,500 of debt and accrued
      interest by related party                              -          -           -        -   1,043,519       104
    Issuance of warrants for:
      Debt                                                   -          -           -        -           -         -
      Services                                               -          -           -        -           -         -

Amortization of deferred consulting and financing
    fees                                                     -          -           -        -           -         -

Preferred stock dividend                                     -          -           -        -           -         -

Record beneficial conversion feature on notes                -          -           -        -           -         -

Issuance of Series A preferred stock for accrued
    dividends                                                -          -           -        -           -         -

Preferred stock dividends paid with Series A
    preferred stock                                      5,236          1           -        -           -         -

Subscription receivable                                      -          -           -        -           -         -

Net loss                                                     -          -           -        -           -         -

                                                    ----------------------------------------------------------------
Balance at September  30, 2005                          26,007    $     3   1,369,157   $  137  45,129,042   $ 4,513
                                                    ================================================================



--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                     F-8

                                                                                                RemoteMDx, Inc.
                                                                Consolidated Statement of Stockholders' Deficit
                                                                        Years Ended September 30, 2004 and 2005
                                                                                                      Continued
---------------------------------------------------------------------------------------------------------------

                                                                       Deferred    Preferred
                                                                      Financing      Stock        Consolidated
                                                                         and       Subscriptions   Accumulated
                                                            APIC      Consulting    Receivable      Deficit
                                                       --------------------------------------------------------
Balance at October 1, 2004                             $ 66,329,339   $  (331,312) $         -    $ (69,480,005)

Issuance of common stock for:
    Conversion of Series A preferred stock                      (95)           -             -                -
    Conversion of Series B preferred stock                     (213)           -             -                -
    Debt and accrued interest                             2,645,499    (1,970,910)           -                -
    Services                                              2,822,395    (1,755,000)           -                -
    Assumption of $563,500 of debt and accrued
       interest by related party                            641,054            -             -                -
    Issuance of warrants for:
       Debt                                                 267,174             -            -                -
       Services                                           1,582,171      (214,776)           -                -

Amortization of deferred consulting and financing
    fees                                                          -       908,872            -                -

Preferred stock dividend                                   (512,547)            -            -                -

Record beneficial conversion feature on notes             1,300,500             -            -                -

Issuance of Series A preferred stock for accrued
dividends                                                 1,038,346             -            -                -

Preferred stock dividend paid with Series A                       -             -            -                -
    preferred stock

Subscription receivable                                           -             -     (504,900)               -

Net loss                                                          -             -            -      (10,983,689)

                                                       --------------------------------------------------------
Balance at September  30, 2005                         $ 76,113,623   $(3,363,126) $  (504,900)   $ (80,463,694)
                                                       ========================================================


---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                F-9


                                                                                                 RemoteMDx, Inc.
                                                                            Consolidated Statement of Cash Flows
                                                                               For the Years Ended September 30,
----------------------------------------------------------------------------------------------------------------

                                                                                    2005              2004
                                                                                --------------------------------
Cash flows from operating activities:
     Net loss                                                                   $  (10,983,689)   $   (6,406,711)
     Adjustments to reconcile net loss to net cash used in
         operating activities:
               Depreciation and amortization                                            36,632           156,604
               Amortization of debt discount                                           262,427            52,752
               Amortization of deferred financing and consulting services              908,872           250,388
               Amortization of interest expense related to redeemable common
                   stock payable                                                             -           483,659
               Beneficial conversion feature recorded as interest expense              340,000                 -
               Derivative liability valuation                                          580,626                 -
               Common stock issued for services and interest                         1,347,768           138,750
               Common stock options and warrants issued to
                   board of directors                                                  170,138                 -
               Options issued to consultants for services                              392,380           498,832
               Options issued to related party for services                          1,072,051           182,310
               Impairment of goodwill                                                        -         1,321,164
               Interest income on restricted cash                                       (3,742)           (2,016)
               Increase in related party line of credit for services                   752,708           598,918
               Changes in operating assets and liabilities:
                   Accounts receivable                                                 163,694          (175,559)
                   Inventories                                                          31,711           286,151
                   Prepaid expenses and other assets                                   (58,729)           13,021
                   Accounts payable                                                    649,042           427,645
                   Accrued liabilities                                                 494,770           140,048
                   Deferred revenues                                                     4,105            (1,008)
                                                                                --------------------------------

                                    Net cash used in operating activities           (3,839,236)       (2,035,052)
                                                                                --------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                                               (311,730)         (102,740)
     Proceeds from the disposal of fixed assets                                          8,457             2,735
                                                                                --------------------------------

                                    Net cash used in investing activities             (303,273)         (100,005)
                                                                                --------------------------------


----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                F-10


                                                                                                 RemoteMDx, Inc.
                                                                            Consolidated Statement of Cash Flows
                                                                               For the Years Ended September 30,
                                                                                                       Continued
----------------------------------------------------------------------------------------------------------------

                                                                                    2005              2004
                                                                                --------------------------------
Cash flows from financing activities:
       Net (payments) borrowings under a related-party line of
          credit / advances                                                           (782,639)          313,136
       Net payments on a bank line of credit                                              (102)             (105)
       Payment on short-term notes payable                                             (33,787)          (45,759)
       Payment on notes payable                                                       (164,000)                -
       Payment on related party convertible notes payable                                    -           (98,794)
       Proceeds from sale of manditorily redeemable common stock                             -           225,000
       Proceeds from the issuance of SecureAlert Series A preferred stock            2,607,746                 -
       Proceeds from issuance of debt                                                2,869,224           144,500
       Proceeds from sale of common stock                                                    -           480,546
       Proceeds from sale of equity and convertible debenture                                -         1,041,742
                                                                                --------------------------------

                                      Net cash provided by financing activities      4,496,442         2,060,266
                                                                                --------------------------------

Net increase (decrease) in cash                                                        353,933           (74,791)

Cash, beginning of year                                                                 62,103           136,894
                                                                                --------------------------------

Cash, end of year                                                               $      416,036    $       62,103
                                                                                --------------------------------



Supplemental Cash Flow Information:
                                                                                      2005              2004
                                                                                --------------------------------
Cash paid for interest and taxes:
Cash paid for income taxes                                                                   -                 -
Cash paid for interest                                                          $       48,053    $       38,774


----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                F-11


                                                                                                 RemoteMDx, Inc.
                                                                            Consolidated Statement of Cash Flows
                                                                               For the Years Ended September 30,
                                                                                                       Continued
----------------------------------------------------------------------------------------------------------------

                                                                                    2005              2004
                                                                                --------------------------------
 Supplemental schedule of non-cash investing and
 financing activities:
 Issuance of 953,895 and 2,633,403 common shares, respectively, in exchange for
     2,578 and 7,097 shares of Series A preferred stock, respectively                       95               264
 Issuance of 5,870,500 and 1,157,500 common shares, respectively, for deferred
     consulting and financing services                                               3,590,910           461,700
 Issuance of 205,530 common shares for offering costs                                        -           110,986
 Utilization of borrowings under a related-party line of credit as payment for
      exercise of common stock options                                                       -           372,184
 Preferred Series A stock dividends accrued                                            512,547           525,800
 Conversion of related party line-of-credit into 740,741 common shares                       -           400,000
 Subscription receivable reduction for $600,000 reduction of notes
      payable and $100,000 reduction of accrued liabilities                                  -           700,000
 Notes payable and accrued interest converted into 750,000 and 22,427
     shares of common stock, respectively                                              318,301            33,640
 Related party line of credit increased in exchange for related party consulting services of $480,000, assumption of Company notes payable
     of $563,500, and $77,658 of accrued interest                                    1,097,988                 -
 Use of restricted cash to pay bank line-of-credit                                           -          (375,681)
 Series A preferred stock issued in settlement of related party note                   175,000                 -


----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.                                                F-12

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                     September 30, 2005 and 2004
--------------------------------------------------------------------------------

1.   Organization       RemoteMDx,  Inc. was originally  incorporated in Utah in
     and Nature         July 1995 under the name Volu-Sol, Inc. ("Volu-Sol"), as
     of Operations      a wholly  owned  subsidiary  of  Biomune  Systems,  Inc.
                        ("Biomune").  Biomune spun off Volu-Sol by  distributing
                        shares of Volu-Sol's common stock as a stock dividend to
                        the  holders  of  the  common   stock  of  Biomune  (the
                        "Distribution"). As a consequence of the Distribution, Volu-Sol commenced operations as a separate, independent company in October 1997. Effective July 27, 2001,
                        Volu-Sol changed its name to RemoteMDx, Inc. RemoteMDx, Inc. and its subsidiaries are collectively referred to as the "Company".

                        Historically, the Company's strategy was to capitalize on the global medical diagnostic industry by providing "building block" stains and reagents. Although the Company continues to conduct its medical stains and solutions business, over the past two years, management has begun to pursue a more expanded role engaging in the business of manufacturing and marketing mobile emergency and personal security systems, and tracking devices used to monitor convicted offenders in the criminal justice system. The Company's revenues for the year ended September 30, 2005, were generated primarily from the sale of personal security products and from medical stains and reagents.

                        Going Concern
                        The Company incurred a net loss and has negative cash flows from operating activities for the year ended September 30, 2005. As of September 30, 2005, the Company has a working capital deficit, a stockholders' deficit and an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        In order for the Company to remove substantial doubt about its ability to continue as a going concern, the Company must generate positive cash flows from operations, obtain positive working capital, and obtain the necessary funding to meet its projected capital investment requirements.

--------------------------------------------------------------------------------
                                                                            F-13

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1.   Organization       Going Concern - Continued
     and Nature         Management's  plans  with  respect  to this  uncertainty
     of Operations      include  converting debt obligations to equity,  raising
     Continued          additional  capital  from the sale of equity  securities
                        and  expanding  its market for its mobile  emergency and
                        tracking  products.  There can be no assurance  that the
                        Company will be able to raise sufficient capital to meet
                        its working capital needs. In addition,  there can be no
                        assurance  that the  operations  will generate  positive
                        cash  flows or that  the  Company  will be  economically
                        successful,  whether by increasing its marketing efforts
                        or  otherwise.  Further,  the  Company  may be unable to
                        complete     the      development     and     successful
                        commercialization of any new remote health monitoring or tracking products.

                        Principles of Consolidation
                        The accompanying consolidated financial statements include the accounts of RemoteMDx, Inc. and its wholly-owned subsidiaries, Volu-Sol Reagents, Inc. and SecureAlert, Inc. All intercompany balances and transactions have been eliminated upon consolidation.

2.   Summary of         Use  of  Estimates  in  the   Preparation  of  Financial
     Significant        Statements
     Accounting         The  preparation  of financial  statements in conformity
     Policies           with  U.S.  generally  accepted  accounting   principles
                        requires  management to make  estimates and  assumptions
                        that   affect  the   reported   amounts  of  assets  and
                        liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        Fair Value of Financial Statements
                        The carrying amounts reported in the accompanying consolidated financial statements for cash, accounts receivable, notes payable and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's debt obligations approximate fair value.

--------------------------------------------------------------------------------
                                                                            F-14

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


2.   Summary of         Concentration of Credit Risk
     Significant        The Company has cash in bank that, at times,  may exceed
     Accounting         federally   insured   limits.   The   Company   has  not
     Policies           experienced  any losses in such  accounts.  The  Company
     Continued          believes  it is not  exposed to any  significant  credit
                        risk on cash and short-term investments.

                        In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers. The Company maintains an allowance for uncollectable accounts receivable based upon the expected collectability of all accounts receivable.

                        The Company had sales to entities which represent more than 10% as follows for the years ended September 30:

                                                       2005           2004
                                                     --------------------------

                            Company A                $        -      $  170,000

                            Company B                $  148,500      $  163,395

                        Cash and Cash Equivalents
                        Cash  and   cash   equivalents   consist   of  cash  and
                        investments with original maturities to the Company of three months or less.

                        Accounts Receivable
                        Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Specific reserves are estimated by management based on certain assumptions and variables, including the customer's financial condition, age of the customer's receivables and changes in payment histories. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

                        A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the contractual pay date. Interest is not charged on trade receivables that are past due.

                        Inventories
                        Inventories are recorded at the lower of cost or market, cost being determined on a first-in, first-out ("FIFO") method.


--------------------------------------------------------------------------------
                                                                            F-15

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2.   Summary of         Substantially   all  items  included  in  inventory  are
     Significant        finished goods and consist of the following:
     Accounting
     Policies
     Continued

                             Mobile security                     $    198,085
                             Reagent stains raw materials              26,741
                             Reagents stains finished goods             2,727
                             Reserve for inventory obsolescence      (180,977)
                                                                 ------------
                                                                 $     46,576
                                                                 ------------

                        Provisions, when required, are made to reduce excess and obsolete inventories to their estimated net realizable values. Due to competitive pressures and technological innovation, it is possible that estimates of the net realizable value could change in the near term.

                        Property and Equipment
                        Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets, typically three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the asset or the term of the lease. Expenditures for maintenance and repairs are expensed while renewals and improvements are capitalized. When property and equipment are disposed, any gains or losses are included in the results of operations.

                        Property and equipment consisted of the following as of September 30, 2005:

                             Equipment                              $  372,923
                             Leasehold improvements                    316,147
                             Furniture and fixtures                    188,556
                                                                    ----------
                                                                       877,626

                                Accumulated depreciation              (496,911)
                                                                    ----------
                                                                    $  380,715
                                                                    ----------

--------------------------------------------------------------------------------
                                                                            F-16

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


2.   Summary of         Depreciation  expense for the years ended  September 30,
     Significant        2005 and 2004 was $36,632 and $156,603, respectively.
     Accounting
     Policies           Impairment of Long-Lived Assets and Goodwill
     Continued          The Company reviews its long-lived assets for impairment
                        when events or changes in  circumstances  indicate  that
                        the book value of an asset may not be  recoverable.  The
                        Company  evaluates,  at each balance sheet date, whether
                        events and  circumstances  have occurred  which indicate
                        possible  impairment.  The  Company  uses an estimate of
                        future  undiscounted net cash flows of the related asset
                        or group of assets over the estimated  remaining life in
                        measuring  whether  the assets are  recoverable.  If the
                        carrying amount of an asset exceeds its estimated future
                        cash flows,  an impairment  charge is recognized for the
                        amount  by  which  the  carrying   amount   exceeds  the
                        estimated  fair  value  of  the  asset.   Impairment  of
                        long-lived  assets is assessed at the lowest  levels for
                        which  there  are  identifiable   cash  flows  that  are
                        independent of other groups of assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell.
                        During the years ended September 30, 2005 and 2004, the Company recorded impairment of goodwill of $0 and $1,321,164, respectively.

                        Revenue Recognition
                        The Company derives its revenue primarily from the sale of its mobile medical emergency products with service contracts, and reagent stains. Revenue, less reserves for returns, is recognized upon shipment to the customer. Revenue from products sold with long-term service contracts are recognized ratably over the expected life of the contract. Amounts received in advance of shipment are recorded as deferred revenue.

                        Shipping and handling fees are included as part of net sales. The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of goods sold.

--------------------------------------------------------------------------------
                                                                            F-17

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2.   Summary of         Research and Development Costs
     Significant        All   expenditures  for  research  and  development  are
     Accounting         charged to expense as incurred.  These  expenditures  in
     Policies           both  2004  and  2005  were  for  the   development   of
     Continued          SecureAlert's TrackerPAL device and associated services.
                        For the years ended September 30, 2005 and 2004 research and development expenses were $1,766,791 and $205,341, respectively.

                        Stock-Based Compensation
                        The Company accounts for its stock-based compensation issued to employees and directors under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under APB No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of the Company's common stock and amortized to expense over the vesting period.

                        An alternative method to the intrinsic value method of accounting for stock-based compensation is the fair value based method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." If the Company used the fair value based method, the Company would be required to record deferred compensation based on the fair value of the stock option at the date of grant as computed using an option-pricing model, such as the Black-Scholes option pricing model. The deferred compensation calculated under the fair value based method would then be amortized over the vesting period of the stock option.

--------------------------------------------------------------------------------
                                                                            F-18

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


2.   Summary of         The following  table  illustrates the effect on net loss
     Significant        and net loss per share as if the  Company had elected to
     Accounting         use the fair  value  based  method  to  account  for its
     Policies           employee stock-based compensation.
     Continued
                                                  Years Ended September 30,
                                              --------------------------------
                                                    2005           2004
                                              --------------------------------

Net loss applicable to common
  shareholders - as reported                    $ (11,496,236) $  (6,932,511)

Deduct:  total stock based employee
compensation expense determined under fair
value based method for all awards, net of
related tax effects                                   (10,835)      (112,647)
                                              --------------------------------

Net loss - pro forma                            $ (11,507,071) $  (7,045,158)
                                              --------------------------------

Basic and diluted loss per share - as reported  $        (.33) $      ( 0.25)
                                              --------------------------------

Basic and diluted loss per share - pro forma    $        (.34) $      ( 0.25)
                                              --------------------------------

                        The fair value of each option or warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                    Years Ended
                                                   September 30,
                                         ----------------------------------
                                               2005            2004
                                         ----------------------------------

 Expected dividend yield                                -                -
 Expected stock price volatility                    106 %              95%
 Risk-free interest rate                           3.66 %            3.87%
 Expected life of options                         5 years          5 years

                        The weighted average fair value of options and warrants granted during the years ended September 30, 2005 and 2004, were $ 0.47 and $0.38, respectively.

                        The Company accounts for its stock-based compensation issued to non-employees, other than members of the Company's Board of Directors, using the fair value method in accordance with SFAS No. 123 and related

--------------------------------------------------------------------------------
                                                                            F-19

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2.   Summary of         interpretations.   Under  SFAS  No.   123,   stock-based
     Significant        compensation  is  determined as either the fair value of
     Accounting         the  consideration  received  or the  fair  value of the
     Policies           equity  instruments  issued,  whichever is more reliably
     Continued          measurable.

                        Income Taxes
                        The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized. Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

                        Net Loss Per Common Share
                        Basic net loss per common share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.

                        Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss by the sum of the weighted-average number of common shares outstanding and the weighted-average dilutive common share equivalents then outstanding. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect.

                        Common share equivalents consist of shares issuable upon the exercise of common stock options and warrants, and shares issuable upon conversion of preferred stock. As of September 30, 2005 and 2004, there were approximately 20,833,000 and 18,297,000 outstanding common share equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would be anti-dilutive. The common share equivalents listed above do not include the shares issuable upon conversion of convertible notes and debentures with embedded conversion features.


--------------------------------------------------------------------------------
                                                                            F-20

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


2.   Summary of         Recent Accounting Pronouncements
     Significant        In December 2004, the FASB issued FASB Statement No. 123
     Accounting         (revised 2004), "Shared-Based Payment." Statement 123(R)
     Policies           addresses  the   accounting  for   share-based   payment
     Continued          transactions  in which an enterprise  receives  employee
                        services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments.
                        Statement 123(R) requires an entity to recognize the grant-date fair value of stock options and share based compensation issued to employees in the statement of operations. The revised Statement generally requires that an entity account for those transactions using the fair value method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, which was permitted under Statement 123, as originally issued.

                        The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements.

                        Statement 123(R) is effective as October 1, 2006 for the Company. All public companies must use either the modified prospective or the modified retrospective transition method. The Company has not yet evaluated the impact of adoption of this pronouncement, but believes it may have a material impact on the consolidated financial statements.

                        In November 2004, the FASB issued Statement No. 151, "Inventory Costs", to amend the guidance in Chapter 4, "Inventory Pricing", of FASB Accounting Research Bulletin No. 43, "Restatement and Revision of Accounting Research Bulletins." Statement No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Statement requires that those items be recognized as current-period charges. Additionally, Statement 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement No. 151 is effective for fiscal years beginning after June 15, 2005. The Company is currently evaluating the impact of the adoption of this Statement which is required to be adopted in the Company's fiscal year ending September 30, 2006.


--------------------------------------------------------------------------------
                                                                            F-21

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


2.   Summary of         As  part  of its  short-term  international  convergence
     Significant        project with the IASB,  on December  16, 2004,  the FASB
     Accounting         issued  Statement  153 to  address  the  accounting  for
     Policies           non-monetary  exchanges of productive assets.  Statement
     Continued          15  amends  APB No.  29,  "Accounting  for  Non-monetary
                        Exchanges",  which  established  a narrow  exception for
                        non-monetary exchanges of similar productive assets from
                        fair value measurement.  This Statement  eliminates that
                        exception   and  replaces  it  with  an  exception   for
                        exchanges that do not have commercial  substance.  Under
                        Statement 153 non-monetary exchanges are required to be accounted for at fair value, recognizing any gains or losses, if their fair value is determinable within reasonable limits and the transaction has commercial substance.

                        The Statement specifies that a non-monetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange.

                        The Company has adopted this Statement in fiscal year 2005 and did not experience a material impact on the financial statements.

3.   Accrued            Accrued expenses consisted of the following at September
     Expenses           30, 2005:

                        Accrued tooling                            $     116,000
                        Accrued interest                                  38,638
                        Accrued compensation and payroll taxes           172,168
                        Accrued vacation                                  27,583
                        Accrued property taxes                            28,800
                        Funds held in escrow for third parties           270,000
                        Other                                             35,835
                                                                   -------------
                                                                   $     689,024
                                                                   -------------

4.   Bank Line of       As of  September  30,  2005,  the Company  had  $174,898
     Credit             outstanding  under a line of  credit  with  Zions  First
                        National Bank. The line of credit bears interest at 6%, matures on April 11, 2006, is limited to $175,000 plus fees, and is secured by certificates of deposit which the Company holds as restricted cash of $180,103.


--------------------------------------------------------------------------------
                                                                            F-22

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

5.   Notes Payable      Notes  payable at  September  30, 2005  consisted of the
                        following:

                        Current liabilities:

                        Unsecured note payable to a corporation
                        with interest at 5%.  The note was due
                        December 20, 2005.  This note is
                        currently in default.                       $    95,830

                        Unsecured notes payable to former
                        SecureAlert shareholders, with interest
                        at 5%, payable in installments of $80,000
                        per month until paid in full. These notes
                        are currently in default.                       169,676

                        Unsecured note payable to an entity.
                        The note has a monthly payment of $1,985.
                        The loan bears no interest, but has been
                        imputed at 8%.  The note is due
                        September 18, 2006.                              21,837
                                                                    ------------
                                                                    $   287,343
                                                                    ------------
                         Long term liabilities:

                        Unsecured convertible note payable with
                        interest at 18% (effective interest rate
                        of 29.83%), maturing on September 16, 2008.
                        Three years of prepaid interest has been
                        paid through the issuance of 363,000 shares
                        of restricted common stock valued at
                        $515,460.  The holder of the note may
                        convert any  portion of the outstanding
                        balance at the lower of 50% of the fair
                        value of the Company's common stock or
                        $0.40 per share. A beneficial conversion
                        feature of $363,000 was recorded.
                        As of September 30, 2005, the remaining
                        debt discount was $357,958.                 $     5,042

                        Unsecured convertible note payable
                        with interest at 18% (effective interest rate of 26.17%), maturing on May 3, 2008. Three years of prepaid interest has been paid through the issuance of 127,500 shares of restricted common stock valued at $68,850. The holder of the note may convert any portion of the outstanding balance at the lower of 50% of the fair value of the Company's common stock or
                         $0.40 per share. A beneficial conversion

--------------------------------------------------------------------------------
                                                                            F-23

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

5.   Notes Payable      feature of $127,500 was recorded.
     Continued          As of September 30, 2005, the remaining
                        debt  discount was $109,791.                     17,709

                        Unsecured convertible notes payable
                        with interest at 18% (effective interest
                        rate of 39.72%), and maturity dates of
                        June 15, 2008 and September 15, 2008.
                        Three years of prepaid interest has been
                        paid through the issuance of 1,280,000
                        shares of restricted common stock valued
                        at $883,600.  The holder of the note
                        may convert any portion of the  outstanding
                        balance at the lower of 50% of the fair
                        value of the Company's common stock or $
                        0.40 per share. These note have conversion
                        features that are considered embedded
                        derivatives; and therefore, are subject
                        to derivative accounting. (See Note 8)           75,834

                        Unsecured convertible notes payable with
                        interestat 18% (effective interest rate
                        of 26.15%), and maturity dates of March 7,
                        2008, April 7, 2008, and August 14, 2008.
                        Three years of prepaid interest has been
                        paid through the issuance of 600,000
                        restricted shares of common stock valued at
                        $324,000. The holder of the note may convert
                        any portion of the outstanding balance at the
                        lower of 50% of the fair value of the
                        Company's common stock or $0.40 per share.
                        A beneficial conversion feature of $320,000
                        was recorded. As of September 30, 2005, the
                        remaining debt discount was $291,598.           308,402

                        Unsecured convertible notes payable
                        with interest at 18% (effective interest rate of 54.24%), and maturity dates of May 2, 2008 and September 15, 2008. Three years of prepaid interest has been paid through the issuance of 150,000 shares of restricted common stock valued at $125,000. The holder of the note may convert any portion of the outstanding balance at the lower of 50% of the fair

--------------------------------------------------------------------------------
                                                                            F-24

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

5.   Notes Payable      value of the Company's common stock or
     Continued          $0.40 per share.  A beneficial conversion
                        feature of $150,000 was recorded.  As
                        of September 30, 2005, the remaining debt
                        discount was $135,417.                           14,583
                                                                    ------------
                                                                    $   421,570
                                                                    ============

                        The following schedule shows the principal payments due under notes payable as of September 30, 2005:

                             Year Ending September 30:                 Amount
                             ------------------------               ------------
                                 2006                               $   287,343
                                 2007                                         -
                                 2008                                 2,520,500
                                 2009                                         -
                                 2010                                         -
                                                                    ------------
                                                                    $  2,807,843
                                                                    ============

6.   Redeemable         The Company has 32,000  common shares  outstanding  that
     Common             are  redeemable  at  the  option  of the  holder  with a
     Stock              redeemable  value of  $96,000.  The  Company has not yet
                        been   released   from  the  $96,000   obiligation.   In
                        accordance  with SFAS No.  150,  Accounting  for Certain
                        Financial   Instruments  with  Characteristics  of  both
                        Liabilities and Equity, the redemption value of the redeemable shares has been recorded as a liability.

7.   Convertible        During the year ended  September  30, 2004,  the Company
     Debentures         sold  $1,450,000 of Series B Convertible  Debentures and
                        $350,000  of  Series  C  Convertible   Debentures.   The
                        Debentures are convertible automatically into shares of the Company's common stock upon the closing of a qualified equity or debt offering with gross proceeds of at least $5,000,000. Under the terms, the conversion price will equal 80% of the fair value prior to closing the offering. The Debentures bear interest at an annual rate of 10%, not including any original issue discount, with interest during the first six months of $47,954 added to the principal amount. Thereafter, interest payments will be made monthly in cash or, at the sole option of the Company, in shares of Common Stock at a price of $0.54 per share. The Debentures mature and are payable two years from each Closing, subject to the conversion as indicated above. As of September 30, 2005, the convertible debentures net of debt discount was $1,262,366.


--------------------------------------------------------------------------------
                                                                            F-25

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


8.   Derivatives        The   Company   does  not   hold  or  issue   derivative
                        instruments for trading purposes.  However,  the Company
                        has  convertible  notes  payable that  contain  embedded
                        derivatives  that require  separate  valuation  from the
                        convertible   notes.   The  Company   recognizes   these
                        derivatives  as  liabilities  in its  balance  sheet and
                        measures  them  at  their  estimated  fair  value,   and
                        recognizes  changes  in their  estimated  fair  value in
                        earnings  (losses) in the period of change.  The Company
                        has   estimated   the  fair  value  of  these   embedded
                        derivatives using the Black-Scholes model based on the historical volatility of its common stock over the past three years. The fair value of derivative instruments are re-measured each quarter.

                        During the year ended September 30, 2005, the Company issued convertible notes payable containing an embedded derivative. The Company received $1,280,000 from these convertible notes and issued 1,280,000 shares of common stock valued at $883,600 for three years of prepaid interest. The carrying value of these convertible notes payable as of September 30, 2005 was $75,834. The carrying value will be increased each quarter over the three year period as the accretion related to the embedded derivative is recorded until the carrying value equals the face value of $1,280,000. As of September 30, 2005, the derivative instruments had a fair value of $1,860,626.

9.   Preferred          The  Company  is  authorized  to issue up to  10,000,000
     Stock              shares of preferred stock,  $0.0001 par value per share.
                        The  Company's  Board of Directors  has the authority to
                        amend the Company's  Articles of Incorporation,  without
                        further   stockholder   approval,   to   designate   and
                        determine,   in  whole  or  in  part,  the  preferences,
                        limitations and relative rights of the preferred stock before any issuance of the preferred stock and to create one or more series of preferred stock.

                        Series A 10 % Convertible Non-Voting Preferred Stock
                        The Company has designated 40,000 shares of preferred stock as Series A 10% Convertible Non-Voting Preferred Stock ("Series A Preferred Stock"). As of September 30, 2005, there were 26,007 shares of Series A Preferred Stock outstanding.

                        Dividends
                        The holders of the Series A Preferred Stock, some of which are entities controlled by officers and directors of the Company, are entitled to dividends at the rate of 10 percent per year on the stated value of the Series A

--------------------------------------------------------------------------------
                                                                            F-26

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9.   Preferred          Preferred  Stock (or $200 per  share),  payable in cash,
     Stock              additional shares of Series A Preferred Stock, or common
     Continued          shares  at the  discretion  of the  Board of  Directors.
                        Dividends are fully cumulative and accrue from the date of original issuance to holders of record as recorded on the books of the Company at the record date or date of declaration if no record date is set. During the years ended September 30, 2005 and 2004, the Company recorded
                        $512,547 and $525,800 in dividends on Series A Preferred
                        Stock, respectively.

                        Convertibility
                        Series A Preferred Stock is convertible at 370 shares of common stock for each share of Series A Preferred Stock. During the year ended September 30, 2005, 2,578 shares of Series A Preferred Stock were converted into 953,895 shares of common stock. During the year ended September 30, 2004, 7,097 shares of Series A Preferred Stock were converted into 2,633,403 shares of common stock.

                        Voting Rights and Liquidation Preference
                        The holders of Series A Preferred Stock have no voting rights and are entitled to a liquidation preference of $2.00 per share plus unpaid dividends multiplied by 133 percent.

                        Optional Redemption
                        The Company may, at its option, redeem up to two-thirds of the total number of shares of Series A Preferred Stock at any time. As of September 30, 2005, the redemption price was 133 percent of the conversion price of Series A Preferred Stock; however, the Company may designate a different and lower conversion price for all shares of Series A Preferred Stock called for redemption by the Company. Through September 30, 2005, the Company has not exercised its option to redeem shares of Series A Preferred Stock.

                        Issuances of Series A Preferred Stock
                        During the year ended September 30, 2005, the Company had recorded and issued 5,236 shares of Series A Preferred Stock for payment of Series A accrued dividends.

--------------------------------------------------------------------------------
                                                                            F-27

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9.   Preferred          Series B Convertible Preferred Stock
     Stock              On June 7, 2001,  the holders of the Company's  Series A
     Continued          Preferred  Stock  approved the  designation of 2,000,000
                        shares of a new series of preferred  stock, the Series B
                        Convertible Preferred Stock ("Series B Preferred Stock") previously approved by the Board of Directors.

                        Dividends
                        The Company will not pay dividends on the Series B Preferred Stock unless dividends are declared by the Board of Directors, in which case the Series B Preferred Stock would be paid dividends prior and in preference to any declaration or payment of any dividends on the common stock, and subject to the preferences of the holders of the Series A Preferred Stock.

                        Convertibility
                        Each share of Series B Preferred Stock is convertible at any time into shares of common stock at an initial rate of $3.00 per share of common. Each share of Series B Preferred Stock will automatically convert into shares of common stock at the then effective conversion rate on the closing of a firm commitment underwritten public offering with an aggregate public offering price of not less than $20,000,000. The Company has issued shares of common stock or securities convertible into common stock for consideration per share less than $3.00 per share. The conversion rate in effect immediately prior to the issuance of those shares, the conversion rate will automatically be adjusted to a price equal to the aggregate consideration received by the Company for that issuance divided by the number of shares of common stock so issued.

                        Voting Rights and Liquidation Preference
                        Holders of shares of Series B Preferred Stock are entitled to one vote per share of Series B Preferred Stock on all matters upon which holders of the common stock of the Company are entitled to vote. Generally the holders of Series B Preferred Stock are entitled to a liquidation preference of $3.00 per share, plus all accrued and unpaid dividends. For purposes of this liquidation preference, the Series A Preferred Stock ranks on a parity with the Series B Preferred Stock.

                        Optional Redemption
                        The Company may redeem the Series B Preferred Stock at its option at any time. The redemption price will be a minimum of 110 percent of the conversion price at the date of redemption.

--------------------------------------------------------------------------------
                                                                            F-28

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


9.   Preferred          SecureAlert,  Inc.  (PAL  Services)  Series A  Preferred
     Stock              Shares
     Continued          During the year ended  September 30, 2005,  and pursuant
                        to Board of Director  approval,  the Company amended the
                        articles   of    incorporation   of   its   wholly-owned
                        subsidiary,   SecureAlert,   Inc.   (PAL   Services)  to
                        establish 3,500,000 shares of preferred stock designated as Series A Convertible Redeemable Non-Voting Preferred
                        Stock. The holders of shares of Series A Preferred Stock shall be entitled to receive quarterly dividends out of any of the SecureAlert's (PAL Services) assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common
                        Stock of SecureAlert, (PAL Services) at the rate of $1.50 per day times the number of the SecureAlert's (PAL
                        Services) parolee contracts calculated in days during the quarter. For example, if there were an average of 10,000 parolee contracts outstanding during the quarter, the total dividend would be $1,350,000 ($1.50 x 90 days x 10,000 contracts) or $0.385 per share of Series A
                        Preferred Stock. In no case will a dividend be paid if the gross revenue per contract per day to SecureAlert
                        (PAL Services) averages less than $4.50. Dividends will be paid in cash to the holders of record of shares of Series A Preferred Stock as they appear on the books and records of SecureAlert (PAL Services) on such record dates not less than ten (10) days nor more than sixty
                        (60) days preceding the payment dates thereof, as may be fixed by the Board of Directors of the Company. As a group, all Series A Preferred Stock may be converted at the holder's option at any time into an aggregate of 20% ownership of the common shares of the SecureAlert, Inc.
                        (PAL Services).

                        During the year ended September 30, 2005, the Company sold 2,990,000 of these shares for consideration of $2,990,000. Included in the total consideration was $382,254 issued as settlement of liabilities and cash proceeds of $2,607,746. The Company is currently in the process of closing approximately $500,000 to complete this offering. Because the preferred stock sold was Series A Preferred Stock of the Company's subsidiary, SecureAlert, Inc., the consideration received from the sale in the amount of $2,990,000 has been recorded similar to minority interest as a separate component of the balance sheet outside of permanent equity.

10.  Common             Authorized Shares
     Stock              The Company is  authorized  to issue  up to  100,000,000
                        shares of common stock.

--------------------------------------------------------------------------------
                                                                            F-29

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


10.  Common Stock       Common Stock Issuances
     Continued          During the year ended  September  30, 2005,  the Company
                        issued  13,733,804  shares  of common  stock.  5,148,641
                        shares  were  issued  for  services  in  the  amount  of
                        $2,822,911,   953,895   shares   were  issued  upon  the
                        conversion of 2,578 shares of Series A Preferred  Stock,
                        2,592,595  shares  were issued  upon the  conversion  of
                        466,667  shares of Series B Preferred  Stock,  3,995,154
                        shares were issued for debt and accrued interest of $2,626,522, and the remaining 1,043,519 were issued to ADP for assuming $563,500 of debt and $77,554 of accrued interest (See Note 12).

                        During the year ended September 30, 2004, the Company issued 7,478,206 shares of common stock. Of these shares, 689,229 were issued related to the exercise of stock options whereby the exercise price was paid through the extinguishment of $372,184 in borrowings under the line of credit with ADP. Of the remaining 6,788,977 shares issued, 1,157,500 shares were issued for services, 2,633,403 shares were issued upon the conversion of 7,097 shares of Series A preferred stock, 1,271,573 issued for cash of $591,638, 22,427 shares were issued for debt and accrued interest of $33,640, 963,333 shares were issued upon expiration of put options, and the remaining 740,741 were issued to ADP to reduce the ADP line of credit (See Note 12).

11.  Options and        Stock Incentive Plan
     Warrants           The Company has adopted the 1997  Volu-Sol,  Inc.  Stock
                        Incentive  Plan  (the  "1997  Plan").  The 1997 Plan was
                        approved by action of Biomune,  the original stockholder
                        of the Company, in August 1997. Under the 1997 Plan, the
                        Company  may issue  stock  options,  stock  appreciation
                        rights, restricted stock awards, and other incentives to
                        employees,  officers  and  directors  of the Company and
                        award  nonqualified  stock  options and other  awards to
                        employees and certain  non-employees  who have important
                        relationships  with the  Company.  A total of  5,000,000
                        shares were initially available for grant under the 1997
                        Plan. As of September 30, 2005, 1,465,000 shares have been granted under the 1997 Plan.

--------------------------------------------------------------------------------
                                                                            F-30

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


11.  Options and        Stock Incentive Plan - Continued
     Warrants           On February 17, 2004 the Board of Directors approved the
     Continued          2004 RemoteMDx, Inc. Stock incentive Plan ("2004 Plan").
                        The  shareholders  approved  this plan on May 19,  2004.
                        Under  the  2004  Plan,  the  Company  may  issue  stock
                        options,  stock  appreciation  rights,  restricted stock
                        awards and other  incentives to employees,  officers and
                        directors.  The 2004 Plan also provides for the award of
                        nonqualified stock options,  stock appreciation  rights,
                        bonus rights,  and other  incentive  grants to employees
                        and   certain    non-employees    who   have   important
                        relationships  with the  Company.  A total of  6,000,000
                        shares are authorized for issuance pursuant to awards granted under the 2004 Plan. During fiscal year 2005, 5,000,000 shares have been granted under this plan.

                        A summary of stock option and warrant activity, including stock options and warrants granted inside and outside the plans discussed above, for the years ended September 30, 2005 and 2004 is as follows:

                                            Number of
                                           Options and       Price Per
                                            Warrants           Share
                                        -----------------------------------

Outstanding at October 1, 2003                  7,202,343   $  .54 to 7.00
    Granted                                     2,085,000      .54 to 1.00
    Expired or cancelled                                -                -
    Exercised                                  (1,465,300)     .54 to 1.00
                                        -----------------------------------

Outstanding at September 30, 2004               7,822,043      .54 to 7.00
                                                7,849,000      .54 to 3.00
    Expired or cancelled                       (1,905,000)     .54 to 7.00
                                        -----------------------------------
Outstanding at September 30, 2005              13,766,043   $  .54 to 3.00
                                        -----------------------------------

                        The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized in the financial statements for employees, except when the exercise price is below the market price of the stock on the date of grant.


--------------------------------------------------------------------------------
                                                                            F-31

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


11.  Options and        Stock Incentive Plan - Continued
     Warrants           The following table summarizes  information  about stock
     Continued          options and warrants outstanding at September 30, 2005:

                      Options and Warrants             Options and Warrants
                          Outstanding                      Exercisable
            -------------------------------------------------------------------
                             Weighted
                              Average
                             Remaining     Weighted                  Weighted
  Range of                  Contractual     Average                    Average
  Exercise       Number         Life       Exercise       Number      Exercise
   Prices      Outstanding    (Years)        Price     Exercisable      Price
--------------------------------------------------------------------------------
$  .50 - 1.00   10,854,477    2.50       $      .64    6,929,477     $    .64
         3.00    2,911,566    1.50             3.00    2,911,566         3.00
-------------------------------------------------------------------------------

$  .50 - 3.00   13,766,043    2.93       $     0.74    9,841,043     $   0.74
-------------------------------------------------------------------------------

                        As of September  30, 2005,  9,841,043 of the  13,766,043
                        outstanding options and warrants are vested.

                        During the year ended September 30, 2005, the Company issued 7,849,000 common stock options as follows:
                        1,450,000 to employees, 599,000 to consultants,  400,000
                        to the Board of Directors, 5,000,000 to related parties (David Derrick and James Dalton), and 400,000 for debt. The exercise prices range from $0.54 to $3.00 per share. During the year ended September 30, 2004, the Company issued 2,085,000 common stock options as follows:
                        225,000 to employees, 300,000 to consultants, 60,000 to the Board of Directors, 1,000,000 to related parties
                        (ADP), and 500,000 to related parties (ADP). The exercise prices range from $0.54 to $1.00 per share.

12.  Related            The Company has entered into certain  transactions  with
     Party              related parties.  These  transactions  consist mainly of
     Transactions       financing transactions and consulting arrangements.

                        Related Party Advances Payable
                        As of September 30, 2005, the Company owed $17,615 to ADP Management, an entity owned and controlled by two of the Company's officers and directors, under a line-of-credit agreement. Outstanding amounts on the line of credit accrue at 5% and are due on July 31, 2006. During the year ended September 30, 2005, the net decrease in the related party line-of-credit was $204,931. The net decrease consisted of cash repayments during the year of $782,639, increases of $752,708 related to a monthly management fee owed to ADP Management and expenses incurred by ADP Management that are reimbursable by the Company, and a decrease of $175,000 for the purchase of SecureAlert (PAL Services) preferred stock. If the Company is unable to pay the

--------------------------------------------------------------------------------
                                                                            F-32

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



12. Related             management  fee and the  reimbursable  expenses in cash,
    Party               the related  party  line-of-credit  is increased for the
    Transactions        amount owed to ADP Management.
    Continued
                        During the year ended September 30, 2005, ADP Management
                        assumed   $563,500  of  debt  plus  $77,554  of  accrued
                        interest from various note holders for 1,043,519 shares of common stock. All note holders released the Company from these obligations.

                        During the year ended September 30, 2004, the Company converted $400,000 of amounts owed to ADP Management under the line-of-credit agreement into 740,741 shares of common stock at a conversion price of $0.54 per share.

                        Financing Transactions
                        The Company entered into a loan with an entity controlled by an employee of the Company. The loan bears interest at 17%. An origination fee of $10,000 was added to the principal balance owed under the note. Principal and interest were due November 13, 2005. The first four months are interest only and the last three months are interest and principal. This loan is secured by the stock and assets of Volu-Sol Reagents, a wholly-owned subsidiary of RemoteMDx, Inc. As of September 30, 2005, the balance net of the debt discount was $237,857. Subsequent to year end, the note was extended.

                        Consulting Arrangements
                        In March 2000, the Company agreed to pay consulting fees to ADP for assisting the Company to develop its new business direction and business plan and to provide introductions to strategic technical and financial partners. Under the terms of this agreement, ADP was paid a consulting fee of $20,000 per month and the Company agreed to reimburse the expenses incurred by ADP in the course of performing services under the consulting arrangement. The ADP agreement also requires ADP to pay the salaries of David Derrick as Chief Executive Officer and Chairman of the Board of Directors of the Company and James Dalton as president and Vice-Chairman of the Board of Directors of the Company. The Board of Directors, which at the time did not include either of these individuals, approved both of these arrangements. In May 2005, the Board of Directors approved to increase the amount of compensation paid to ADP Management from $20,000 to $40,000 per month effective October 1, 2004. The Board of Directors approved this compensation increase with David Derrick and James Dalton abstaining.



--------------------------------------------------------------------------------
                                                                            F-33

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


12.  Related            During the year ended September 30, 2005 and 2004, under
     Party              the consulting and line-of-credit arrangements described
     Transactions       above,  the Company  recorded  compensation  expense and
     Continued          other  reimbursable  expenses  incurred in behalf of the
                        Company of $752,708 and $817,583 respectively.

                        License Agreement
                        During the year ended September 30, 2003, the Company entered into a License Agreement with Matsushita Electric Works, Ltd., a Japanese corporation ("MEW"). Under the License Agreement, the Company granted MEW a nontransferable, worldwide, exclusive license under certain of the Company's patents to use, manufacture, have manufactured, market, distribute and sell the Company's one-button emergency wireless telephone device, with and without global positioning satellite technology. In connection with the new strategic alliance created by the execution of the License Agreement, MEW also made an equity investment in the Company. MEW purchased 1,000,000 shares of Series B Preferred Stock at a price of $3.00 per share. In conjunction with the sale of the Series B Preferred Stock, and as an indication of the parties' mutual interest in a long-term relationship, the Company also granted MEW a warrant to purchase 1,000,000 shares of common stock at a price of $3.00 per share. During the fiscal year ended September 30, 2005 and 2004, the Company paid MEW $0 and $292,796 for GPS products and related services.

13.  Income Taxes       For the years ended  September  30,  2005 and 2004,  the
                        Company incurred net operating losses of approximately $
                        10,984,000 and  $5,051,000 for income tax purposes.  The
                        amount of and ultimate  realization of the benefits from
                        the net operating losses is dependent, in part, upon the
                        tax laws in effect,  the Company's future earnings,  and
                        other  future  events,  the  effects of which  cannot be
                        determined.  The  Company  has  established  a valuation
                        allowance for all deferred  income tax assets not offset
                        by   deferred   income  tax   liabilities   due  to  the
                        uncertainty of their realization.  Accordingly, there is
                        no  benefit  for  income   taxes  in  the   accompanying
                        consolidated statements of operations.


--------------------------------------------------------------------------------
                                                                            F-34

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


13.  Income  Taxes      At  September  30, 2005,  the Company has net  operating
     Continued          loss  carryforwards  available to offset future  taxable
                        income of approximately  $37,239,000 which will begin to
                        expire in 2018.  The  utilization  of the net  operating
                        loss  carryforwards  is  dependent  upon the tax laws in
                        effect at the time the net operating loss  carryforwards
                        can be  utilized.  The Internal  Revenue  Code  contains
                        provisions   that  likely  could  reduce  or  limit  the
                        availability and utilization of these net operating loss carryforwards. For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place. Due to the frequency of equity transactions within the Company, it is likely that the use of net operating loss carry forwards will be limited. The
                        Company will perform an analysis to determine whether any such limitations have occurred as the net operating losses are utilized.

                        Deferred income taxes are determined based on the estimated future effects of differences between the financial statement and income tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws and the tax rates expected to be in place.

                        The  deferred  income  tax  assets   (liabilities)   are
                        comprised of the following at September 30, 2005:


                                                                  2005

                        Net operating loss carryforwards          $  13,890,000
                        Depreciation and reserves                        75,000
                        Accruals and reserves                            19,000
                        Impairment of goodwill                          460,000
                        Valuation allowance                         (14,444,000)
                                                                  -------------
                                                                  $           -
                                                                  -------------



--------------------------------------------------------------------------------
                                                                            F-35

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


13.  Income Taxes       Reconciliations  between the benefit for income taxes at
     Continued          the federal  statutory income tax rate and the Company's
                        benefit for income  taxes for the years ended  September
                        30, 2005 and 2004 are as follows:

                                                   2005             2004
                                            ----------------------------------

Federal income tax benefit at
  statutory rate                             $      3,740,000  $    2,180,000
State income tax benefit, net of
  federal income tax effect                           550,000         321,000
Other                                                  30,000          30,000
Change in valuation allowance                      (4,320,000)     (2,531,000)
                                            ----------------------------------

Benefit for income taxes                     $              -  $            -
                                            ----------------------------------


14.  Commitment         Legal Matters
     and                On October  28,  2004,  a  complaint  was filed  against
     Contingencies      SecureAlert,  Inc.,  a wholly  owned  subsidiary  of the
                        Company,  by the  OHC  Liquidation  Trust  ("OHC").  OHC
                        claimed that Oakwood  Homes made  preferential  payments
                        totaling   approximately   six  hundred  nine   thousand
                        ($609,000) to SecureAlert, a wholly owned subsidiary of RemoteMDx, during the 90 days preceding its filing for bankruptcy. In August 2005, the lawsuit was settled in the amount of $27,000. Subsequent to September 30, 2005,
                        $18,000 was paid to settle the remaining balance owed to OHC

                        Lease Obligations
                        In March 2005, the Company entered into an agreement to lease a facility under a noncancellable operating lease that expires in November 2008. Future minimum rental payments under the non-cancelable operating lease as of September 30, 2005 are approximately as follows:

                         Year Ending September 30:                  Amount
                        -------------------------             ------------------
                          2006                                 $         135,263
                          2007                                           138,992
                          2008                                           142,721
                          2009                                            24,201
                                                              ------------------
                                                               $         441,177
                                                              ==================

--------------------------------------------------------------------------------
                                                                            F-36

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


14.  Commitment         Rent expense  related to this  non-cancelable  operating
     and                lease  was  approximately  $45,000  and $0 for the years
     Contingencies      ended September 30, 2005 and 2004, respectively.
     Continued
                        In  addition,  the  Company's  wholly-owned  subsidiary,
                        Volu-Sol Reagents Corporation, leases a facility under a
                        non-cancelable  operating lease that expires in November
                        2010.   Future   minimum   rental   payments  under  the
                        non-cancelable operating lease as of September 30, 2005 are approximately as follows:

                         Year Ending September 30:                  Amount
                        -------------------------             ------------------
                          2006                                 $         68,650
                          2007                                           70,206
                          2008                                           72,020
                          2009                                           73,884
                          2010                                           75,796
                                                              ------------------
                                                               $        360,556
                                                              ==================

                        Rent expense related to this non-cancelable operating lease was approximately $68,000 and $75,000 for the years ended September 30, 2005 and 2004 respectively.

                        Indemnification Agreements
                        In November 2001, the Company's Board of Directors agreed that the Company would indemnify officers and directors of the Company against personal liability incurred by them in the conduct of their duties for the Company. In the event that any of the officers or directors of the Company are sued or claims or actions are brought against them in connection with the performance of their duties and the individual is required to pay an amount, the Company will immediately repay the obligation together with interest thereon at the greater of 10 percent per year or the interest rate of any funds borrowed by the individual to satisfy their liability.

                        Cellular Access Agreement
                        During the year ended September 30, 2004, the Company cancelled its agreement with the prior cellular organization and entered into an agreement with a new cellular company. The costs to the Company during years ended September 30, 2005 and 2004 was approximately $103,900 and $140,200 respectively.

--------------------------------------------------------------------------------
                                                                            F-37

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

15.  Segment            The  Company is  organized  into two  business  segments
     Information        based primarily on the nature of the Company's products.
                        The  Company's   Reagents  segment  is  engaged  in  the
                        business  of   manufacturing   and   marketing   medical
                        diagnostic  stains,  solutions and related  equipment to
                        hospitals  and  medical   testing  labs.  The  Company's
                        SecureAlert  segment  is  engaged  in  the  business  of
                        developing,  distributing and marketing mobile emergency
                        and  personal   security  systems  to  distributors  and
                        consumers, and tracking devices for monitoring offenders in the criminal justice system. Other (unallocated) loss consists of research and development, selling, general and administrative expenses related to the Company's corporate activities, including remote health monitoring and market and business development activities.

                        The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (see Note 2).

                        The   following   table   reflects   certain   financial
                        information relating to each reportable segment for each of the years ended September 30, 2005 and 2004:

                                                  2005             2004
                                            ----------------------------------

Net sales:
        SecureAlert                                   289,236         556,338
        Reagents                                      572,632         561,182
                                            ----------------------------------

                                             $        861,868  $    1,117,520
                                            ----------------------------------

Operating income (loss):
     SecureAlert                             $     (3,631,458) $   (2,812,314)
     Reagents                                          36,455          84,893
     Other (unallocated)                           (5,363,894)    ( 3,036,126)
                                            ----------------------------------

                                             $     (8,958,897) $   (5,763,547)
                                            ----------------------------------

Depreciation and amortization:
     SecureAlert                             $         21,144  $      140,000
     Reagents                                           1,397           1,149
     Other (unallocated)                               14,091          15,454
                                            ----------------------------------

                                             $         36,632  $      156,603
                                            ----------------------------------

--------------------------------------------------------------------------------
                                                                            F-38

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


15.  Segment
     Information
     Continued                                  2005             2004
                                            ----------------------------------

Capital expenditures:
     SecureAlert                             $        310,770  $        2,229
     Reagents                                             960         100,511
     Other (unallocated)                                    -               -
                                            ----------------------------------

                                             $        311,730  $      102,740
                                            ----------------------------------

Interest income:
     SecureAlert                             $          -      $            -
     Reagents                                           -                   -
     Other (unallocated)                                1,720           7,077
                                            ----------------------------------

                                             $          1,720  $        7,077
                                            ----------------------------------

Interest expense:
     SecureAlert                             $         13,540  $        8,077
     Reagents                                               -               -
     Other (unallocated)                            1,435,196         809,502
                                            ----------------------------------

                                             $      1,448,736  $      817,579
                                            ----------------------------------

Identifiable assets:

     SecureAlert                             $        676,867
     Reagents                                         267,309
     Other (unallocated)                              252,268
                                            ------------------

                                             $      1,196,444
                                            ------------------


--------------------------------------------------------------------------------
                                                                            F-39

                                                                 RemoteMDx, Inc.
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------




16. Subsequent          Subsequent  to  September  30,  2005,  the  Company  has
     Events             entered into several agreements:

                           a) The Board of Directors has approved the private placement with a corporation of up to 1,050,000 shares of the Company's restricted common stock at a price of $0.70 per share. Subsequent to year end, the Company has raised $700,000.
                           b) The Company entered into convertible notes with several entities totaling $575,000. These notes bear interest of 18%. Three years of prepaid interest has been paid through the issuance of 575,000 shares of restricted common stock valued at $621,000. The holder of the note may convert any portion of the outstanding balance at the lower of 50% of the fair value of the Company's common stock or $0.60 per share. These convertible notes payable have conversion features that are considered embedded derivatives; and therefore, are subject to derivative accounting. The estimated derivative value is approximately $972,000.
                           c) At September 30, 2005, the Company had $504,900 of subscription receivables. Subsequent to year end, these funds were received by the Company.
                           d) The Company issued 554,530 shares pursuant to consulting agreements.
                           e) The Company issued 6,886,649 shares of common stock from conversions of preferred stock.


--------------------------------------------------------------------------------
                                                                            F-40

                                TABLE OF CONTENTS


                                                                           Page
                                                                            No.
                                                                           -----
PART I.  FINANCIAL INFORMATION

   Item 1.  Financial Statements

            Condensed Consolidated Balance Sheet as of June 30, 2006
            (Unaudited)......................................................Q-3

            Condensed Consolidated Statements of Operations for
            the three and nine months ended June 30, 2006 and 2005
            (Unaudited)......................................................Q-4

            Condensed Consolidated Statements of Cash Flows for
            the nine months ended June 30, 2006 and 2005 (Unaudited).........Q-5

            Notes to Unaudited Condensed Consolidated Financial
            Statements (Unaudited)...........................................Q-7

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements


                                 REMOTEMDX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                                                  June 30, 2006
                                                                  --------------
 Assets
 Current assets:
    Cash                                                          $   1,517,269
    Accounts receivable, net of allowance
     for doubtful accounts of $6,500                                    147,859
    Inventories                                                         122,667
    Prepaid inventory                                                   665,652
    Prepaid expenses                                                    230,035
                                                                  --------------
                 Total current assets                                 2,683,482
 Property and equipment, net of accumulated
  depreciation and amortization of $573,083                             652,942
 Other assets                                                            48,013
                                                                  --------------
                 Total assets                                     $   3,384,437
                                                                  ==============
 Liabilities and Stockholders' Deficit
 Current liabilities:
    Accounts payable                                              $   1,767,501
    Notes payable net of debt discount of $59 (note 4)                  173,587
    Related party line of credit and note, net
      of debt discount of $4,000 (note 7)                               266,643
    Accrued liabilities                                                 446,594
    Deferred revenue                                                     17,284
    Dividends payable                                                   406,894
    Convertible debentures (note 8)                                      17,947
    Redeemable SecureAlert Series A Preferred Stock
      (note 9)                                                          600,000
    Common stock subject to mandatory redemption                         96,000
                                                                  --------------
                             Total current liabilities                3,792,450
                                                                  --------------
                             Total liabilities                        3,792,450
                                                                  --------------
 SecureAlert Series A Preferred Stock
                                                                      2,990,000
 Stockholders' deficit:
    Preferred stock:
      Series A; 10% dividend, convertible,
       non-voting; $0.0001 par value; 40,000
       shares designated;                                                     2
      17,650 shares outstanding (aggregate
       liquidation preference of $50,813)
      Series B; convertible; $0.0001 par value;
       2,000,000 shares designated; 268,332 shares                           27
        outstanding (aggregate liquidation preference
        of $804,996)
        Series C; convertible; $0.0001 par value;
        7,357,144 shares designated; 5,357,143                              536
          shares outstanding (aggregate liquidation
          preference of $9,116,340)
    Common stock;  $0.0001 par value; 100,000,000
      shares authorized, 71,878,237 shares outstanding                    7,188
    Additional paid-in capital                                      105,963,011
     Deferred compensation                                           (3,910,860)
    Subscription receivable                                            (786,885)
    Accumulated deficit                                            (104,671,032)
                                                                  --------------
                 Total stockholders' deficit                         (3,398,013)
                                                                  --------------
                 Total liabilities and stockholders' deficit      $   3,384,437
                                                                  ==============

                  See accompanying notes to unaudited condensed
                       consolidated financial statements.

                                                  REMOTEMDX, INC.
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)



                                                     Three months ended                Nine months ended
                                                          June 30,                          June 30,
                                                   2006            2005             2006              2005
                                              -------------------------------------------------------------------
Net sales                                     $       237,496   $     234,249   $     709,404    $        635,935
Cost of goods sold                                    119,408          99,454         345,869             486,661
                                              -------------------------------------------------------------------
       Gross profit                                   118,088         134,795         363,535             149,274

Research and development expenses                     876,646         482,229       2,030,818           1,084,043

Selling, general and administrative expenses
(including $6,437,105 and $1,823,000 of
compensation expense paid in stock or stock
options / warrants, for the three months
ended June 30, 2006 and 2005 respectively.
In addition, selling, general and
administrative expenses included $9,092,549
and $2,519,000 of compensation expense paid
in stock or stock options / warrants, for
the nine months ended June 30, 2006 and 2005
respectively.)                                      8,325,307       3,466,895      14,366,736           5,505,561
                                              -------------------------------------------------------------------
       Loss from operations                        (9,083,865)     (3,814,329)    (16,034,019)         (6,440,330)

Other income (expense):
   Derivative valuation gain                          731,669               -         629,308                   -
   Other income (expense)                                  (1)            (46)          2,323               5,071
   Interest income                                        531           1,063           3,779               2,739
   Interest expense                                  (687,895)       (152,297)     (6,343,793)           (874,639)
                                              -------------------------------------------------------------------
              Loss before income taxes             (9,039,561)     (3,965,609)    (21,742,402)         (7,307,159)

Income tax benefit                                          -               -               -                   -
                                              -------------------------------------------------------------------

           Net loss                                (9,039,561)     (3,965,609)    (21,742,402)         (7,307,159)
Dividends on Series A and C preferred stock        (2,648,500)       (123,930)     (2,871,830)           (385,519)
                                              -------------------------------------------------------------------

Net loss attributable to common stockholders  $   (11,688,061)  $  (4,089,539)  $ (24,614,232)   $     (7,692,678)

Net loss per common share - basic and diluted $          (.17)  $        (.12)  $        (.48)   $           (.24)
                                              ===================================================================
Weighted average shares - basic and diluted        66,875,000      34,280,000      51,817,000          32,354,000
                                              ===================================================================



                 See accompanying notes to unaudited condensed consolidated financial statements.

                                                      Q-4


                                            REMOTEMDX, INC.
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (Unaudited)

                                                                              Nine months ended
                                                                                  June 30,
                                                                      -------------------------------
                                                                             2006            2005
                                                                      -------------------------------
 Cash flows from operating activities:
    Net loss                                                          $ (21,742,402)   $   (7,307,159)
    Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation and amortization                                        76,170            26,293
        Beneficial conversion feature recorded as interest
         expense                                                            321,429           280,000
        Stock options and warrants issued for services                    4,543,997         1,344,798
        Derivative valuation liability                                     (629,308)                -
        Amortization on debt discount                                     1,234,034           100,129
        Amortization of deferred consulting and financing costs           5,200,804           596,404
        Accretion of interest expense related to redeemable
         common stock                                                     1,779,166                 -
        Common stock issued for services and interest                     2,037,207           939,099
        Interest income on restricted cash                                    5,628            (2,378)
        Increases in related party line of credit for service               503,754           579,273
        Changes in operating assets and liabilities:
            Accounts receivable, net                                        (51,078)          144,605
            Inventories                                                     (76,091)           29,059
            Prepaid expenses and other assets                              (867,467)          (55,141)
            Accounts payable                                                412,451           467,902
            Accrued liabilities                                            (297,163)          153,064
            Deferred revenue                                                   (255)            1,041
                                                                      -------------------------------
                 Net cash used in operating activities                   (7,549,124)       (2,703,011)
                                                                      -------------------------------
 Cash flows used in investing activities:
    Purchase of property and equipment                                     (348,397)         (162,416)
    Disposal of fixed assets                                                      -             2,392
                                                                      -------------------------------
                 Net cash used in investing activities                     (348,397)         (160,024)
                                                                      -------------------------------
 Cash flows from financing activities:
    Net payments from related-party line of credit                         (505,726)         (581,538)
    Net payments on bank line of credit                                        (423)                -
    Decrease in subscription receivable                                   1,430,580                 -
    Proceeds from issuance of Series C Preferred Stock                    5,818,877                 -
    Proceeds from common stock                                            1,020,000                 -
    Proceeds from the issuance of SecureAlert Preferred Stock               600,000         2,607,746
    Proceeds from issuance of notes payable                               2,321,153         1,258,000
    Payments on Series B and C Debentures                                  (387,008)                -
    Payments on notes payable                                            (1,298,699)         (164,000)
                                                                      -------------------------------
                 Net cash provided by financing activities                8,998,754         3,120,208
                                                                      -------------------------------
 Net increase (decrease) in cash                                          1,101,233           257,173
 Cash, beginning of period                                                  416,036            62,103
                                                                      -------------------------------
 Cash, end of period                                                  $   1,517,269    $      319,276
                                                                      ===============================


           See accompanying notes to unaudited condensed consolidated financial statements.

                                                  Q-5

                                 REMOTEMDX, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (Unaudited)

                                                          Nine Months ended
                                                                 June 30,
                                                      --------------------------
                                                           2006         2005
                                                       (Unaudited)   (Unaudited)
                                                      --------------------------
Cash paid for interest and taxes:
   Cash paid for income taxes                         $          -   $         -
   Cash paid for interest                             $    152,678   $    96,342

Supplemental schedule of non-cash investing and financing activities:

   Issuance of shares of common stock in exchange
       for shares of Series A Preferred Stock                  317             1
   Issuance of shares of common stock in exchange
       for shares of Series B Preferred Stock                  110             -
   Issuance of shares of common stock in exchange
       for deferred consulting services and
       financing costs                                   5,840,439       159,300

   Accrual of  Series A and C Preferred Stock
       dividends                                           406,894       261,589
   Issuance of shares of common stock in exchange
       for convertible debt with embedded
       derivative features                               2,581,319             -
   SecureAlert preferred stock issued in exchange
       for decrease in related party line of credit              -       175,000
   Payment of accrued preferred stock dividends
       through the issuance of Series A preferred
       stock                                                   212       787,389
   Issuance of SecureAlert Series A Preferred
       Stock for note payable and accrued interest               -       207,253
   Payment on SecureAlert line of credit from
       restricted cash                                     174,475             -
   Issuance of shares of Series C Preferred
       Stock from conversion of debt and accrued
       interest                                          1,037,152             -



                  See accompanying notes to unaudited condensed
                       consolidated financial statements.

                        REMOTEMDX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)





(1)      BASIS OF PRESENTATION
         ---------------------

The accompanying condensed consolidated financial statements of the Company have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the periods presented. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Form 10-KSB for the year ended September 30, 2005. The results of operations for the three and nine months ended June 30, 2006, are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2006.

Going Concern

The Company has recurring net losses and negative cash flows from operating activities, a working capital deficit, a stockholders' deficit and an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans with respect to this uncertainty include converting debt obligations to equity and raising additional capital from the sale of equity securities, obtaining debt financing and enhancing revenues and cash flows from its operations by increasing selling and marketing efforts related to new and existing products and services.

There can be no assurance that the Company will be able to raise sufficient capital to meet its working capital needs. In addition, there can be no assurance that the operations will generate positive cash flows and that the Company will be economically successful at increasing selling and marketing efforts to introduce new products into the market. Further, the Company may be unable to complete the development and successful commercialization of any new remote offender monitoring products.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly or majority-owned subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

Stock-Based Compensation

The Company accounts for its stock-based compensation issued to employees and directors under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under APB No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of the Company's common stock and amortized to expense over the vesting period.

An alternative method to the intrinsic value method of accounting for stock-based compensation is the fair value based method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." If the Company used the fair value based method, the Company would be required to record deferred compensation based on the fair value of the stock option at the date of grant as computed using an option-pricing model, such as the Black-Scholes option pricing model. The deferred compensation calculated under the fair value based method would then be amortized over the vesting period of the stock option. The Company awarded stock options to employees during the periods ended June 30, 2006 and 2005.

The following table illustrates the effect on net loss and basic and diluted loss per share had the Company adopted SFAS 123:


                                               Three months ended            Nine months ended
                                                     June 30,                   June 30,
                                             2006              2005         2006          2005
                                         ----------------------------------------------------------
Net loss attributable to common
   stockholders  - as reported           $ (11,688,061)  $ (4,089,539) $ (24,614,232) $ (7,692,678)

Deduct total stock based employee
   compensation  expense determined
   under fair value based   method for
   all awards, net of related taxes

Net loss - pro forma                        (1,386,290)                   (1,400,148)      (11,194)
                                         ----------------------------------------------------------
                                         $ (13,074,351)  $ (4,089,539) $ (26,014,380) $ (7,703,872)

                                         ----------------------------------------------------------
Basic and diluted net loss per common
   share - as reported                   $        (.17)  $       (.12) $        (.48) $       (.24)
                                         ----------------------------------------------------------
Basic and diluted net loss per common
   share - pro forma                     $        (.20)  $       (.12) $        (.50) $       (.24)
                                         ----------------------------------------------------------

The fair value of the option grants was estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                           Nine Months Ended
                                                               June 30,
                                                     ---------------------------
                                                       2006            2005
                                                     ---------------------------

                Expected dividend yield                   -                -
                Expected stock price volatility        140%             106%
                Risk-free interest rate               4.80%            3.72%
                Expected life of options            5 years          5 years

The weighted average fair value per share using the Black-Scholes Option Pricing Model of options and warrants granted during the nine months ended June 30, 2006 and 2005, was $0.64 and $0.44, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life in measuring whether the assets are recoverable.

Net Loss Per Common Share

Basic net loss per common share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss by the sum of the weighted-average number of common shares outstanding and the weighted-average dilutive common share equivalents then outstanding. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect.

Common share equivalents consist of shares issuable upon the exercise of common stock options and warrants, the conversion of the convertible debentures and related accrued interest, and shares issuable upon conversion of preferred stock. As of June 30, 2006 and 2005, there were approximately 46,958,698 and 20,436,000 outstanding common share equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would be anti-dilutive. The common share equivalents outstanding at June 30, 2006, consisted of 6,530,500 shares of common stock underlying Series A Preferred Stock, 2,367,635 shares of common stock underlying Series B Preferred Stock, 16,071,429 shares of common stock underlying Series C Preferred Stock, 38,409 shares of common stock underlying the Series B and C debentures, and 21,850,725 shares underlying options and warrants. Of the 21,850,725 shares underlying options and warrants, 17,250,357 shares underlie options and warrants which have vested and 4,600,368 shares underlie options and warrants which have not yet vested.

Revenue Recognition

The Company derives its revenue primarily from the sale of mobile emergency and personal security systems and reagent stains.

The sale of mobile emergency and personal security systems may include the security device, such as the MobilePal phone, and the related monitoring service. If the sale includes both the device and the monitoring service, revenue from the sale of the device is deferred and recognized ratably over the life of the monitoring service contract. Revenue from the monitoring service contract is recognized monthly as earned in accordance with the monitoring service contract. If the sale is for the device only and does not include the monitoring services, revenue, less reserves for returns, is recognized upon shipment to the customer. The Company records reserves for estimated returns of defective product. Amounts received in advance of shipment are recorded as deferred revenue. Shipping and handling fees are included as part of net sales. The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of goods sold.

The sale of reagent stains is recognized when an agreement with the buyer exists, the price is fixed or determinable, the product has been shipped, and collection is reasonably assured.

(2)      INVENTORIES
         -----------

Substantially all items included in inventory are finished goods and consisted of the following as of June 30, 2006:

      Offender tracking devices and accessories                     $  88,392
      Reagent stains,  net of reserve for  obsolescence                34,275
      of $65,204
                                                                    ----------
               Total                                                $ 122,667
                                                                    ==========

(3)      ACCRUED LIABILITIES
         -------------------

Accrued liabilities consisted of the following at June 30, 2006:

         Accrued tooling                             $        116,000
         Accrued interest                                      84,140
         Accrued bonuses and director fees                     30,000
         Accrued payroll and employee benefits                125,954
         Accrued commissions                                    4,500
         Other accrued expenses                                86,000
                                                     ----------------
                  Total                              $        446,594
                                                     ================

(4)      NOTES PAYABLE
         -------------

Notes payable at June 30, 2006 consisted of the following:

Current liabilities:

Unsecured notes payable to former SecureAlert
shareholders, with interest at 5%, payable in
installments of $80,000 per month until paid in full.
These notes are currently in default.                               $   169,676

Unsecured note payable to an entity.  The note has
a monthly payment of $1,985.  The loan bears no
interest, but has been imputed at 12%.  The note is
due September 18, 2006.   The note is collateralized
by the furniture purchased with the note.  As of
June 30, 2006, the unamortized debt discount was $59.                     3,911
                                                                    ------------

         Total                                                      $   173,587
                                                                    ============

(5)      BANK LINE OF CREDIT
         -------------------

As of June 30, 2006, the Company had no outstanding balance under a line of credit with Zion's First National Bank. The line of credit was paid off in April 2006 with the certificates of deposits.

On July 5, 2006, the Company opened a $4 million line of credit with Citizen National Bank. The interest rate is 8% and the line of credit matures on June 30, 2008. The line of credit is secured by letters of credit for a total of $4 million and SecureAlert's assets excluding TrackerPAL products. This note can be expanded up to $10 million under certain terms and conditions. The letters of credit were provided as collateral by four entities. The entities received a total of 400,000 shares of the Company's common stock and were reimbursed $40,000 in cash for expenses related to establishing the letters of credit. In addition, the Company will pay 11% annual interest rate, paid monthly, on the line of credit to the entities who provided and arranged for the letters of credit. As of August 9, 2006, the outstanding balance of the line of credit was approximately $1,900,000.

(6)      COMMON STOCK SUBJECT TO MANDATORY REDEMPTION
         --------------------------------------------

As of June 30, 2006, the Company had 32,000 common shares outstanding that are redeemable at the option of the holder with a redeemable value of $96,000. The Company had not yet been released from the $96,000 obligation. In accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the redemption value of the redeemable shares has been recorded as a liability.

(7)      RELATED-PARTY LINE OF CREDIT AND NOTE
         -------------------------------------

As of June 30, 2006, the Company owed to ADP Management, an entity owned and controlled by two of the Company's officers and directors, $15,643 under a line of credit agreement. Outstanding amounts on the line of credit accrue interest at 5.0% and were due in July 2006. Subsequent to June 30, 2006, the related-party line of credit was extended to July 2007. During the nine months ended June 30, 2006, the net decrease in the related party line of credit was $1,972. The net decrease consisted of net cash repayments during the nine months ended June 30, 2006, of $505,726 and net increases of $503,754 related to a monthly management fee owed to ADP Management, and expenses incurred by ADP Management that are reimbursable by the Company. Mr. Derrick's and Mr. Dalton's respective salaries are paid to ADP Management which in turn pays Messrs. Derrick and Dalton. If the Company is unable to pay the management fee and the reimbursable expenses in cash, the related party line of credit is increased for the amount owed to ADP Management.

The Company entered into a loan with an entity controlled by an employee of the Company. The loan bears interest at 17%. An origination fee of $10,000 was added to the principal balance owed under the note. Principal and interest were due November 13, 2005. The first four months are interest only and the last three months are interest and principal. This loan is secured by the stock and assets of Volu-Sol Reagents Corporation, a wholly-owned subsidiary of RemoteMDx, Inc. As of June 30, 2006, the balance, net of the debt discount, was $251,000. Subsequent to June 30, 2006, the note was paid off.

(8)      CONVERTIBLE DEBENTURES
         ----------------------

During the year ended September 30, 2004, the Company sold $1,450,000 of Series B Convertible Debentures and $350,000 of Series C Convertible Debentures. The Debentures are convertible automatically into shares of the Company's common stock upon the closing of a qualified equity or debt offering with gross proceeds of at least $5,000,000. Under the terms, the conversion price will equal 80% of the fair value prior to closing the offering. The Debentures bear interest at an annual rate of 10%, not including any original issue discount, with interest during the first six months of $47,954 added to the principal amount. Thereafter, interest payments will be made monthly in cash or, at the sole option of the Company, in shares of Common Stock at a price of $0.54 per share. The Debentures mature and are payable two years from each closing, subject to the conversion as indicated above. During the nine months ended June 30, 2006, 2,030,184 shares of common stock were issued to repay $913,583 of the Series B and C Convertible Debentures. In addition, during the nine months ended June 30, 2006, $387,008 of the Series B and C Convertible Debentures were paid off in cash. Subsequent to June 30, 2006, all Series B Convertible Debentures were paid off.

(9)      PREFERRED STOCK
         ---------------

Series A 10 % Convertible Non-Voting Preferred Stock

Each share of Series A Preferred Stock is convertible into 370 shares of common stock. During the nine months ended June 30, 2006, a total of 8,568 shares of Series A Preferred Stock were converted into 3,173,299 shares of common stock. As of June 30, 2006, there were 17,650 shares of Series A Preferred Stock outstanding, which represents 6,530,500 common stock equivalents at a conversion rate of 370 for 1. Subsequent to June 30, 2006, and through August 10, 2006, no additional shares of Series A Preferred Stock had been converted into shares of common stock.

The holders of the Series A Preferred Stock are entitled to dividends at the rate of 10 percent per year on the stated value of the Series A Preferred Stock (or $200 per share), payable in cash or in additional shares of Series A Preferred Stock at the discretion of the board of directors. Dividends are fully cumulative and accrue from the date of original issuance. During the nine months ended June 30, 2006 and 2005, the Company recorded $290,554 and $385,519, respectively, in dividends on Series A Preferred Stock.

The Company may, at its option, redeem up to two-thirds of the total number of shares of Series A Preferred Stock at a redemption price of 133 percent of the stated value of Series A Preferred Stock; however, the Company may designate a different and lower redemption price for all shares of Series A Preferred Stock called for redemption by the Company. Through June 30, 2006, the Company had not exercised its option to redeem shares of Series A Preferred Stock.

During the nine months ended June 30, 2006, the Company issued 212 shares of Series A preferred stock in satisfaction of accrued dividends on Series A preferred stock of $42,314.

Series B Convertible Preferred Stock

During the nine months ended June 30, 2006, a total of 1,100,825 shares of Series B Preferred Stock were converted into 5,656,381 shares of common stock. As of June 30, 2006, there were 268,332 shares of Series B Preferred Stock outstanding convertible into approximately 2,367,635 common shares. Subsequent to June 30, 2006, 205,001 shares of Series B Preferred Stock were converted into 1,505,000 shares of common stock.

Series C Convertible Preferred Stock

During the nine months ended June 30, 2006, the Company received subscriptions for 5,357,143 shares of Series C Convertible Preferred Stock at $1.68 per share for proceeds of $9,000,000. One share of Series C Convertible Preferred Stock is convertible into three shares of the Company's common stock, subject to adjustments. The stock has an 8% dividend that may be paid in cash or additional shares of Series C Convertible Preferred Stock at the option of the Company. The Company issued 5,357,143 shares of Series C Preferred Stock for $7,175,964 in cash, $1,037,151 from conversion of debt and accrued interest, and $786,885 in subscription receivables. Subsequent to June 30, 2006, the subscription receivables of $786,885 were collected. The holders of shares of Common underlying the Series C Convertible Preferred Stock shall be entitled to registration rights. For the nine months ended June 30, 2006, a beneficial conversion feature of $2,464,935 was recorded as a distribution to the Series C Preferred shareholders to reflect the difference between the market value of the underlying common stock and the conversion price.

SecureAlert, Inc., Preferred Shares

During the year ended September 30, 2005, and pursuant to Board of Director approval, the Company amended the articles of incorporation of its wholly owned subsidiary, SecureAlert, Inc., to establish 3,500,000 shares of preferred stock designated as Series A Convertible Redeemable Non-Voting Preferred Stock. The holders of shares of Series A Preferred Stock shall be entitled to receive quarterly dividends out of any of SecureAlert's assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of SecureAlert, at the rate of $1.50 per day times the number of SecureAlert's parolee contracts calculated in days during the quarter. For example, if there were an average of 10,000 parolee contracts outstanding during the quarter, the total dividend would be $1,350,000 ($1.50 X 90 days X 10,000 contracts) or $.385 per share of Series A Preferred Stock. In no case will a dividend be paid if the gross revenue per contract per day to SecureAlert averages less than $4.50. Dividends will be paid in cash to the holders of record of shares of Series A Preferred Stock as they appear on the books and records of SecureAlert on such record dates not less than ten (10) days nor more than sixty (60) days preceding the payment dates thereof, as may be fixed by the Board of Directors of SecureAlert. As a group, all Series A Preferred Stock may be converted at the holder's option at any time into an aggregate of 20% ownership of the common shares of SecureAlert, Inc. During the nine months ended June 30, 2006, the Company sold 600,000 of these shares for $600,000. As of June 30, 2006, there were 3,590,000 shares of SecureAlert Series A Preferred Stock outstanding.

The 600,000 shares of SecureAlert Series A Preferred Stock issued during the nine months ended June 30, 2006, have an additional feature pursuant to which the Company would buy back the SecureAlert Series A Preferred Shares and pay the investor 15% interest should the Company not have contracts for a total of 7,000 parolee units by March 31, 2006. Because the Company did not secure 7,000 parolee contracts by March 31, 2006 and in accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, the redemption value of the redeemable shares has been recorded as a liability. The Company has committed to collateralize these instruments with 600,000 free-trading shares of the Company's common stock. In addition, each holder received an option to purchase 1 share of common stock with an exercise price of $1.00 per share for each share of SecureAlert Series A Preferred Shares received. The Black-Scholes model was used to determine the value for the 600,000 options issued. The value of the options was $443,515. The detachable warrants were valued at $443,515 and the debt discount was prorated in the first and second quarter 2006. As of June 30, 2006, the debt discount had been fully amortized. To date none of the shareholders with rights to this additional feature have exercised their respective rights under this agreement.

(10)     DERIVATIVES
         -----------

The Company does not hold or issue derivative instruments for trading purposes. However, the Company had convertible notes payable that contain embedded derivatives that require separate valuation from the convertible notes. The Company recognizes these derivatives as liabilities in its balance sheet and measures them at their estimated fair value, and recognizes changes in their estimated fair value in earnings (losses) in the period of change. The Company has estimated the fair value of these embedded derivatives using the Black-Scholes model based on the historical volatility of its common stock over the past three years. The fair value of derivative instruments are re-measured each quarter. During the nine months ended June 30, 2006, and the year ended September 30, 2005, the Company issued convertible notes payable containing embedded derivatives. The Company received a total of $1,855,000 from these convertible notes ($575,000 during the nine months ended June 30, 2006 and $1,280,000 from the prior year ended September 30, 2005). The Company issued 1,855,000 shares of common stock valued at $1,539,100 for three years of prepaid interest.

During the nine months ended June 30, 2006, the Company paid $1,080,000 toward these convertible notes. In addition, $775,000 of these notes converted into 2,284,351 shares of common stock. As of June 30, 2006, all convertible notes payable were paid off.

(11)     COMMON STOCK
         ------------

During the nine months ended June 30, 2006, the Company issued 26,749,195 shares of common stock as follows:

         o 5,796,428 shares were issued for services performed for a value of $3,884,107.

         o 10,539,753 shares were issued for debt and accrued interest for a value of $7,587,782.

         o 8,829,680 shares were issued from Series A and B Preferred Stock conversions.

         o 1,583,334 shares were issued for $1,020,000 in cash, net commission of $35,000.

Common Stock Subject to Redemption

Of the shares of common stock outstanding at June 30, 2006, a total of 32,000 shares are subject to redemption. These shares are redeemable by the Company for $96,000.

Common Stock Options and Warrants

As of June 30, 2006, 17,250,357 of the 21,850,725 outstanding options and warrants were vested with a weighted average exercise price of $0.72 per share. During the nine months ended June 30, 2006, 11,379,076 options were issued with an exercise price range of $0.56 and $0.75 per share. Of the 11,379,076 options and warrants, 6,778,708 are vested and 4,600,368 have not yet vested.

(12)     SEGMENT INFORMATION
         -------------------

The Company is organized into two business segments based primarily on the nature of the Company's products. The Reagents segment is engaged in the business of manufacturing and marketing medical diagnostic stains, solutions and related equipment to hospitals and medical testing labs. The SecureAlert segment is engaged in the business of developing, distributing and marketing mobile emergency and personal security systems to distributors and consumers. Other (unallocated) loss consists of research and development, selling, general and administrative expenses related to the Company's corporate activities, including remote health monitoring and market and business development activities.

The following table reflects certain financial information relating to each reportable segment for each of the three-month periods ended June 30, 2006 and 2005:
                                                 Three Months Ended
                                                      June 30,
                                          ---------------------------------
                                               2006               2005
                                          ---------------------------------
Sales to external customers:
     SecureAlert                          $     80,589       $       81,216
     Reagents                                  156,907              153,033
                                          ---------------------------------
                                          $    237,496       $      234,249
                                          ---------------------------------
Net (loss) income from operations:
     SecureAlert                          $ (2,086,587)      $     (992,447)
     Reagents                                  (57,934)              27,550
     Other (unallocated)                    (6,895,040)          (3,000,712)
                                          ---------------------------------
                                          $ (9,039,561)      $   (3,965,609)
                                          ---------------------------------

The following table reflects certain financial information relating to each reportable segment for each of the nine-month periods ended June 30, 2006 and 2005:
                                                   Nine Months Ended
                                                       June 30,
                                          ---------------------------------
                                                2006               2005
                                          ---------------------------------
Sales to external customers:
     SecureAlert                          $    233,521       $      216,626
     Reagents                                  475,883              419,309
                                          ---------------------------------
Total Sales                               $    709,404       $      635,935
                                          ---------------------------------
Net (loss) income from operations:
     SecureAlert                          $ (4,749,211)      $   (2,398,551)
     Reagents                                  (43,382)              30,060
     Other (unallocated)                   (16,949,809)          (4,938,668)
                                          ---------------------------------
                                          $(21,742,402)      $   (7,307,159)
                                          ---------------------------------
Identifiable assets:
     SecureAlert                          $  1,712,770
     Reagents                                  202,950
     Other (unallocated)                     1,468,717
                                          ------------
Total assets                              $  3,384,437
                                          ============

(13)     SUBSEQUENT EVENTS
         -----------------

Subsequent to June 30, 2006, the Company entered into the following transactions:

         A. On August 4, 2006, the Company, closed a private placement of shares of its common stock. The Company sold 5,300,000 shares of its common stock (the "Shares"), at a purchase price of $1.30 per share, for aggregate proceeds to the Company of $6,890,000. In connection with the sale of the Shares, the Company granted registration rights to the purchasers, in connection with which the Company agreed to file a registration statement to register the resale of the Shares by the purchasers within 60 days of the closing. The Company also agreed to use its best efforts to have the registration statement declared effective within 120 days of the filing. In the event that the registration statement is not filed within 60 days of the closing or effective within 120 days of the filing, the Company is required to pay a 5% penalty to the investors.
         B. On July 10, 2006, the shareholders approved increasing the total authorized shares of the Company's common stock from 100,000,000 to 175,000,000 shares. In addition, the total authorized preferred stock was increased from 10,000,000 to 20,000,000 shares.
         C. On July 5, 2006, the Company entered into a revolving line of credit arrangement with Citizen's National Bank (the "Lender"). Under this arrangement, the Company and the Lender entered into a Promissory Note in the principal amount of $4 million (the

              "Note"), pursuant to which the Lender may advance $4 million under the Note to the Company upon receipt of satisfactory collateral documents. This Note can be expanded up to $10 million under certain terms and conditions. The Note accrues interest at the Prime Rate as published in the Wall Street Journal (8% per annum as of the date of the Note). The Company must pay all outstanding principal and interest on the Note in one payment on June 30, 2007. The Note may be prepaid in full at any time without penalty, except that the Lender is entitled to a minimum interest charge of $100. The Note is secured by all of the assets of the Company which secures all advances made by the Lender to the Company. SecureAlert, Inc. also granted to the Lender a security interest in all of its assets, excluding TrackerPAL products, which secures all advances made by the Lender to the Company. The Note will also be secured by an Unconditional Irrevocable Letter of Credit to be issued to the Lender on behalf of the Company by United States Trust Company, N.A. in the amount of $4 million (the "USTC LOC"). Under the revolving line of credit arrangement, the Lender has agreed to lend up to an additional $6 million, provided that, among other things, such loans are secured by additional letters of credit in the amount of such loans. As of August 9, 2006 the outstanding balance of the line of credit was approximately $1,900,000.

Table of Contents



Summary about RemoteMDx Inc.
  and this offering                        5
Risk factors                              13
Use of proceeds                           22
Determination of offering price           22
Description of business                   22
Management's discussion and analysis
  or plan of operation                    34            RemoteMDx, Inc.
Forward-looking statements                43
Series C Convertible Preferred Stock      43              27,760,429
Selling Shareholders                      43                SHARES
Plan of distribution                      51
Regulation M                              53             COMMON STOCK
Legal Proceedings                         53
Directors, executive officers,                       ____________________
  promoters and control persons           53
Commission's position on                                  PROSPECTUS
  indemnification for Securities
  Act liabilities                         56          ___________________
Security ownership of certain
  beneficial owners and management        56           October __, 2006
Description of common stock               58
Certain relationships and related
  Transactions                            63
Market for common equity and related
  stockholder matters                     63
Executive compensation                    67
Changes in and disagreements with
  accountants on accounting and
  financial disclosure                    70
Index to financial statements             71
Experts                                   71
Legal matters                             71

____________________

Dealer Prospectus Delivery Obligation. Until
[a date which is 90 days from the  effective
date of this  prospectus],  all dealers that
effect  transactions  in  these  securities,
whether   or  not   participating   in  this
offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.      Information Not Required in the Prospectus

Item 24. Indemnification of Directors and Officers

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except for damages for breach of such duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the unlawful payment of dividends. Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of Remote MDx. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance And Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

        Registration Fees                                    $    5,793.00
        Transfer Agent Fees                                       1,000.00
        Costs of Printing and Engraving                           5,000.00
        Legal Fees                                               25,000.00
        Accounting Fees                                          25,000.00
                                                             -------------
            Total Estimated Costs of Offering                $   61,793.00

Item 26. Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

The following information summarizes certain information for all securities we have sold during the past two fiscal years without registration under the Securities Act.

In each of these transactions the securities were issued to individuals or entities that were "accredited investors" as that term is used in Rule 501 under Regulation D of the Securities Act, and the issuance of the securities was accomplished without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act afforded by
Section 4(2), including Rule 506 of Regulation D under the Securities Act.

For the Nine Months Ended June 30, 2006

During the nine months ended June 30, 2006, we issued 26,749,195 shares of common stock as follows:

         - 5,796,428 shares were issued for services performed for a value of $3,884,107.
         - 10,539,753 shares were issued for debt and accrued interest for a value of $7,587,782.
         - 8,829,680 shares were issued from Series A and B Preferred Stock conversions.
         - 1,583,334 shares were issued for $1,020,000 in cash, net commission of $35,000.

Subsequent to June 30, 2006, we closed a private placement of shares of our common stock. We sold 5,300,000 shares of our common stock (the "August Shares"), at a purchase price of $1.30 per share, for aggregate proceeds to us of $6,890,000. In connection with the sale of the Shares, we granted registration rights to the purchasers, in connection with which we agreed to file a registration statement to register the resale of the Shares by the purchasers within 60 days of the closing. We also agreed to use our best efforts to have the registration statement declared effective within 120 days of the filing. In the event that the registration statement is not filed within 60 days of the closing or effective within 120 days of the filing, we are required to pay a 5% penalty to the investors.

Between March 2006, and June 2006, we sold a total of 5,357,143 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock") in a private offering (the "Preferred Stock Offering"). We sold 617,352 shares of Preferred Stock in connection with the conversion of $1,037,151 of previously existing debt instruments, and 4,739,791 shares for cash proceeds of $7,962,849. The purchase price for the Preferred Stock was $1.68 per share. At the closing of the Preferred Stock Offering, we had 5,357,143 shares of Series C Preferred Stock outstanding.

Fiscal Year 2005

During the year ended September 30, 2005, we issued 13,733,804 shares of common stock without registration of the offer and sale of the securities under the Securities Act of 1933, as amended, as follows:

         - 3,995,154 shares were exchanged for debt and accrued interest of $2,626,522;

         - 1,043,519 shares were issued in consideration of reduction in related-party debt of $563,500 plus $77,554 of accrued interest;

         - 5,148,641 shares were issued for services in the amount of $2,822,911;

         - 953,895 shares were issued upon the conversion of 2,578 shares of our Series A Preferred Stock; and

         - 2,592,595 shares were issued upon the conversion of 466,667 shares of our Series B Preferred Stock.

         - See footnote 16 to the financial statements for a discussion of financing activities subsequent to September 30, 2005.

Fiscal Year 2004

During the year ended September 30, 2004, we issued 6,514,873 shares of common stock without registration of the offer and sale of the securities under the Securities Act of 1933, as amended, as follows:

         -    1,271,573 shares were issued for cash proceeds of $591,638;

         - 22,427 shares were exchanged for debt and accrued interest of $33,640;

         - 689,229 shares were issued in connection with the exercise of stock options in the amount of $372,184;

         -    740,741   shares  were   issued   upon   exercise  of  options  in
              consideration of reduction in related-party debt of $400,000;

         -    1,157,500 shares were issued for services;

         - 2,633,403 shares were issued upon the conversion of 7,097 shares of our Series A Preferred Stock; and

         - $1,106,412 of convertible debentures. These debentures can be converted at the election of the debenture holders into approximately 1,400,000 shares of common stock (at an assumed conversion price of $1.00/share). The conversion price is 80% of the per share price of the next qualified offering. A qualified offering is an offering exceeding $5,000,000 of net proceeds to us.

In each of these transactions the securities were issued to individuals or entities that were "accredited investors" as that term is used in Rule 501 under Regulation D of the Securities Act, or the issuance of the securities was accomplished without registration under the Securities Act in reliance on other exemptions from the registration requirements of the Securities Act afforded by
Section 4(2), including Rule 506 of Regulation D under the Securities Act.

Item 27. Exhibits

Copies of the following documents are filed with this registration statement as exhibits:

Exhibit No.       Document

3.01(1) Articles of Incorporation dated July 27, 1995 and Articles of Amendment dated September 8, 1997 (incorporated by reference to Exhibit 3 to the Company's Registration Statement and Amendments thereto on Form 10-SB, filed October 1, 1997).
3.01(2) Articles of Amendment dated July 31, 2001to Articles of Incorporation, and changing name of Company to RemoteMDx, Inc. (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(3) Certificate of Amendment to Designation of Rights and Preferences dated June 15, 2001, adopting Amended and Restated Designation of Rights and Preferences of Series A 10% Convertible Non-Voting Preferred Stock (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(4) Articles of Amendment dated July 31, 2001 to Articles of Incorporation adopting Designation of Rights and Preferences of Series B Convertible Preferred Stock (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(5) Certificate of Amendment dated January 16, 2002 to Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock of RemoteMDx, Inc., adopting Third Amended and Restated Designation of Rights and Preferences of Series A 10% Convertible Non-Voting Preferred Stock (incorporated by reference to Exhibit 3 to the Annual Report on Form 10-KSB of the Company filed January 22, 2002).
3.01(6) Certificate of Amendment dated December 16, 2003 to Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock of RemoteMDx, Inc., increasing number of shares of Series A Preferred to 40,000 (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).

3.01(7) Articles of Amendment to the Articles of Incorporation of the Company dated October 3, 2005, increasing number of shares of Common Stock to 100,000,000 (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(8) Articles of Amendment to the Articles of Incorporation of the Company, dated March 23, 2006 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed March 24, 2006, and incorporated by reference herein).
3.01(9) Articles of Amendment to Articles of Incorporation, filed July 12, 2006 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed July 18, 2006, and incorporated by reference herein).
3.02 Bylaws of the Company adopted August 28, 1995 (incorporated by reference to Exhibit 3 to our Registration Statement on Form 10-SB, filed October 1, 1997)

5                 Opinion of Durham Jones & Pinegar, P.C.

10.01 Promissory Note Issued to J. Lee Barton, dated February 6, 2006, in the principal amount of $500,000 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed March 24, 2006, and incorporated by reference herein).
10.02 Promissory Note Issued to Mark Peterson, dated February 17, 2006, in the principal amount of $500,000 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed March 24, 2006, and incorporated by reference herein).
10.03             Form  of  Series  C  Convertible   Preferred   Stock  Purchase
                  Agreement.
10.04 Common Stock Purchase Agreement between the Company and the investors named therein, dated as of August 4, 2006 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed August 7, 2006, and incorporated by reference herein).
10.05 1997 Stock Incentive Plan (incorporated by reference to our Registration Statement and Amendments thereto on Form 10-SB, effective December 1, 1997).
10.06 2004 RemoteMDx Stock Option Plan (incorporated by reference to the definitive proxy statement of the Company filed on May 19,
                  2004).
10.07 Agreement for cellular service with AT&T dated October 14, 2004 (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
10.08 Loan Agreement (as amended and extended) dated March 5, 2002 between ADP Management and the Company, effective December 31, 2001 (filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 2001).
10.09 License Agreement between RemoteMDx, Inc. and SecureAlert, Inc. as licensor and Matsushita Electric Works, Ltd., as licensee (April 12, 2002; previously filed as an exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002).
10.10             Agreement with ADP Management, Derrick and Dalton (April 2003;
                  previously filed as an exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003).
10.11 Form of Convertible Note Purchase Agreement between the Company and certain investors, together with exhibits including form of Convertible Note (previously filed as an exhibit to the Company Current Report on Form 8-K filed on November 2, 2005, and incorporated by reference herein).
10.12 Form of Convertible Bridge Note purchase agreement between the Company and certain investors, together with exhibits including form of Convertible Bridge Note (previously filed as an exhibit to the Company Current Report on Form 8-K filed on November 2, 2005, and incorporated by reference herein).
10.13 Form of Debenture Purchase Agreement between the Company and certain investors, together with exhibits including form of Debenture and Debenture Registration Rights Agreement (previously filed as an exhibit to the Company Current Report on Form 8-K filed on November 2, 2005, and incorporated by reference herein).

10.14 Senior Secured Convertible Promissory Note, dated December 22, 2005, payable to Anasazi Partners III, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.15 Senior Secured Convertible Promissory Note, dated December 22, 2005, payable to Clydesdale Partners, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.16 Senior Secured Convertible Promissory Note, dated February 1, 2006, payable to Anasazi Partners III, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.17 Senior Secured Convertible Promissory Note, dated February 1, 2006, payable to Clydesdale Partners, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.18 Security Agreement between Citizen National Bank and the Company (July 2006) (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference).
10.19 Promissory Note between Citizen National Bank and the Company (July 2006) (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference).
10.20 Change in Terms Agreement between Citizen National Bank and the Company (August 2006) (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference).
10.21             Agreement  to Provide  Letter of Credit by and among  David S.
                  Pottruck Revocable Trust u/a dtd 9-29-89 and RemoteMDx, Inc., and SecureAlert, Inc., dated July 28, 2006
10.22             Agreement  to Provide  Letter of Credit by and among Stuart J.
                  Kahn, John C. Walsey and William B. Stevenson, and RemoteMDx, Inc., and SecureAlert, Inc., dated August 2, 2006.
10.23 Agreement to Provide Letter of Credit by and among Clydesdale Partners, LLC, and RemoteMDx, Inc., and SecureAlert, Inc., dated June 30, 2006.
10.24             Agreement  to  Provide  Letter of Credit by and among  Paul F.
                  Klapper and Vickie Klapper, as trustees of the Klapper Family Trust, established by trust agreement dated December 8, 2003, and RemoteMDx, Inc., and SecureAlert, Inc., dated June 30, 2006.

23.1              Consent of Tanner LC
23.2              Consent of Hansen Barnett & Maxwell
23.3              Consent of Counsel (included in Exhibit 5 Opinion Letter)

24.               Power of Attorney (see page II-4).

_______________


Item 28. Undertakings

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.4242(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Salt Lake City, Utah, on October 4, 2006.

                                    REMOTEMDX, INC.
                                    A Utah corporation

                                    By:    /s/ David Derrick
                                           -----------------------------------
                                           David Derrick
                                    Its:   Chief Executive Officer and Chairman


POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints and hereby authorizes David Derrick with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in his capacity as a director, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.



/s/ James J. Dalton                                           October 4, 2006
----------------------------------------------
James J. Dalton
President and Vice Chairman

/s/ Michael Acton                                             October 4, 2006
----------------------------------------------
Michael G. Acton
Chief Financial Officer, Secretary/Treasurer


/s/ Peter McCall                                              October 4, 2006
----------------------------------------------
Peter McCall
Director


/s/ Robert E. Childers                                        October 4, 2006
----------------------------------------------
Robert E. Childers
Director

Exhibit No.       Document

3.01(1) Articles of Incorporation dated July 27, 1995 and Articles of Amendment dated September 8, 1997 (incorporated by reference to Exhibit 3 to the Company's Registration Statement and Amendments thereto on Form 10-SB, filed October 1, 1997).
3.01(2) Articles of Amendment dated July 31, 2001to Articles of Incorporation, and changing name of Company to RemoteMDx, Inc. (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(3) Certificate of Amendment to Designation of Rights and Preferences dated June 15, 2001, adopting Amended and Restated Designation of Rights and Preferences of Series A 10% Convertible Non-Voting Preferred Stock (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(4) Articles of Amendment dated July 31, 2001 to Articles of Incorporation adopting Designation of Rights and Preferences of Series B Convertible Preferred Stock (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(5) Certificate of Amendment dated January 16, 2002 to Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock of RemoteMDx, Inc., adopting Third Amended and Restated Designation of Rights and Preferences of Series A 10% Convertible Non-Voting Preferred Stock (incorporated by reference to Exhibit 3 to the Annual Report on Form 10-KSB of the Company filed January 22, 2002).
3.01(6) Certificate of Amendment dated December 16, 2003 to Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock of RemoteMDx, Inc., increasing number of shares of Series A Preferred to 40,000 (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(7) Articles of Amendment to the Articles of Incorporation of the Company dated October 3, 2005, increasing number of shares of Common Stock to 100,000,000 (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
3.01(8) Articles of Amendment to the Articles of Incorporation of the Company, dated March 23, 2006 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed March 24, 2006, and incorporated by reference herein).
3.01(9) Articles of Amendment to Articles of Incorporation, filed July 12, 2006 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed July 18, 2006, and incorporated by reference herein).
3.02 Bylaws of the Company adopted August 28, 1995 (incorporated by reference to Exhibit 3 to our Registration Statement on Form 10-SB, filed October 1, 1997)

5                 Opinion of Durham Jones & Pinegar, P.C.

10.01 Promissory Note Issued to J. Lee Barton, dated February 6, 2006, in the principal amount of $500,000 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed March 24, 2006, and incorporated by reference herein).
10.02 Promissory Note Issued to Mark Peterson, dated February 17, 2006, in the principal amount of $500,000 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed March 24, 2006, and incorporated by reference herein).
10.03             Form  of  Series  C  Convertible   Preferred   Stock  Purchase
                  Agreement.

10.04 Common Stock Purchase Agreement between the Company and the investors named therein, dated as of August 4, 2006 (filed previously as an exhibit to the Company's Current Report on Form 8-K, filed August 7, 2006, and incorporated by reference herein).
10.05 1997 Stock Incentive Plan (incorporated by reference to our Registration Statement and Amendments thereto on Form 10-SB, effective December 1, 1997).
10.06 2004 RemoteMDx Stock Option Plan (incorporated by reference to the definitive proxy statement of the Company filed on May 19,
                  2004).
10.07 Agreement for cellular service with AT&T dated October 14, 2004 (filed previously as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005, and incorporated by reference herein).
10.08 Loan Agreement (as amended and extended) dated March 5, 2002 between ADP Management and the Company, effective December 31, 2001 (filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 2001).
10.09 License Agreement between RemoteMDx, Inc. and SecureAlert, Inc. as licensor and Matsushita Electric Works, Ltd., as licensee (April 12, 2002; previously filed as an exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002).
10.10             Agreement with ADP Management, Derrick and Dalton (April 2003;
                  previously filed as an exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003).
10.11 Form of Convertible Note Purchase Agreement between the Company and certain investors, together with exhibits including form of Convertible Note (previously filed as an exhibit to the Company Current Report on Form 8-K filed on November 2, 2005, and incorporated by reference herein).
10.12 Form of Convertible Bridge Note purchase agreement between the Company and certain investors, together with exhibits including form of Convertible Bridge Note (previously filed as an exhibit to the Company Current Report on Form 8-K filed on November 2, 2005, and incorporated by reference herein).
10.13 Form of Debenture Purchase Agreement between the Company and certain investors, together with exhibits including form of Debenture and Debenture Registration Rights Agreement (previously filed as an exhibit to the Company Current Report on Form 8-K filed on November 2, 2005, and incorporated by reference herein).
10.14 Senior Secured Convertible Promissory Note, dated December 22, 2005, payable to Anasazi Partners III, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.15 Senior Secured Convertible Promissory Note, dated December 22, 2005, payable to Clydesdale Partners, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.16 Senior Secured Convertible Promissory Note, dated February 1, 2006, payable to Anasazi Partners III, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.17 Senior Secured Convertible Promissory Note, dated February 1, 2006, payable to Clydesdale Partners, LLC. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005, and incorporated herein by reference).
10.18 Security Agreement between Citizen National Bank and the Company (July 2006) (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference).
10.19 Promissory Note between Citizen National Bank and the Company (July 2006) (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference).

10.20 Change in Terms Agreement between Citizen National Bank and the Company (August 2006) (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference).
10.21             Agreement  to Provide  Letter of Credit by and among  David S.
                  Pottruck Revocable Trust u/a dtd 9-29-89 and RemoteMDx, Inc., and SecureAlert, Inc., dated July 28, 2006
10.22             Agreement  to Provide  Letter of Credit by and among Stuart J.
                  Kahn, John C. Walsey and William B. Stevenson, and RemoteMDx, Inc., and SecureAlert, Inc., dated August 2, 2006.
10.23 Agreement to Provide Letter of Credit by and among Clydesdale Partners, LLC, and RemoteMDx, Inc., and SecureAlert, Inc., dated June 30, 2006.
10.24             Agreement  to  Provide  Letter of Credit by and among  Paul F.
                  Klapper and Vickie Klapper, as trustees of the Klapper Family Trust, established by trust agreement dated December 8, 2003, and RemoteMDx, Inc., and SecureAlert, Inc., dated June 30, 2006.

23.1              Consent of Tanner LC
23.2              Consent of Hansen Barnett & Maxwell
23.3              Consent of Counsel (included in Exhibit 5 Opinion Letter)

24.               Power of Attorney (see page II-4).

_______________